CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered	Proposed Maximum Offering Price per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Shares, par value of CHF 24.15 per share	41,116 shares(1)	$119.61(5)	$4,917,884.76(5)	$495.23(7)
Common Shares, par value of CHF 24.15 per share	32,424 shares(2)	$119.61(5)	$3,878,234.64(5)	$390.54(7)
Common Shares, par value of CHF 24.15 per share	4,204 shares(3)	$78.23(6)	$328,878.92(6)	$33.12(7)
Common Shares, par value of CHF 24.15 per share	520,000 shares(4)	$119.61(5)	$62,197,200.00(5)	$6,263.26(7)
Total	597,744 shares	—	$71,322,198.32	$7,182.15

(1)	Represents the maximum number of Chubb Limited Common Shares (“Common Shares”) to be delivered to individuals who, as of January 14, 2016, were former employees (the “Former Employees”) of The Chubb Corporation (“Chubb Corp”), which Chubb Limited acquired on January 14, 2016, in connection with the settlement of performance unit awards held by the Former Employees.
(2)	Represents the maximum number of Common Shares to be delivered to the Former Employees in connection with the settlement of deferred equity awards held by the Former Employees.
(3)	Represents the maximum number of Common Shares to be delivered to the Former Employees in connection with the exercise of options to acquire Common Shares held by the Former Employees.
(4)	Represents the maximum number of Common Shares to be sold to the Former Employees in connection with the exercise by the Former Employees of a reinvestment right to acquire Common Shares under the Capital Accumulation Plan of The Chubb Corporation.
(5)	Pursuant to Rule 457(c) and 457(h)(1) promulgated under the Securities Act of 1933 (the “Securities Act”) and solely for the purpose of calculating the registration fee, the proposed maximum offering price per unit and proposed maximum aggregate offering price are based on $119.61, which is the average of the high and low prices of Common Shares as reported on the NYSE on March 23, 2016.
(6)	Pursuant to Rule 457(h)(1) promulgated under the Securities Act and solely for the purpose of calculating the registration fee, the proposed maximum offering price per unit and proposed maximum aggregate offering price are based on the weighted-average price at which the options may be exercised, which is $78.23, calculated as the quotient of (x) $328,879 (the aggregate exercise price for the options held by the Former Employees), divided by (y) 4,204 (which is the number of Common Shares deliverable upon exercise of the options held by Former Employees).
(7)	Computed in accordance with Rule 457(r) under the Securities Act.

Filed Pursuant to Rule 424(b)(2)
Registration No. 333-207570

PROSPECTUS SUPPLEMENT

(to Prospectus Dated October 23, 2015)

Chubb Limited 597,744 common shares, par value CHF 24.15

This prospectus supplement relates to 597,744 common shares of Chubb Limited (“Chubb Limited”, “we”, “our” or the “Company”), par value CHF 24.15 (the “Common Shares”), that may be delivered or sold to individuals who, as of January 14, 2016, were former employees (the “Former Employees”) of The Chubb Corporation (“Chubb Corp”), following the merger, on January 14, 2016, of Chubb Corp with a wholly owned subsidiary of Chubb Limited (the “Merger”). The Common Shares will be delivered or sold in connection with the settlement of performance unit awards and deferred equity awards held by the Former Employees, the exercise of options to acquire Common Shares held by Former Employees, and the exercise by the Former Employees of a reinvestment right to acquire Common Shares under the Capital Accumulation Plan of The Chubb Corporation (the “401(k) Plan”).

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE COMMON SHARES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This prospectus supplement does not constitute an issue prospectus pursuant to Article 652a or Article 1156 of the Swiss Code of Obligations. The Common Shares will not be listed on the SIX Swiss Exchange. No shares will be newly issued in connection with this prospectus supplement, and this prospectus supplement is not for use in connection with any new share issuances.

The Common Shares trade under the symbol “CB” on the New York Stock Exchange (“NYSE”).

Investing in the Common Shares involves risks. See “Risk Factors” on page S-1, and under similar headings in other documents that are incorporated by reference into this prospectus supplement.

The date of this prospectus supplement is March 25, 2016.

We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate as of the date on the front of this prospectus supplement only. Our business, financial condition, results of operations and prospects may have changed since that date.

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ABOUT THIS PROSPECTUS SUPPLEMENT

You should rely only on information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. We have not authorized anyone to provide you with information that is different. The information in this prospectus supplement and the accompanying prospectus may only be accurate as of the date of this prospectus supplement.

This document is in two parts. The first part is this prospectus supplement (including Exhibit A), which describes the specific terms of this offering of Common Shares and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement.

Information contained on the Chubb Transition Website, which is referred to below and in Exhibit A, is not intended to be incorporated by reference in this prospectus supplement and you should not consider that information a part of this prospectus supplement.

References in this prospectus supplement and the accompanying prospectus to “Chubb,” “we,” “us,” “our” and the “Company,” refer to Chubb Limited but not, unless the context otherwise requires or unless otherwise stated, its subsidiaries.

RISK FACTORS

You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus supplement and the accompanying prospectus, including the information discussed in “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 (which is incorporated by reference into this prospectus supplement and the accompanying prospectus) and any discussions of risk factors included in our Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K filed after the date of this prospectus supplement (which will be incorporated by reference into this prospectus supplement and the accompanying prospectus). We encourage you to read those risk factors in their entirety. Any of the risks described therein could result in a significant or adverse effect on our results of operations or financial condition.

USE OF PROCEEDS

We will not receive any proceeds from the delivery of Common Shares covered by this prospectus supplement with respect to the settlement of performance unit awards and deferred equity awards.

We will receive proceeds from the sale of Common Shares covered by this prospectus supplement (i) through the exercise of options held by Former Employees and (ii) pursuant to the reinvestment in the “New Chubb” Stock Fund and/or the “New Chubb” ESOP Stock Fund (described in “Plan of Distribution” and “Additional Information With Respect to the 401(k) Plan” below) of the cash portion of the merger consideration received by the Former Employees with respect to their shares of Chubb Corp common stock, par value $1.00 per share (“Chubb Corp Common Stock”) held through the 401(k) Plan. We have no assurance that any Cash Consideration will be reinvested in the Chubb Limited Share Fund.

We intend to use any proceeds from the sale of Common Shares covered by this prospectus for general corporate purposes, which may include repayment of indebtedness, expansion of our net underwriting capacity and acquisitions.

PLAN OF DISTRIBUTION

We are offering 41,116 Common Shares deliverable upon the settlement of performance unit awards held by the Former Employees at the end of the performance period specified in the applicable award agreement under The Chubb Corporation Long-Term Incentive Plan (2009) (the “2009 LTIP”) and The Chubb Corporation Long-Term Incentive Plan (2014) (the “2014 LTIP”).

We are offering 32,424 Common Shares deliverable upon the settlement of deferred equity awards held by the Former Employees on the dates specified in the applicable award agreements under The Chubb Corporation Long-Term Incentive Plan (2004) (the “2004 LTIP”) and the 2009 LTIP.

We are offering 4,204 Common Shares deliverable upon the exercise of options held by the Former Employees under the 2009 LTIP and the 2014 LTIP.

We are offering 520,000 Common Shares to the Former Employees who held Chubb Corp Common Stock through Chubb Stock Fund and/or Chubb ESOP Stock Fund under the 401(k) Plan. Upon the completion of the Merger, each share of Chubb Corp Common Stock in the Chubb Stock Fund and/or Chubb ESOP Stock Fund under the 401(k) Plan was automatically converted into the right to receive (i) $62.93 in cash (the “Cash Consideration”) and (ii) 0.6019 of a Common Share held through a stock fund created by the conversion of the Chubb Stock Fund and/or Chubb ESOP Stock Fund into a stock fund designed to invest in Common Shares (the “ ‘New Chubb’ Stock Fund” and/or the “ ‘New Chubb’ ESOP Stock Fund”). The Common Shares offered pursuant to the 401(k) Plan will be purchased by Fidelity Management Trust Company, the administrator of the 401(k) Plan, through the NYSE. We will pay certain administrative fees and expenses of Fidelity in connection with certain aspects of the 401(k) Plan. See “Additional Information about the CCAP—Who Pays CCAP Costs” in Exhibit A.

We do not know whether any of the Common Shares acquired by the Former Employees and covered by this prospectus supplement will subsequently be resold.

The foregoing discussion is qualified in its entirety by the full text of the 2004 LTIP, the 2009 LTIP, the 2014 LTIP and the 401(k) Plan, which have been incorporated by reference in the registration statement.

Former employees should consult with their own tax and/or financial advisors with respect to their individual investments in Common Shares, and to the extent they are resident outside of the United States, they should discuss the tax consequences of such investment with tax and/or financial advisors in their jurisdiction.

ADDITIONAL INFORMATION WITH RESPECT TO THE 401(K) PLAN

The Company is making this prospectus supplement available to Former Employees who participated in the Chubb Stock Fund and/or the Chubb ESOP Stock Fund under the 401(k) Plan prior the Merger to provide them the opportunity to reinvest the Cash Consideration with respect to such funds in the “New Chubb” Stock Fund and/or the “New Chubb” ESOP Stock Fund under the
401(k) Plan.

All participants and former participants in the Chubb Stock Fund and/or the Chubb ESOP Stock Fund of the 401(k) Plan have previously been sent a transition guide for the 401(k) Plan dated January 2016 (the “Transition Guide”), a 401(k) Plan Balance Decision Guide, and a document titled “Understanding net unrealized appreciation” (the “NUA Guide”). These documents also contain important information which you should take into consideration when making your decision.

As explained in the Transition Guide, as of the date we acquired Chubb Corp, approximately 50% of any balances that you had in the Chubb Stock Fund and/or Chubb ESOP Stock Fund of the 401(k) Plan converted to the “New Chubb” Stock Fund and/or the “New Chubb” ESOP Stock Fund and approximately 50% of such balances converted to the Money Market Portfolio - Chubb Stock – Government and/or the Money Market Portfolio - ESOP Stock – Government (the “New Money Market Funds”)). This prospectus supplement now offers you the opportunity to exchange your balances in the New Money Market Funds for stock units in the 401(k) Plan “New Chubb” Stock Fund and/or the “New Chubb” ESOP Stock Fund. The price for each stock unit so purchased will be the closing price of a Common Share of the Company on the NYSE on the date you make such exchange, provided that you initiate the exchange prior to 4:00 p.m. Eastern Standard Time. Exchanges initiated after 4:00 p.m. will be valued as of the close of the next business day.

As explained in the Transition Guide, net unrealized appreciation (“NUA”) is the difference between the price you initially paid for Chubb Corp stock (its cost basis) and the current market value of Chubb Common Shares. With respect to shares of stock distributed from the 401(k) Plan in a lump sum distribution in connection with the occurrence of certain events such as separation from service, attainment of age 59 1⁄2, death or disability, NUA is not subject to tax until the company stock is sold and it is not subject to an early withdrawal penalty. When the stock is sold, the NUA is subject to tax at capital gains rates — not ordinary income tax rates, which can be much higher. If you don’t preserve your NUA, all distributions will be taxed at your current income tax rate.

Effective immediately prior to our acquisition of Chubb Corp, the 401(k) Plan was amended to freeze and terminate the plan so that no additional benefits would be accrued under the 401(k) Plan after the date of the acquisition. We have requested a final determination letter from the Internal Revenue Service regarding the qualified status of the 401(k) Plan as of the date of such termination. Following the receipt of such determination letter, which we expect to occur in twelve to eighteen months from the date of termination, we will take steps to transfer any remaining account balances in the 401(k) Plan to another tax-qualified plan maintained by the Company and such transfer will involve liquidating any remaining amounts in the “New Chubb” Stock Fund and/or “New Chubb” ESOP Stock Fund.

If you want to preserve your maximum NUA for tax purposes, you must take the cash in your New Money Market Fund and use it to purchase stock in the “New Chubb” Stock Fund and/or “New Chubb” ESOP Stock Fund no later than April 12, 2016, and you must then transfer the shares in the “New Chubb” Stock Fund and/or “New Chubb” ESOP Stock Fund into a non-retirement brokerage account prior to the date that such funds are liquidated as part of the termination process of the 401(k) Plan described above. You can take the cash in your New Money Market Fund and use it to purchase stock in the “New Chubb” Stock Fund and/or “New Chubb” ESOP Stock Fund on Fidelity NetBenefits® by clicking on the orange button on www.netbenefits.com/chubb. If you leave your balance in a New Money Market Fund beyond April 12, 2016 or exchange it into other investment options, you will no longer be able to retain the cost basis of your former Chubb Corp shares now associated with the New Money Market Fund. After reinvesting a New Money Market Fund balance into the “New Chubb” Stock Fund and/or “New Chubb” ESOP Stock Fund if you want to transfer such shares into a non-retirement brokerage account in order to preserve your cost basis for NUA treatment, call a Fidelity Guidance Representative at 1-800-939-2227, and the Representative can help you get your balance moved in kind into a non-retirement brokerage account.

For a more complete description of the 401(k) Plan, see the summary plan description/prospectus attached as Exhibit A to this prospectus supplement and incorporated herein by reference. Exhibit A contains important information about the 401(k) Plan, including U.S. federal tax consequences of participation, and you should read that document carefully before making any decisions. You should also discuss your options with your tax and/or financial advisor before you take any action. If you are resident outside of the United States you should discuss the tax consequences of participation with a tax and/or financial advisor in your jurisdiction. Please note that the summary plan description/prospectus attached as Exhibit A is dated December 12, 2014 and does not reflect the termination of the 401(k) Plan. Certain sections, such as those that describe the accrual of additional benefits, may no longer be applicable following such termination.

The foregoing discussion is qualified in its entirety by the full text of the 401(k) Plan, which has been incorporated by reference in the registration statement.

For more information, or if you need additional copies of the Transition Guide, the 401(k) Plan Balance Decision Guide or the NUA Guide, you can access the Chubb Transition Website at www.netbenefits.com/chubb or by calling the HR Service Center at 1-855-MyCHUBB (1-855-692-4822) or the Fidelity Guidance Center at 1-800-939-2227. Representatives are available Monday through Friday 8:30 am to 9:00 p.m. ET, excluding most NYSE holidays.

For a description of the Common Shares see the capital stock description beginning on page 8 of the accompanying prospectus.

VALIDITY OF COMMON SHARES

The validity of the Common Shares offered hereby has been passed upon for Chubb Limited by
Bär & Karrer AG.

EXPERTS

The financial statements, financial statement schedules and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Responsibility for Financial Statements and Internal Control Over Financial Reporting), incorporated into this prospectus supplement and accompanying prospectus by reference to Chubb Limited’s Annual Report on Form 10-K for the year ended December 31, 2015, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Ernst & Young LLP, independent registered public accounting firm, has audited Chubb Corp’s consolidated financial statements filed as an exhibit to Chubb Limited’s Current Report on Form 8-K/A, filed on March 24, 2016, as set forth in their report, which has been incorporated by reference into the registration statement. Chubb Corp’s financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

Exhibit A

CAPITAL ACCUMULATION PLAN OF THE CHUBB CORPORATION1

SUMMARY PLAN DESCRIPTION/PROSPECTUS

[1]	On June 30, 2015, ACE Limited (“ACE”) entered into an Agreement and Plan of Merger (the “merger agreement”) with The Chubb Corporation (“Chubb”), and William Investment Holdings Corporation (“Merger Sub”). By virtue of the merger agreement, Merger Sub merged with and into Chubb, with Chubb continuing as the surviving corporation and a wholly owned indirect subsidiary of ACE (the “merger”). The merger was consummated on January 14, 2016.

References in this prospectus to “Chubb” or any variant thereof means (a) prior to the effective time of the merger, Chubb and its subsidiaries and (b) after the effective time of the merger, ACE and, as applicable, its subsidiaries. For the avoidance of doubt, references to the common stock of Chubb should be read as references to common shares of ACE.

CAPITAL ACCUMULATION PLAN OF

THE CHUBB CORPORATION

SUMMARY PLAN DESCRIPTION/PROSPECTUS

This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933.

This document is dated December 12, 2014.

•	This summary plan description provides an overview of how the Capital Accumulation Plan of The Chubb Corporation (the “CCAP”) works and your rights and obligations under the CCAP. Because it is only a summary, however, it does not contain all of the details included in the legal documents governing the CCAP. In case of a conflict between the information in this summary and the legal CCAP documents, the legal CCAP documents govern.

•	Neither the delivery of the summary plan description nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in The Capital Accumulation Plan of The Chubb Corporation or the affairs of The Chubb Corporation since the date as of which information has been given herein.

•	The Chubb Corporation has not authorized anyone to give you any information that differs from the information in this summary plan description. If you receive any different information, you should not rely on it.

•	This prospectus, and all documents incorporated herein, does not constitute an offer to sell, or the solicitation of an offer to buy, the securities to which it relates in any circumstances in which such offer or solicitation is unlawful.

CAPITAL ACCUMULATION PLAN OF

THE CHUBB CORPORATION

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OVERVIEW

An Overview of the Chubb Capital Accumulation Plan (CCAP)

Most people agree that saving for the future is not easy. The CCAP provides a unique opportunity for you to save while taking advantage of features of the CCAP that are not available elsewhere. Some of these features include:

You direct Chubb to withhold a portion of your pay (between 1% and 50%) in any combination of pre-tax and after-tax contributions you choose for deposit in your CCAP account.

Any pre-tax contributions you make are excluded from your taxable income, so you save on your taxes.

Chubb matches some or all of your contributions. For every eligible pre-tax dollar you contribute, Chubb contributes an additional dollar to your account, up to 4% of your eligible compensation on a per pay period basis.

You choose how to invest the money in your account among a number of investment funds which have investment strategies ranging from conservative to aggressive. The earnings on your investments are not subject to current taxation and remain in your account, where they may continue to grow. All assets of the CCAP are held in a trust by the CCAP trustee, Fidelity Management Trust Company.

Chubb’s Employer Stock Ownership Plan (the “ESOP”) was merged into the CCAP in 2004. Any amounts you held in the ESOP at that time were transferred to the CCAP. Any amounts you held in the ESOP in Chubb common stock were transferred to the Chubb ESOP Stock Fund within the CCAP. Although you may transfer amounts out of the Chubb ESOP Stock Fund, you are not permitted to transfer amounts into this fund (other than through the re-investment of dividends). You, however, may transfer amounts to the Chubb Stock Fund (which is otherwise identical to the Chubb ESOP Fund). All participants are 100% vested in the ESOP Stock Fund if still employed by Chubb.

The CCAP generally covers eligible employees of Chubb and Chubb subsidiaries that are participating employers in the Plan. A complete list of participating employers is available and may be obtained upon written request to the Employee Benefits Committee.

CHUBB EXPRESS, our interactive voice response system at Fidelity, provides a convenient, easy way for you to access account and investment information or to initiate transactions with a minimum of paperwork. You can call Chubb Express at 1-800-9392227.

You also can log on to Fidelity’s NetBenefits at www.netbenefits.com/chubb for information, to view your individual account statement, to request materials, and to initiate certain transactions.

When you retire or leave Chubb for any reason, you will be able to elect to have the vested money in your account paid to you. You will owe taxes on the taxable portion paid to you, but you may be eligible to continue to delay taxation by transferring your account to an individual retirement account or other tax-qualified plan.

These features make the dollars you and Chubb contribute to your account more valuable. The CCAP is a simple, automatic way for you and Chubb to work together toward your future financial security.

ELIGIBILITY AND PARTICIPATION

When You are Eligible

You are eligible to participate in the CCAP if you:

Are employed in the United States by a participating employer or are on the United States payroll of a participating employer; or on a Chubb payroll in Puerto Rico, and

Are not employed in any of the following groups: Hourly-paid employees;

Summer interns;

Doctors, nurses, technicians, and clerical help employed to render medical services to employees under workers’ compensation or employer liability policies and whose compensation is directly chargeable as project site medical expense against such policies;

Leased employees, outsourced workers who are former employees, temporary workers, independent contractors or consultants, even if a court or governmental authority reclassifies you as a common-law employee.

To Make Your Own Contributions

You may begin contributing (pre-tax and/or after-tax) on the first day of the month following completion of one full calendar month of eligible service. Please note that, when you first become an eligible employee of Chubb, you will be automatically enrolled in CCAP at a contribution rate of 4% of your pre-tax eligible earnings (base pay, bonus, overtime, and profit sharing award). If you do not wish to contribute to the CCAP, you must change your contribution rate to 0 (zero) within the first 30 calendar days of your eligibility to avoid being automatically enrolled. You may increase or decrease your contribution rate at any time.

Also, if you opted out of the automatic enrollment provisions of the CCAP, and elected to contribute 0% to the CCAP, during the first payroll in January of each plan year you will automatically be enrolled, or reenrolled at 4% of your pre-tax eligible earnings, unless you again opted out of such contributions. Furthermore, on the anniversary date of any participant being automatically enrolled in the CCAP, such participants will have their pre-tax contributions automatically increased by 1%, unless they elect to opt-out of this increase in contributions. The automatic escalation provisions do not apply to employees who voluntarily participate in the CCAP. Please realize that the automatic enrollment and the separate automatic escalation provisions of the CCAP are intended to help you save for your retirement. However, the ultimate decision regarding the amount to contribute to the CCAP is always an individual decision, subject to your decisions with the advice of your family and your financial advisors.

To Receive Matching Company Contributions

You become eligible for the Chubb match on the first day of the month following completion of one full calendar month of eligible service.

Eligibility Year of Service

A year of service for “eligibility” generally includes all time worked from your date of hire (or rehire) until the anniversary date of your date of hire (or rehire).

Eligible Service

For purposes of determining (1) your eligibility to make contributions (pre-tax and/or after-tax), (2) your eligibility to receive Chubb matching contributions, and (3) your years of vesting service (see section on “Vesting”), eligible service generally includes your period of employment with Chubb or Chubb subsidiary and also includes the following:

If you terminate employment with Chubb and you are reemployed within one year of the earlier of (1) the date you terminate employment or (2) the first day of your absence from employment immediately preceding your termination date, the period between your date of termination (or absence, if earlier) and the date you are reemployed;

The period of your absence from employment because of qualified military service upon reemployment;

If you terminate employment with Chubb and are later reemployed, your eligible service prior to termination and your eligible service after reemployment will be aggregated after you complete a year of eligible service following reemployment; and

Break in Service

A break in service generally occurs when you do not complete an entire 12-consecutive-month period of employment, commencing on the date on which you terminate service. Special rules will apply if you are absent from employment due to maternity or paternity leave. In general, these rules provide that you are credited with sufficient eligible service to prevent a break in service.

A maternity or paternity leave means a temporary absence from work with Chubb for any of the following reasons:

•	your pregnancy;

•	the birth of your child;

•	the placement of a child with you in connection with your adoption of such child; or

•	the caring for such child for a period beginning immediately following such birth or placement.

For an absence to qualify as maternity or paternity leave, you must furnish the Employee Benefits Committee, in a timely manner, with such information and documentation to establish that an absence from work is for reasons referred to above and the number of days for which there was such absence. Your employment shall be deemed terminated on the first anniversary of the first date of the maternity/paternity leave, and you will have incurred a one-year break in service on the second anniversary of the first day of the maternity/paternity leave.

How to Enroll

If you first become an eligible employee of Chubb on or after July 1, 2008, you will be automatically enrolled in CCAP at a contribution rate of 4% of your pre-tax eligible earnings (base pay, bonus, overtime, and profit sharing award). Your contributions will be invested in a Vanguard Target Retirement Date Fund (based on your age and a retirement age of 65) or another fund that has been pre-selected by the Retirement Investment Committee (the “Default Fund”). If you do not wish to contribute to the Plan, you must change your contribution rate to 0 (zero) within the first 30 calendar days of your eligibility. You may always increase or otherwise change your contribution rate, as well as make your own investment elections at any time.

When you become eligible to participate, Fidelity will send to your home address “Your Guide to Getting Started.” This will explain your options under the CCAP. You can:

•	Do nothing, and the 4% pre-tax contribution will take effect;

•	Choose a higher or lower contribution percentage; or

•	Opt out of participation in the CCAP. However, if you opt-out you will not receive any Employer Matching Contributions. Also, if you opt-out, you will automatically be reenrolled in the CCAP during the first payroll in each January, unless you continue to opt-out of the CCAP.

•	Please also remember that once you are auto enrolled in the CCAP, your pre-tax contribution will automatically be escalated 1% annually as of the first payroll in January, unless you elect otherwise.

Unless you opt out, pre-tax contributions will begin as soon as practicable (not less than 30 days and no more than 90 days after you receive notice from Fidelity explaining your options). You have 90 days from the automatic enrollment date to request a refund of all contributions (including earnings up to the date of the withdrawal) made to your CCAP account and stop your ongoing contributions. If you receive a refund, any Chubb matching contributions that have been made will be forfeited.

To change your enrollment, call Chubb Express at 1-800-939-2227 or visit www.netbenefits.com/chubb.

Naming Your Beneficiary

When you enroll in CCAP, you will be asked to name a beneficiary (the person who will receive the value of your account in the event of your death). Your beneficiaries can include your spouse, children, parents, or others. If you are married and you name someone other than (or in addition to) your spouse as primary beneficiary, however, your spouse must consent to your decision in writing in the presence of a notary public.

You can name one or more primary and contingent beneficiaries. Primary beneficiaries receive your unpaid benefits in the event of your death. Contingent beneficiaries receive your benefits if none of your primary beneficiaries are living at the time of your death. Benefits are divided equally among your primary beneficiaries or your contingent beneficiaries unless you indicate another arrangement. If you do not designate a beneficiary or beneficiaries, or your beneficiary or beneficiaries pre-decease you, your benefits will be paid to your spouse if you are married at the time of your death, or if no spouse survives you, to your estate.

Maintaining Your Beneficiary Information

You can change your beneficiary designation or add a beneficiary at any time (subject to the rules of the CCAP). You are responsible for ensuring that your beneficiary information reflects your current wishes and should periodically review your beneficiary designation, particularly if your life circumstances change (such as upon marriage, divorce or birth of a child). Your CCAP beneficiary information is recorded on Fidelity’s on-line beneficiary services at www.netbenefits.com/chubb, where you can review it and update it yourself. If you do not have access to the internet or if you need help working with your beneficiary information, call Fidelity at 1-800-939-2227.

Vesting

You earn a right to keep Chubb matching contributions and earnings on those contributions through a process called “vesting.” Once you are vested, Chubb matching contributions and earnings on these contributions are yours to keep. If you leave employment before you’re 100% vested, all or a portion of the matching contributions and earnings in your account will be forfeited. Please see the section on “Restoration of Forfeitures.” You, however, are always 100% vested in your own contributions to the CCAP, as well as the earnings on those contributions.

Your level of vesting depends on your number of years of vesting service. A year of service for “vesting” is measured from your date of hire (or rehire) until your date of departure. Service need not be consecutive or continuous and all fractional service will be aggregated on the basis that 365 days of service equal one year of vesting service. All service while you are on the Chubb payroll counts toward vesting including time in a part-time status or with a nonparticipating Chubb company. Time as a temporary worker or on another payroll, however, does not count.

Leave of Absence and Military Service

If you are on a leave of absence on account of military or other governmental service or for any other reason approved by Chubb, you will continue to earn service credit for vesting and any other purpose. You will not be credited with service for any portion of a leave of absence lasting more than 12 months, except as required by law with respect to qualified military service.

Vesting Schedules

Prior to January 1, 2002, the CCAP vesting schedule was five-year cliff vesting. This meant that five years of service were required for you to receive any of Chubb matching contributions and earnings on Chubb matching contributions if you left Chubb.

Effective January 1, 2002, the CCAP vesting schedule changed to six-year graded vesting. Under that vesting schedule, Chubb matching contributions and earnings on the matching contributions started vesting sooner (a portion after only two years of service).

Effective January 1, 2012, the CCAP vesting schedule changed to three-year cliff vesting. This means that three years of service are required for full vesting in Chubb matching contributions and earnings on the matching contributions.

If you were hired before January 1, 2012, you will vest in your CCAP account according to the vesting schedule that provides the most favorable treatment (the three-year cliff vesting schedule, the six-year graded vesting schedule or, if applicable, the five-year cliff vesting schedule). If you were hired on or after January 1, 2012, only the three-year cliff schedule applies.

With reference to any of the above vesting schedules, if on January 1, 2012 a CCAP participant had three years of service, he or she would be 100% vested with respect to Chubb matching contributions and earnings on the matching contributions.

With respect to any CCAP participant who was active as of December 31, 2011, eligible to participate in the CCAP prior to January 1, 2012, but not fully vested, such participant will vest in Chubb matching contributions and earnings on the matching contributions in accordance with the following vesting schedule:

Years of Vesting Service as of January 1, 2012	Vested Percentage of Matching Contributions and Any Associated Earnings
Less than 3	0%
3 or more	100%

Restoration of Forfeitures

If your employment terminates before you are fully-vested in your Chubb matching contributions, you will not forfeit any of your accounts if you are reemployed by Chubb or a participating employer before incurring a break in service (as described above under “When You Are Eligible”) of five years or more. If you are reemployed after a break in service of five years or more, forfeited amounts will not be reinstated.

If You Are Rehired

If you are rehired, there are three important CCAP dates you will want to know:

1.	When you will be eligible to make your own contributions,

2.	When you will be eligible for Chubb matching contributions, and

3.	When you will be vested.

When You Are Eligible to Make CCAP Contributions

If you are rehired and you return to work in an eligible status, you are eligible to make CCAP contributions (pre-tax and/or after-tax) on the first day of the month following completion of one full calendar month of eligible service.

Call Chubb Express at 1-800-939-2227 or visit www.netbenefits.com/chubb to enroll. Your contributions will begin as soon as administratively possible.

When You Are Eligible for Chubb Matching Contributions

If you are rehired, you return to work in an eligible status, and you previously were eligible for matching contributions, you will be eligible for matching contributions upon your rehire date.

If you are rehired, you return to work in an eligible status, and you previously were not eligible for matching contributions, you will be eligible for matching contributions on the first day of the month following completion of one full calendar month of eligible service.

When You Are Vested

In general, the vesting rules and service crediting rules in place on your original date of hire will apply if you are rehired. If you are rehired on or after January 1, 2008, all of your prior service will be aggregated with your future service for vesting purposes.

If you are rehired before January 1, 2008, please refer to the section on “Eligible Service” for purposes of determining your years of service for vesting purposes.

If you have been rehired more than once, your vesting will be calculated based on all eligible service in accordance with the provisions of the CCAP.

Employment Status Changes

If you are a CCAP participant and your employment status changes to one that is not eligible for CCAP, you cannot contribute to CCAP or receive Chubb matching contributions. Your CCAP account, however, will be maintained and you will generally continue to accrue vesting service. You will be able to exchange your existing account balances among the investment funds. You cannot take a loan from CCAP, however, while you are in a non-eligible status. If you have any active loans, your semi-monthly repayments continue.

If You Transfer Between Chubb Companies

If you are not a CCAP participant and you transfer from an international company to a domestic company that participates in CCAP, you may enter the CCAP the first day of the month following completion of one full calendar month of eligible service.

If you are a CCAP participant and you transfer to a company that does not participate in CCAP, your account balance will be maintained in the CCAP and you will continue to accrue vesting service. Your funds will remain invested and you may request that your statement be mailed to you, or you may access your statement on-line at www.netbenefits.com/chubb. You will be able to exchange your existing account balances among the investment funds. You will not be eligible for any other transactions (for example, loans or hardship withdrawals), however, while you are employed by a non-participating company.

ACCESSING YOUR ACCOUNT INFORMATION

How to Obtain Account Information

There are three ways you can get the information you need to manage your CCAP account:

1.	Chubb Express,

2.	Fidelity NetBenefits, or

3.	Fidelity Investments representatives.

CHUBB EXPRESS

Chubb Express is an interactive telephone-based system that makes it quick and easy for you to obtain information and initiate CCAP transactions.

To use Chubb Express or to speak with a representative, dial any of these numbers from any touch-tone phone.

Within the United States:

1-800-939-2227 or 1-800-655-0962 for the TDD Line for the hearing impaired.

Outside of the United States:

Call the AT&T toll-free access number for the country you are calling from and dial 1877-833-9900 to speak with a customer service representative.

Chubb Express is generally available 24 hours a day. Customer service representatives are available Monday through Friday from 8:30 a.m. to midnight (Eastern Standard Time). Representatives are not available on weekends or holidays.

If you are using Chubb Express, you can confirm transaction requests by calling back to hear a message that your transaction is “pending” (waiting to be processed). Exchanges, loans, and withdrawals are processed daily. If you want to change or cancel a request before it is processed, you must call Chubb Express or go back into the website again before 4:00 p.m. on the day you requested the transaction. If you do not change or cancel within that time frame, your transaction will be processed.

FIDELITY NETBENEFITS

Log on to www.netbenefits.com/chubb.

Your Personal Identification Number (PIN)

Whether you choose to access your CCAP account by Internet or phone, you will need a PIN. For security purposes, you will need to establish a PIN during your first online visit to Fidelity NetBenefits or during your first call. This PIN will allow you to access your CCAP (and ESOP) account. Be sure to choose a PIN that is easy to remember because you will need it each time you use Fidelity NetBenefits or call. Your PIN is used to identify you as the participant and is for your exclusive use. Please safeguard this number and notify a Fidelity representative immediately if you believe it has been used improperly.

Setting-up Your PIN on Fidelity NetBenefits

Step 1. Go to www.netbenefits.com/chubb and click on “Access My Account”

Step 2. Enter your Social Security number, then click “Create Your PIN”

Step 3. Follow the step-by-step instructions

Setting-up Your PIN Using the Automated Voice Response System

Step 1. Call Chubb Express at 1-800-939-2227

Step 2. Enter your Social Security number, then press the pound key (#)

Step 3. Follow the step-by-step instructions

If you forget your PIN, you can easily choose a new one through the automated system or with the help of a representative. The table below will help you decide what access method will work best for you depending on what you want to do:

	Chubb Express	ChubbNet/ NetBenefits	Fidelity Representative
	Virtually 24 hours a day/7 days a week		Monday – Friday 8:30 a.m. to midnight EST
Enroll in the CCAP (subject to eligibility	X	X	X
Establish or change your CCAP PIN	X	X	X
Set up Personal Account Option	X
On-Line Beneficiary Designation		X
Check current account balances	X	X	X
Check transaction history	X	X	X
Obtain current prices and yields	X	X	X
Obtain real-time market index quotes	X	X	X
Check current investment selection	X	X	X
Change your investment elections	X	X	X
Exchange between investment elections	X	X	X
Check/change your payroll deduction percentage	X	X	X
Transfer among investment options	X	X	X
Obtain historical fund performance information	X	X	X
Check current loan balance	X	X	X
Obtain available loan & withdrawal amounts	X	X	X
Initiate loans and withdrawals	X	X	X
CCAP withdrawals or final distributions that include company stock
Lump sum loan repayment information	X	X	X
Model a new loan	X	X	X
Obtain information on withdrawals & distributions	X	X	X
Hardship withdrawal applications			x
Address change for inactive employees only			x
Rollovers to a Qualified Plan or IRA
Request mutual fund prospectuses & CCAP info	X	X	X
Obtain general 401(k) information	X	X	X

Your Mailing Address

Your paper CCAP account statements, confirmation of any account activity, and loan and withdrawal checks are mailed to the most recent home address in your Fidelity record. Make sure that this address is correct at all times.

The home address on your Fidelity record is automatically updated from MyChubb. Most employees can view their address in MyChubb and update it themselves. If you need help updating your address, call HR Shared Services at 1-888-500-5999.

CONTRIBUTIONS TO THE CCAP

Pre-Tax and After-Tax Contributions

Your contributions can be a combination of pre-tax and after-tax contributions; however, your total contributions cannot add up to more than 50% of your eligible compensation in a given year.

Pre-Tax Contributions

You can contribute pre-tax, between 1% and 50% of your compensation in whole percentages, subject to an annual limit on your maximum contribution.

For purposes of computing contributions under the Plan, eligible compensation (“Compensation”) includes your regular salary, overtime, incentive bonuses and other performance-based awards, and cash payments under the annual Chubb Profit Sharing Plan and the Bellemead Profit Sharing Plan. Compensation does not include:

•	Any special awards (e.g., attendance and learning awards, recruiting and retention awards, and bonuses paid on account of your continued service);

•	Any cost of living differential;

•	Any expense subsidy or reimbursement;

•	Stock or stock-based awards;

•	Incentive bonuses and other performance-based awards that you have elected to defer and any other type of nonqualified deferred compensation;

•	Employer contributions to the CCAP, any profit sharing plan (other than cash payments made under The Profit Sharing Plan of The Chubb Corporation, Chubb & Son, Inc. and Participating Affiliates (1987) and the Bellemead Profit Sharing Plan) or any group insurance or benefit plan;

•	Payments for unused vacation time in the Plan Year in which you retire or otherwise terminate employment;

•	Severance pay;

•	Amounts received as either a settlement payment or a judgment in litigation or threatened litigation;

•	Amounts paid in consideration for a release of a potential cause(s) of action;

•	Certain imputed income (i.e., imputed income under any group term life insurance program or domestic partner benefit coverage); and

•	Pay in excess of the Internal Revenue Service (“IRS”) limits imposed each year (for 2015, the limit is $265,000).

When you authorize pre-tax contributions to the CCAP, you authorize Chubb to put this money directly into your CCAP account before it becomes taxable income. Your contributions are made directly from your paycheck and are deposited in your account each pay period. Federal income taxes are not withheld on your pre-tax contributions. In many cases, state and local taxes are postponed as well, except in Pennsylvania where your contributions are subject to state taxes. However, pre-tax contributions to the CCAP are still subject to social security (FICA) and Medicare payroll taxes.

When you contribute pre-tax, you are eligible for Chubb matching contributions.

Each year the government specifies the annual pre-tax contribution maximum for that year. Your pre-tax contributions will automatically stop if they reach the maximum. Please see the section on “Contribution Limits” for details.

Military Service

If you are on a leave of absence from Chubb on account of military or other governmental service, contributions to your CCAP account stop for as long as the leave continues. Upon reemployment, you can “make up” your pre-tax contributions within the lesser of three times the period of your absence or five years. The amount of makeup contributions is subject to the IRS limits that would have applied during the military service period. You must contact the Benefits Department if you are interested in making up any missed 401k deductions.

Effect of Pre-Tax Contributions on Your Other Benefits

Pre-tax contributions to your CCAP account do not affect the value of other benefits, such as the ChubbChoice disability plans and Employee Group Life Insurance. Your unreduced base pay is used to determine the value of those benefits. Future Social Security benefits are not affected by CCAP contributions.

After-Tax Contributions

You can also make after-tax contributions, between 1% and 50% of your eligible compensation in whole percentages, to your CCAP account. The amount of your after-tax contributions is included in your taxable income for the year in which you make the contributions. Money withdrawn from the portion of your account that is attributable to after-tax contributions, however, is not subject to taxation, except that amounts attributable to investment earnings will be taxable when paid to you. It is easier for you to make withdrawals of after-tax contributions while you are still working than to access pre-tax contributions. Please see the section on “Withdrawals While You Are With Chubb” for details. Please note that after-tax contributions are not eligible for any of Chubb matching contributions. After-tax contributions are deposited in your Chubb account each pay period.

Changing Your Contributions

You can increase or decrease your pre-tax contribution percentage and/or your after-tax contribution percentage for any semi-monthly pay period. Changes become effective as soon as administratively possible.

If you decide to stop contributions temporarily, there are no penalties or waiting periods before you can begin contributing again. Of course, if you are not making pre-tax contributions, you will not be eligible for Chubb matching contributions.

Catch-Up Contributions for Participants Age 50 and Older

If you are age 50 or older by the end of the Plan Year and you are contributing the maximum CCAP or IRS pre-tax contribution for that year, you qualify to make an unmatched additional “catch-up” contribution each pay period according to the schedule below:

CCAP Plan Year	Maximum Annual Catch-Up Contribution
2012	$5,500
2013	$5,500
2014	$5,500
2015	$6,000

The “catch-up” contribution for employees in Puerto Rico is $1,500 in 2015.

You must make a separate election for your catch-up contributions. To do this, call Chubb Express at 1-800-939-2227 or visit www.netbenefits.com/chubb.

Chubb Matching Contributions

If you are making pre-tax contributions to your CCAP account, Chubb will make an additional contribution to your CCAP account on your behalf each applicable pay period. For each pre-tax dollar you contribute, Chubb will contribute another dollar to your account, up to 4% of your eligible compensation for the applicable payroll period. The maximum matching contribution for a given plan year is equal to 4% of your eligible compensation for the applicable plan year. For example, if you earn $35,000 a year and you make pre-tax contributions of 5% of pay, your account would look like this:

Your Contributions:
5% of $35,000	=	$1,750
Chubb’s Contributions:
4% of $35,000	=	$1,400

Total	=	$3,150

Although your own contributions were $1,750, the total contributions to your account for the year would be $3,150.

You should carefully review the percentage of your eligible compensation that you contribute to the CCAP per payroll period to ensure that you maximize the amount of Chubb matching contributions that you receive throughout each applicable plan year.

If your pre-tax contributions to the CCAP are suspended as a result of reaching applicable annual Internal Revenue Code limits, a “true up” adjustment to Chubb matching contributions may be made after the end of the applicable plan year, in order to provide you with the maximum amount of Chubb matching contributions permitted under the CCAP. Generally, to be eligible for a “true-up” adjustment, you must have:

•	contributed a minimum of 4% of your eligible compensation for the applicable plan year, on a pre-tax basis, to the CCAP;

•	been credited with Chubb matching contributions in an amount equal to less than 4% of your eligible compensation; and

•	been actively employed through the last business day of the applicable plan year (i.e., you do not receive a true-up contribution if you are not employed at the end of a plan year).

If you are eligible for such an adjustment, Chubb will match one dollar for each dollar of eligible compensation you contributed on a pre-tax basis for the applicable plan year (up to a maximum of 4% of eligible compensation for that year), less any Chubb matching contributions previously made for that year. Any such “true up” adjustment will be credited to your account by April 1 of the year following the year to which the adjustment relates.

Participants who are eligible for a matching contribution generally must be employed on the last business day of the pay period to which the matching contribution relates (or, in the case of a “true up” contribution, the last business day of the plan year to which the “true-up” contribution relates). A participant eligible for a matching contribution whose employment terminates during the applicable pay period (or, in the case of a “true up” contribution, during the applicable plan year), however, will receive a Chubb matching contribution if his or her termination of employment was for any of the following reasons:

•	death,

•	disability,

•	a termination after achieving early or normal retirement eligibility under the Chubb Pension Plan (i.e., age 55 with 10 years of service or age 65)

•	a termination relating to certain corporate restructurings, or

•	a termination in the case of certain reductions in force

Chubb matching contributions will be invested according to your investment elections in effect at the time that such contributions are credited to your account.

If you are on a leave of absence from Chubb on account of military or other governmental service, Chubb matching contributions will be “made up” if, on reemployment, you make any necessary pre-tax contributions within the lesser of three times the period of your absence or five years. You must contact the Benefits Department if you are interested in making up any missed 401k deductions.

Tax Saver’s Credit

If you contribute up to $2,000 to the CCAP, in addition to saving federal income taxes on your employee salary deferral contributions, you may also be entitled to take a Tax Saver’s Credit on your individual tax return depending upon your family adjusted gross income. You should consult your personal tax advisor to determine if you are eligible for the Tax Saver’s Credit and if it will be beneficial for you and your family.

Contribution Limits

There are both CCAP contribution limits and IRS contribution limits. The CCAP limits allow contributions of up to 50% of Compensation in any combination of pre-tax and after-tax contributions.

Your maximum pre-tax contribution in any year, however, also is determined by the following IRS limits:

Pre-tax IRS Contribution Limit by Year
2012	$17,000
2013	$17,500
2014	$17,500
2015	$18,000

Chubb’s payroll will automatically stop your pre-tax contributions when you reach the maximum for the current year.

In addition to the annual limit on pre-tax contributions, the IRS imposes a limit on the total amount of contributions (both pre-tax contributions, after-tax contributions and Chubb matching contributions) that can be credited to your account in any year. For 2015, this total contribution limit is $53,000 (or, if less, 100% of your Compensation). Note if you save a large amount of after-tax money during the year, it will be factored into this limit, and will impact the matching contributions you receive. It may result in no further match due for the year.

The IRS also limits the total amount that “highly compensated” employees can contribute in relation to the amount all other employees contribute. This limit is designed to ensure that the CCAP provides comparable benefits to employees at all income levels. If you are affected by the limit, your pre-tax and/or after-tax contributions may be adjusted by Chubb to pass all nondiscrimination testing. Your monthly contributions may also be limited by these rules.

Puerto Rico Employees

The CCAP became a “dual qualified” retirement plan in both the U.S. and Puerto Rico effective as of January 1, 2014. As a result of this change in status, employees of Chubb in Puerto Rico became eligible to participate in the CCAP again. As a “dual qualified” plan, employees in Puerto Rico may also contribute up to $18,000 in 2015. However, the catch-up contribution is limited to $1,500 and not $6,000 for Puerto Rico employees in 2015. If you make separate contributions to an Individual Retirement Arrangement (“IRA”) in Puerto Rico, the $18,000 limit applies to both your CCAP and IRA contributions.

Rollover Contributions

If you are a newly-hired employee you can roll over tax-deferred money from a former employer’s tax-qualified plan, 403(b) tax-sheltered annuity plan, individual retirement account (IRA), or governmental plan under section 457 of the Internal Revenue Code (the “Code”). You can roll over all or some of that distribution (your pre-tax contributions, after-tax contributions, company contributions, and earnings) from your prior plan into your CCAP account subject to government rules. This money is immediately vested.

Distributions from a qualified plan with a former employer that are otherwise eligible for rollover treatment are subject to mandatory 20% federal income tax withholding. The advantage of a rollover is that you pay no taxes on the portion of your distribution rolled into the CCAP within 60 days after you receive it. Rather, you postpone taxes (as well as taxes on any investment earnings) until the money is withdrawn from your CCAP account.

There are two types of rollovers:

•	Direct Rollover – The trustee of your former employer’s plan makes your distribution check payable to the CCAP, and then you must submit the check and a completed rollover form to Chubb; or

•	Indirect Rollover – The trustee of your former employer’s plan makes your distribution check payable to you and you submit the check, along with a completed rollover form to Chubb.

Government regulations require that you roll over your distribution within 60 days of the date you receive it from your previous employer’s plan or conduit or rollover IRA.

You must provide the following documentation:

•	The completed and signed CCAP Rollover Contribution Form (use this form to allocate the total amount of your rollover contribution in whole percentages among the available CCAP investment funds);

•	A statement from the prior plan showing:

•	The total amount of the distribution,

•	The taxable portion of the distribution, and

•	Evidence that the distribution was made from a qualified plan; and

•	A bank check or certified check from the distributing trustee or custodian made payable to either (1) “ Fidelity Investments Institutional Operations Company, Inc. (or FIIOC) for the benefit of (insert your name)”) for the benefit of (insert your name)” (for a direct rollover); or (2) you (for an indirect rollover) for the amount that you would like to roll over. Personal checks or wire transfers are not accepted.

If you rolled over a qualified distribution from a prior employer into a “conduit” or “rollover” IRA, you have two years from the date the IRA was first established to roll the money over into the CCAP.

In addition to the documentation above, you must also provide the following documentation:

•	The completed and signed Application to Establish Conduit or Rollover IRA form,

•	An interim statement to indicate that no new contributions were commingled with your distribution, and

•	A bank check or certified check from the financial institution holding your conduit or rollover IRA payable to either (1) “Fidelity Investments Institutional Operations Company, Inc. (or FIIOC) for the benefit of (insert your name),” or (2) you (for an indirect rollover) for the amount that you would like to roll over. Personal checks and wire transfers are not accepted.

Only cash rollovers can be accepted. Certificates for stock or mutual funds will not be accepted.

Mail (1) the completed and signed CCAP Rollover Contribution Form (and the Application to Establish Conduit or Rollover IRA form, if applicable); (2) the supporting documentation; and (3) the check as follows:

Via regular mail:	Via overnight delivery:

Fidelity Institutional Retirement Services Company Client Service Operations P.O. Box 770003 Cincinnati, OH 45277-0065	Fidelity Investments Client Service Operations (KC1F-L) 100 Crosby Parkway Covington, KY 41015

Once your contribution is accepted into the CCAP, you will be able to access your account information at www.netbenefits.com/chubb.

Once deposited, rollover contributions become subject to the CCAP withdrawal rules. This means you may move money among the investment funds or take a hardship withdrawal if you meet the requirements as outlined in the Hardship Withdrawals section. You can even borrow against your rollover contribution once you qualify for active participation in the CCAP. Please see the section on “Eligibility and Participation” for details.

If you have questions about rollover contributions, call Chubb Express at 1-800-939-2227.

ABOUT YOUR CCAP INVESTMENTS

The CCAP Investment Funds

When you enroll in CCAP, you decide how to invest the money in your account. The CCAP offers a wide variety of investment funds. Each fund has a different investment objective and strategy and each carries a different level of risk and potential return. Consider your investment decisions carefully. The investment choices you make are very personal. You can design your own investment program based on your financial situation and your investment goals. All investments will vary in value depending on market conditions. Chubb makes no representation of how the funds will perform over any period of time. You may want to seek professional financial counseling. No one at Chubb is authorized to advise you on how to apportion your contributions among funds. You can invest in any or all of the funds.

The Retirement Investment Committee, which is made up of at least three persons appointed by the Chubb Board of Directors, has the authority to add, change, or eliminate investment funds at any time. In addition, it may change the mutual fund or other arrangement in which an investment fund is invested.

As described under “How to Enroll,” once you become eligible to participate, an account automatically will be set up for you with a contribution rate of 4%. Unless and until you provide specific investment instructions, any amounts contributed to CCAP on your behalf automatically will be invested in the Default Fund. Your contributions and Chubb matching contributions will remain in the Default Fund until you actively change your investment election. The Retirement Investment Committee has the right to change the Default Fund at any time.

Please see Fidelity’s NetBenefits at www.netbenefits.com/chubb on the available funds within CCAP and their performance.

Important Points about Investment

All investment involves some degree of risk. The performance of any of the CCAP’s investment funds cannot be predicted, controlled, or guaranteed by Chubb, the Employee Benefits Committee, the Retirement Investment Committee, the investment fund managers, or the CCAP trustee. It is important to remember that the value of your investment in any fund will vary with the performance of that fund, stock and bond market performance, and general economic conditions.

Because you (rather than Chubb, the Retirement Investment Committee, the Employee Benefits Committee, the investment fund managers, or the CCAP trustee) select how your CCAP account is invested, Chubb, the Retirement Investment Committee, the Employee Benefits Committee, the managers of the investment funds offered under the CCAP, and the CCAP trustee have no liability for any losses that are the result of your investment instructions. You are completely responsible for making your own investment decisions and for the consequences of those decisions. The CCAP is intended to meet the requirements of Section 404(c) of the Employee Retirement Income Security Act of 1974, as amended, and related regulations.

The Importance of Diversification

The CCAP offers a variety of investment options, which are described on Appendix A, to help you meet your future retirement income goals. These investment options offer a range of risk and return opportunities. You choose the percentage of your account that you want invested in each investment option.

The Chubb Stock Fund and the Chubb ESOP Stock Fund are investment options available under the CCAP. You should be aware that these funds invest solely in Chubb’s common stock and are not diversified investment alternatives.

To help achieve long-term retirement security, you should give careful consideration to the benefits of a well-balanced and diversified investment portfolio. Spreading your assets among different types of investments can help you achieve a favorable rate of return, while minimizing your overall risk of losing money. This is because market or other economic conditions that cause one category of assets, or one particular security, to perform very well often cause another asset category, or another particular security, to perform poorly. If you invest more than 20% of your retirement savings in any one company or industry, your savings may not be properly diversified. Although diversification is not a guarantee against loss, it is an effective strategy to help you manage investment risk.

In deciding how to invest your retirement savings, you should take into account all of your assets, including any retirement savings outside of the CCAP. No single approach is right for everyone because, among other factors, individuals have different financial goals, different time horizons for meeting their goals, and different tolerances for risk.

It also is important to review your investment portfolio periodically, your investment objectives, and the investment options under the CCAP to help ensure that your retirement savings will meet your retirement goals.

Restrictions on Trading

If you are an “affiliate” of Chubb, for the purposes of United States federal securities law, there may be trading restrictions applicable to sales or other dispositions of the Chubb Stock Fund and the Chubb ESOP Stock Fund. Please see “Resale Restrictions” on page 33 for more information.

Affiliates and non-affiliates are reminded that they also must comply with any Chubb policies on trading in common stock.

Investment in Chubb Stock Fund

Chubb’s Corporate Secretary will provide, without charge, to each person to whom this summary plan description is delivered, on the written or oral request of any such person, a copy of certain reports filed by Chubb and the CCAP pursuant to the Securities Exchange Act of 1934, as amended. Please see the sections on “Documents Incorporated by Reference” and “Available Information” for more information regarding these reports and the procedure for obtaining copies of them.

Fidelity Management Trust Company, as CCAP trustee, is responsible for receiving directions on voting Chubb common shares held in the Chubb Stock Fund and Chubb ESOP Stock Fund and on exercising any tender offer or similar rights with respect to these shares. The CCAP trustee protects the confidentiality of these directions, as well as your election to invest (or not invest) in these funds. The CCAP trustee will not disclose such directions to your employer, manager, or anyone else who does not have an immediate and legitimate interest to know for the proper administration of the CCAP.

Where direction is not received on how to vote Chubb common shares held in the Chubb Stock Fund or Chubb ESOP Stock Fund, such shares will not be voted by the CCAP trustee. Where direction is not received on how to act with respect to any tender offer or similar rights with respect to Chubb common shares, such offer will be rejected by the CCAP trustee with respect to all or any portion of such shares.

Chubb Stock Fund/Chubb ESOP Stock Fund Cash Dividend Option

If you are invested in the Chubb Stock Fund or Chubb ESOP Stock Fund on the dividend record date, you can decide how dividends from that fund will be paid to you. You can choose to receive these dividends quarterly in cash in a check payable to you if the value exceeds $10.00. If the value of your dividends is less than $10.00, your dividends will continue to be reinvested even though you elected cash dividends.

If you take no action, your dividends will continue to be reinvested in additional units of the applicable fund on a tax-deferred basis. Reinvested dividends are immediately 100% vested. No tax will be due until you take a withdrawal or a distribution. Electing to receive dividends as a cash payment each quarter creates additional taxable income. It also lowers the growth potential of your CCAP account balance since you will not be investing these dividends in additional Chubb Stock Fund or Chubb ESOP Stock Fund units.

If you would like to receive dividends in cash, you must hold units in the Chubb Stock Fund or Chubb ESOP Stock Fund on the record date and make an election through Chubb Express at 1-800-939-2227 or via www.netbenefits.com/chubb. Your current election will remain in effect for future dividends until you change it. Elections can be changed during any quarter. If a dividend is declared, your eligibility to receive future dividends in cash requires you to have the units in the Chubb Stock Fund on the subsequent quarterly dividend record dates.

Net Asset Value (NAV)

This is the share price or dollar value of one share of a mutual fund. NAV is calculated at the end of every business day. It is figured by adding up the value of all the securities and cash in the mutual fund’s portfolio (its assets), subtracting the fund’s liabilities, and dividing that number by the number of shares that the fund has issued. It does not include a sales charge. The NAV increases or decreases when the value of the mutual fund’s holding increases or decreases.

You can follow the performance of mutual funds offered through CCAP in Fidelity NetBenefits or the business section of most daily newspapers under Mutual Fund Quotations.

Rates of Return

Current rates of return are updated within 15 days after the end of the month. For current rates of return, logon to www.netbenefits.com/chubb or call Chubb Express.

Your Investment Strategy

Investment strategies change over time. As your goals change, you may want to reevaluate your investment mix. For example, you may want more stable and predictable investments as you approach retirement.

It is important to keep up with how your investments are doing. You can do this by accessing Fidelity NetBenefits by logging onto www.netbenefits.com/chubb. Once you have enrolled and established your PIN, you will find there are many helpful tools and resources available to you.

By selecting your Chubb (CCAP) account on the Home page, and then selecting “Online Statement” within the Accounts tab, you can obtain your account statement online. You can generate a statement, which includes a personal Rate of Return for your investments, for any period of time you choose within the past 24 months.

Plan Expenses

Chubb pays most expenses to administer the CCAP. You pay no fees to obtain a loan, hardship distribution, or to receive any distributions under the CCAP. The only expenses that may be charged to you are any fees to determine if a court order is a QDRO.

Revenue Credits

Chubb has negotiated with Fidelity to “return” any expense reimbursements it receives from investment managers and other entities to the CCAP. This process is sometimes referred to as a revenue credit. Chubb generally intends to share revenue credits with all participants, except where revenue credits have been used to pay reasonable administrative expenses for the Plan. However, Chubb also intends to monitor all fees and expenses to maintain the CCAP and will negotiate for funds with the lowest internal expenses. Thus, future revenue credits may not always be available for allocation to participants.

Additional Information Available on Request

Upon request, the Chubb Benefits Department will give you the following materials about the investment funds, to the extent that these materials are provided to the CCAP trustee:

•	An updated prospectus for any of CCAP investment mutual funds selected by the Retirement Investment Committee as investment funds for the CCAP;

•	Financial statements, reports, or similar relevant materials relating to the funds;

•	A description of annual operating expenses of each investment fund (e.g., investment management fees, administration fees, and transaction costs of an investment fund that reduce the rate of return to participants and beneficiaries), and the aggregate amount of such expenses, stated as a percentage of the average net assets of the fund;

•	The value of the portion of your CCAP account that is invested in a particular fund;

•	The value of shares or units of each investment fund, as well as the recent and past investment performance of each fund determined net of expenses, on a reasonable and consistent basis; and

•	A list of the assets held in each investment fund and the value of each asset in each investment fund or the portion of the investment fund which it comprises.

To request any of these materials or any other information related to the investment funds, please contact the Chubb Benefits Department at 1-908-903-2000. Many of these materials also are available through www.netbenefits.com/chubb.

Changes to Future Contributions

Investment elections must be whole percentages in 1% increments. You can request an investment election change any time; however, the day the change becomes effective is related to Chubb’s pay cycles.

Your change will be processed for the first semi-monthly pay period administratively possible (the exact pay period depends on the point in a pay cycle you made your request). The change becomes effective at close of business on the pay date of the pay period in which it is processed.

Exchanging Existing Account Balances

Subject to any rules that the Employee Benefits Committee or the Retirement Investment Committee may prescribe, you can change the investment of existing money in your CCAP account daily. These changes are called “exchanges.” Call Chubb Express or visit www.netbenefits.com/chubb to request the exchange of existing account balances in whole percentage increments or in a dollar amount. The exchange minimum is the lesser of 100% or $250.

Exchanges out of the Stable Value Portfolio may not be moved directly into the Fidelity Retirement Government Money Market Fund. Any amount exchanged out of the Stable Value Portfolio later may be transferred to the Fidelity Retirement Government Money Market Fund only if such amount has been held in any investment fund other than the Stable Value Portfolio or the Fidelity Retirement Government Money Market Fund for a period of at least 90 days.

Exchanges are valued on the day they are made, provided the exchange is initiated prior to 4:00 p.m. Eastern Standard Time. Exchanges initiated after 4:00 p.m. will be valued as of the close of the next business day. You can change or cancel a pending exchange you initiated earlier in the same day (or after 4:00 p.m. the previous day) by calling Chubb Express or online at www.netbenefits.com/chubb.

Individual Statements

Your personal statement is available online at www.netbenefits.com/chubb approximately 21 days after the end of each calendar quarter. The statement shows the net activity for the quarter, including any contributions made by you and/or Chubb matching contributions, the sum of all transactions (investment exchanges, withdrawals, and loan activity), your investment gains or losses, your fund balances and your quarter-end account value. Your online statements are available for any period during the last 24 months.

By mid-February following each Plan Year, a year-end paper statement will be mailed to your home address. If you prefer to receive quarterly paper statements, you’ll need to notify Fidelity. If you choose to receive paper statements, you cannot also access your statements online.

LOANS

Loan Eligibility

If you are an active participant, you may be eligible to apply for a loan. You can borrow from your CCAP account in any pay period. No more than two outstanding loans, however, are permitted at any time. Furthermore, if you have two loans outstanding, and you pay off one of them, you must wait 30 days after that loan is paid off before you may apply for a new loan. Please see the Loan Policy for more loan details.

Taking a Loan

If you need the money before retirement, there are several advantages to a loan rather than a withdrawal:

•	You maintain your retirement savings by paying yourself back with interest.

•	Your payments are made through convenient payroll deductions, but potential loan repayments may be made at any time.

•	As long as you repay your loan before terminating employment, your loan proceeds are not subject to tax.

If you have one loan outstanding, the maximum amount available for your second loan includes an adjustment for the unpaid principal balance remaining on the first loan. In addition, the $50,000 maximum loan amount is reduced by your highest outstanding principal balance during the preceding 12 months. To initiate your loan, just call Chubb Express or logon at www.netbenefits.com/chubb. Before you decide on the loan amount or term, you can model different possibilities. For example, you can see how much you can borrow, obtain the current interest rate, and consider payment amounts based on different repayment schedules.

If your request is confirmed before 4:00 p.m. Eastern Standard Time any business day, your loan check and Promissory Note/Disclosure Statement are processed that evening. If your request is confirmed after 4:00 p.m. Eastern Standard Time, your loan is processed the evening of the next business day.

Generally, you will receive the loan check within 10 days. Loan checks are mailed to the address on your Fidelity CCAP record. You will be asked to verify that the mailing address on your record is correct.

Your CCAP also offers Electronic Funds Transfer (EFT). EFT allows you to have your CCAP loan payment sent directly to the bank account of your choice. Because all funds are sent electronically, once your bank information has been verified, EFT payments will generally reach your bank account in less time than check distributions. Newly added or changed bank information will take six business days to be verified and available for use. You may set up EFT for your CCAP account at any time. You may choose to do this even if you are not currently requesting a loan so that EFT will be available for future use.

To set up EFT for your CCAP account, logon to www.netbenefits.com/chubb. Click on “Chubb (CCAP)” and select “Electronic Funds Transfer” under “My Profile” at the bottom of the left panel.

Loan Amounts

Generally, you can borrow as little as $1,000 and as much as one-half of your vested account balance. If you request a second loan, the amount available will be reduced by your current outstanding loan balance. Your maximum loan is the lesser of:

•	$50,000 maximum loan

•	$50,000 less the highest outstanding loan principal you have had in the previous 12 months

•	50% of your annualized salary

•	50% of your annualized salary less the principal balance of any outstanding loan

•	50% of your vested account balance

•	50% of your vested account balance less the principal balance of any outstanding loan

You can call Chubb Express at 1-800-939-2227 or logon to www.netbenefits.com/chubb at any time to see exactly what your maximum loan amount is.

When you borrow from CCAP, the money for your loan is taken from the funds in which you have invested on a pro rata basis according to type of money (your pre-tax contributions, Chubb matching contributions, your rollover contributions, and your after-tax contributions).

Each pay period your loan repayments are deposited into your account, they will be invested in accordance with the most recent investment election you have selected for your future pre-tax contributions.

Interest Rate

The interest rate on your loan will be one percent plus the prime interest rate as calculated by Reuters on the last business day of the month prior to the month in which the loan is granted. Such interest rate shall be updated on the first business day of each month.

The interest rate is fixed for the entire term of your loan.

Repayment Period

Generally, you can choose a repayment schedule up to five years. If your loan is for the purchase of your primary home and you supply a copy of the purchase agreement for the home, however, you can choose a repayment schedule of up to ten years. You can initiate your loan through Chubb Express, via www.netbenefits.com/chubb or by speaking to a Fidelity representative.

No Loan Initiation Fee

There is no administrative charge to process your loan or to maintain a loan.

When Loan Repayments Begin

The semi-monthly loan repayments from your paycheck will begin as soon as administratively possible. Loan repayments are related to Chubb’s payroll schedule. The pay period your repayments begin has no effect on the date that you will receive your loan check.

Early Loan Repayment

You can repay your loan early by paying all or a portion of the outstanding principal at any pay period. You can call Chubb Express or logon to www.netbenefits.com/chubb to find out the current outstanding loan principal balance, the pay-off amount, and the procedure to follow for total or partial loan repayments.

Termination of Employment or Retirement with an Outstanding Loan

If you terminate your employment for any reason or retire before you have fully repaid your loan, the amount of the outstanding principal will be considered a distribution from the CCAP unless you repay your loan balance in full or you elect to continue repaying the loan to the CCAP trustee through a loan coupon process. If you do not elect to continue repaying the loan through a loan coupon process, the remaining loan balance must be paid within 60 days after your termination or retirement date.

If you would like to pay off your loan or arrange for a loan coupon process, call Chubb Express at 1-800-939-2227 and ask a Fidelity representative for loan payoff instructions.

If you choose not to repay your loan within 60 days of your termination or retirement date, you will receive a Loan Default Warning Letter providing the date on which your loan will default.

Default

Should your loan be defaulted, it will be considered a taxable event in the year of the default and the amount of your unpaid loan balance will be reported to the IRS. If you terminate your employment and are not yet age 59 1/2, you will also be subject to a 10% early withdrawal penalty. If you retire after age 55, even if you are not yet age 59 1/2, you are not subject to the early withdrawal penalty.

If you do not completely repay the unpaid balance and interest, your CCAP account will be offset by any unpaid balance and interest at the time you are first eligible for a distribution from the CCAP (such as upon retirement, total and permanent disability, a hardship, or termination of employment).

If you are rolling your CCAP account into an IRA or another qualified plan, you can avoid having the outstanding loan balance treated as a distribution if you “make up” the loan balance from other available funds and deposit the full CCAP distribution value into the IRA or qualified plan.

Unpaid Leave of Absence and Military Leave

You may stop making payments on a loan if you are on an unpaid leave of absence (for no more than one year). When you return to work, you are required to resume making loan payments, and the term of your loan will not be extended beyond the longest permissible period discussed above under “Repayment Period.”

If the unpaid leave of absence is due to military service (which may be more than one year), you are required to resume making loan payments when you return to work, and the term of the loan may be extended by the length of your military service. The maximum term of the loan may not exceed a total of five years (10 years in the case of a loan to purchase a principal residence), not counting the period of your military service.

If you do not return to work after an unpaid leave of absence, the loan will be deemed to be in default. You are considered to be on an unpaid leave of absence if your rate of pay during such leave (after income and employment taxes are withheld) is less than the amount of the required loan payments.

WITHDRAWALS WHILE AT CHUBB

Withdrawal of After-Tax Contributions

You may make withdrawals from your after-tax contributions for any reason.

If you are less than 59 1/2 years old, there are guidelines that apply to withdrawals made while you are still working. If you have made after-tax contributions to your account, you can withdraw money from the following categories in the following order:

1.	Any after-tax contributions you made before 1987;

2.	Any after-tax contributions you made in 1987 and later years, and any earnings on those contributions (the withdrawal amount is prorated between the two sources); and

3.	Any remaining earnings on after-tax contributions you made before 1987.

You will not owe taxes on any money you withdraw that is attributed to your own after-tax contributions. Any part of your withdrawal that is attributed to earnings on your account, however, will be taxable. This taxable portion is subject to a mandatory 20% federal tax withholding. If you are less than 59 1/2 years old, you also will be required to pay an additional 10% tax on the taxable portion of your withdrawal. Please note that any withdrawal from your after-tax contributions will be prorated between your contributions and earnings. Therefore, a portion of any distribution of after-tax contributions will be taxable.

Call Chubb Express at 1-800-939-2227 or logon to www.netbenefits.com/chubb to initiate an after-tax withdrawal.

If your request is confirmed before 4:00 p.m. Eastern Standard Time any business day, your withdrawal is processed that evening. If your request is confirmed after 4:00 p.m. Eastern Standard Time, your withdrawal is processed the evening of the next business day.

Your CCAP also offers Electronic Funds Transfer (EFT). To set up EFT for your CCAP account, logon to www.netbenefits.com/chubb. Click on “Chubb (CCAP)” and select “Electronic Funds Transfer” under “My Profile” at the bottom of the left panel.

Hardship Withdrawals

If you are less than 59 1/2 years old, you may be able to withdraw pre-tax money from your account if you have a qualifying financial hardship. To qualify for a financial hardship, IRS regulations state that you must have an “immediate and heavy financial need.” Generally, hardship withdrawals are allowed for these expenses:

•	Expenses for medical care previously incurred by the employee, the employee’s spouse or any dependents of the employee necessary for these persons to obtain medical care;

•	Costs directly related to the purchase of a principal residence of the employee (excluding mortgage payments);

•	Payment of tuition, related educational fees and room and board expenses for the next 12 months of post-secondary education for the employee, the employee’s spouse, children or dependents;

•	Payments necessary to prevent eviction of the employee from the employee’s principal residence or foreclosure on the mortgage on that residence;

•	Funeral expenses for the employee’s deceased parent, spouse, child or dependent;

•	Certain expenses relating to the repair or damage to the employee’s principal residence that would qualify as a casualty deduction under the tax Code.

Also, a participants’ designated primary beneficiary under the Plan may qualify for certain hardship distribution requests.

In addition, the IRS states that you must have no other money available to meet your financial need. In other words, you must be unable to meet your financial need through the following means:

•	Reimbursement or compensation by insurance or other similar policies;

•	Reasonable liquidation of your assets without creating an additional immediate and heavy financial need;

•	Stopping all your pre-tax and after-tax contributions to CCAP (NOTE: Effective March 1, 2010, participants who elect to receive a hardship withdrawal will be suspended from contributing to CCAP for a period of 6 months. Contributions automatically will resume after the 6-month suspension period.);

•	Other distributions and nontaxable loans that you can obtain from CCAP; or

•	Loans available on reasonable terms from commercial sources.

Before applying for a hardship withdrawal from CCAP, you must consider all resources that are reasonably available to you, your spouse, and your dependent children.

Earnings on pre-tax contributions made in 1989 or later are not available for hardship withdrawals. Also, any money in the ESOP fund is not available for hardship withdrawals.

You should carefully consider the impact before taking a hardship withdrawal. You must choose how much tax, if any, to have withheld at the time the distribution is made. The full amount of the distribution, however, will be taxed at ordinary income rates for the year you receive it. In addition to ordinary income taxes, you also will owe a 10% penalty tax on the amount of any hardship withdrawal you take. However, there are no additional fees to obtain a hardship withdrawal. Also, your savings in the Plan will be suspended for 6 months due to taking a hardship withdrawal. And if you are not saving, there will be no Chubb matching contributions during that time.

You can initiate a hardship withdrawal by phoning Chubb Express (hardship withdrawals cannot be initiated through Fidelity NetBenefits). The customer service representative will ask you the reason for your hardship withdrawal and will mail a Hardship Withdrawal Application to you at the home address in your Fidelity record.

Hardship withdrawal requests must be submitted with paperwork that supports both the reasons for the request and the amount requested. Some examples would be a contract to purchase a home signed by you and the seller, college tuition and residence hall bills for the coming semester, or a letter from a collection agency warning of future legal action if a bill is not paid.

Submit your completed application and supporting documentation as follows:

Via regular mail:	Via overnight delivery:

Fidelity Investments	Fidelity Investments
P.O. Box 770003	Mailzone KC1F-L
Cincinnati, OH 45277-0065	100 Crosby Parkway
Covington, KY 41015

Requests are reviewed when received. Your check will be processed as soon as your hardship withdrawal has been approved. Generally, you will receive the check within 10 days of approval. You may also choose to have your CCAP distribution payment sent electronically to the bank account of your choice if EFT is set up for your account. Please see the section on “Taking a Loan” for instructions on how to set up EFT for your CCAP account.

After Age 59 1/2 and Disability Withdrawals

After you reach age 59 1/2 or if you have incurred a disability, you have access to all types of vested money in your account, whether or not you have experienced a financial hardship. You are considered to have incurred a disability if you are either (1) approved for and receiving long-term disability benefits, (2) you are eligible for and receiving disability benefits under the Social Security Act, or (3) you are receiving workers’ compensation payments.

You can request a withdrawal of all or a portion of your vested account once every three months (even if you are still working or have left Chubb). You will not have to pay the 10% penalty tax, but you will owe income taxes on the taxable portion of your withdrawal (and 20% of the withdrawal amount will be withheld). The minimum withdrawal amount is $1,000. (If you wish to receive a net distribution of $1,000, however, you will need to request $1,250 since 20% of your withdrawal will be withheld for income taxes if you elect a cash distribution).

To request a cash withdrawal, call Chubb Express at 1-800-939-2227 or logon to www.netbenefits.com/chubb.

If your request is confirmed before 4:00 p.m. Eastern Standard Time any business day, your withdrawal is processed that evening. If your request is confirmed after 4:00 p.m. Eastern Standard Time, your withdrawal is processed the evening of the next business day.

Generally, you will receive the check within 10 days. You may also choose to have your CCAP payment sent electronically to the bank account of your choice if EFT is set up for your account. Please see the section on “Taking a Loan” for instructions on how to set up EFT for your CCAP account.

Taxes on Withdrawals

Pre-tax contributions, Chubb matching contributions, and all investment earnings that you withdraw are taxable. Any portion of a withdrawal that is attributable to after-tax contributions to your account is not taxable when you receive it. That’s because you’ve already paid ordinary income taxes on this money in the year it was contributed. Earning on your after-tax contributions are always taxable when distributed.

Qualified hurricane distributions for Hurricane Katrina are included in your income in equal amounts over three years, unless you elected to include the entire distribution in your income in the year if was received.

DISTRIBUTIONS WHEN YOU LEAVE CHUBB

If You Leave before Retirement

Your eligibility to actively participate in the CCAP ceases when your employment terminates. If you are vested in your CCAP account balance, you are entitled to receive payment of your account, including your contributions and earnings, as well as the Chubb match and earnings on the Chubb match. If you are not fully vested, however, you will forfeit the non-vested portion of the Chubb match and associated earnings.

You may call Chubb Express at 1-800-939-2227 or logon to www.netbenefits.com/chubb for information about your most recent account value. If you want to receive your account balance, you must call Chubb Express and speak to a representative to arrange a distribution.

You have the following options for receiving your CCAP account balance:

•	You may choose a direct rollover of your account balance to a plan maintained by another employer or to an IRA, including Roth IRA. The check will be sent to you, but will be payable to the trustee of the new plan or the custodian of your IRA.

•	You may receive a check for your account balance. IRS regulations require that 20% of the distribution be withheld for federal income taxes. Your tax liability, however, may be greater than the amount withheld. In addition, under most circumstances, you will have to pay a 10% early withdrawal tax at the time you file your federal taxes if you are under age 59 1/2 and are not retiring or disabled.

•	If your vested account balance is $1,000 or more, you may defer distribution of your account until the earliest of (1) the date you are required to begin receiving the minimum required distribution from CCAP (as described under “Deferring Distribution”), (2) the date you become disabled, (3) any time you wish to receive a distribution, or (4) your death. New contributions to the CCAP are not permitted, but you may exchange funds within your existing account daily. Your balance will remain in the CCAP until you request a distribution (which you can do at any time) or until April 1 of the year following the year in which you attain age 70 1/2. At that time, if you do not call to choose how you want your distribution paid, Fidelity will send you a check for your entire account balance with federal and state (where applicable) income taxes withheld.

•	If your vested account balance is less than $1,000, you may not defer payment to a later date. If you do not contact Chubb Express to arrange for your distribution within 30 days after termination of employment, payment automatically will be made to you in cash with federal and state (where applicable) income taxes withheld.

Payment of your account balance will generally be made within 10 business days of your request. Your account will be valued on the business day of your request, providing your call is confirmed prior to 4:00 p.m. Eastern Standard Time. If your request is made after that time, your account will be valued as of the next business day.

If you terminate your employment while you have a CCAP loan, you have 60 days after your termination date to repay your loan in full. If you would like to pay off your loan, call Chubb Express at 1-800-939-2227 and ask a Fidelity representative for loan payoff instructions. If you choose not to repay your CCAP loan, the loan will be considered a taxable distribution to you.

If you decide to roll your distribution into a qualified plan or IRA after you receive a cash payment from the CCAP, you still have 60 days to complete your rollover. You will have to make up the amount withheld for taxes from your personal funds, however, or that amount still will be considered an early withdrawal. Any tax refund due you from any tax withholdings can be recovered when you file your income taxes.

A copy of a 1099-R Form documenting the amount of your distribution that Chubb has reported to the IRS will be mailed to you by January 31 of the year following your distribution to provide the information you need to file your income taxes. Please be sure that your most current address is on file with Fidelity so that you will receive this form promptly.

Be sure to read Taxes on Distributions and General Tax Information before requesting your final distribution. You may also wish to consult with your tax advisor about the tax consequences of your decision. No one at Chubb or Fidelity is authorized to provide you with any tax or investment advice.

If You Become Disabled

If you are approved for long term disability, you will become 100% vested in Chubb matching contributions and earnings. You will have the same payment options available to you as those who retire from Chubb. Please see the section on “If You Retire” for more details.

If You Retire

If you take normal or early retirement from Chubb, you are eligible for payment of the full value of your account, including your contributions and earnings, as well as the Chubb match and the earnings on the Chubb match. Your normal retirement date is the first day of the month following your 65th birthday. Your early retirement date is the first day of any month after you have completed at least 10 years of service and reached at least age 55.

Call Chubb Express at 1-800-939-2227 or logon to www.netbenefits.com/chubb for information about your most recent account value and to arrange a distribution. No paperwork is required.

You have several distribution options when you retire: Lump Sum Distributions

You may choose to have your account balance paid to you in cash as a lump sum distribution. IRS regulations require that 20% of the distribution be withheld for federal income taxes. Your tax liability, however, may be greater than the amount withheld. Lump sum distributions from CCAP are available at any time. Call Chubb Express at 1800-939-2227 or logon www.netbenefits.com/chubb.

Your account will be valued on the day that your distribution request is confirmed. Checks are generally received within 10 business days after your distribution date. You may also choose to have your CCAP distribution payment sent electronically to the bank account of your choice if EFT is set up for your account. Please see the section on “Taking a Loan”for instructions on how to set up EFT for your CCAP account.

You also may choose a direct rollover of your account balance to an IRA or to a qualified plan maintained by a new employer. The check will be sent to you, but will be made payable to the trustee of your plan or the custodian or your IRA.

If you are invested in the Chubb Stock Fund, you may request to have the value of that account paid in stock (i.e., distribution of a stock certificate for all Chubb stock in your account).

Deferring Distributions

If your vested account balance is less than $1,000 you may not defer payment to a later date. If you have not contacted Fidelity to arrange for your distribution within 60 days after retirement, payment will be made to you in cash with federal and state (where applicable) income taxes withheld.

If your vested account balance exceeds $1,000, you may defer your distribution to a later date. Fidelity will maintain your CCAP account and you will continue to receive statements. An annual year-end paper statement will be mailed to you each February. On-line statements for the past 24 months are available. You can also contact Fidelity to request that paper statements be mailed to you quarterly. If you choose paper statements, you cannot also access your statements online.

New contributions to the CCAP are not permitted, but you may change the investments in your existing account daily by calling Chubb Express at 1-800-939-2227 or accessing www.netbenefits.com/chubb.

If you choose to defer, you may elect another option at any time before April 1 of the year following the year in which you attain age 70 1/2. Generally, the government requires that you begin taking distributions by April 1 of the year following the year that you reach age 70 1/2. You will be contacted by Fidelity when you are required to begin receiving the minimum required distribution (MRD) from CCAP. If you have not yet elected to receive a distribution from your account when you reach age 70 1/2 and you are no longer employed by Chubb, you must begin receiving distributions by April 1 of the calendar year following the year in which you reach age 70 1/2. Failure to take a MRD can result in significant tax penalties.

Installment Payments

You may also choose a payment frequency for your installment payments (monthly, quarterly, or annually). The following installment options are available:

Option	Installment Percentage	Number of Years
A	6.667%	15
B	10%	10
C	20%	5
D	Life expectancy installments based on your life expectancy, or, if you are married the joint life expectancy of you and your spouse (recalculated annually). The Employee Benefits Committee may withdraw your interest in the CCAP investment funds and purchase an annuity contract from an insurance company. Distributions will be made to you in accordance with the terms of the annuity contract.

Once you have selected an installment schedule, you may not switch to a different schedule. You may, however, take the entire remaining balance as a lump sum. If you elect installment option D and if the Employee Benefits Committee purchases an annuity contract, within its discretion, no modifications are allowed unless permitted under the annuity contract.

The annuity form of distribution available to previous participants in the Executive Re Inc. Retirement Plan is no longer available.

Retiring with a CCAP Loan

If you have a CCAP loan when you retire, you have 60 days from your retirement date to repay it in full unless you arrange for a loan coupon. If you would like to pay off your loan or get information on the loan coupon process, call Chubb Express at 1-800-9392227 and request payoff instructions from a Fidelity representative or access www.netbenefits.com/chubb. If you choose not to repay your CCAP loan, the remaining loan balance will be considered a taxable distribution to you.

If You Die before Receiving Payment

If you die before you receive final payment, any balance in your account will be paid to your beneficiary(ies) upon your death. You become 100% vested in the Chubb matching contributions and earnings in the event of your death while employed with Chubb.

The payment is generally a lump-sum distribution to your beneficiary as of the valuation date following your death.

•	If your spouse is your beneficiary and the value of your CCAP account exceeds $1,000, your spouse may defer the value of your CCAP account until the later of (i) December 31 of the calendar year following your death; or (ii) December 31 of the calendar year in which you would have reached age 70 1/2. All retiree distribution options are extended to your spouse and, in the event your spouse dies after you but before receiving any distribution from your CCAP account, to a spousal beneficiary.

•	If your beneficiary is not your spouse, payment must be made within 120 days after the date of death. Your beneficiary(ies) may choose a lump sum payment or installment payments. If your beneficiary(ies) does not make any payment election, he or she automatically will receive a lump sum distribution.

•	If there is no beneficiary as of September 30 of the year following the year of your death, the value of your CCAP account will be distributed by December 31 of the calendar year containing the 5th anniversary of your death.

If there is doubt regarding the right of any beneficiary to receive any amount, the CCAP trustee may retain such amounts until the rights to these amounts are determined. Chubb, the Employee Benefits, the Retirement Investment Committee, and the CCAP trustee are not liable on any interest on such amounts and are not otherwise liable to any person with respect to these amounts.

Taxes on Distributions

Generally, any portion of your distribution that is attributable to pre-tax contributions and matching contributions (plus any earnings within your account) is subject to ordinary income taxes in the year that you receive the distribution.

Chubb must automatically withhold 20% of the taxable portion of your distribution, unless you elect to have it transferred directly to another employer’s qualified plan or to an IRA. If you do choose a direct transfer, no taxes will be withheld (since you continue to defer taxes as long as the money is in the qualified plan or IRA). This rule affects lump-sum payments and installment payments made for less than 10 years.

There may be other options, however, available to you. First, if you receive a lump-sum distribution, you may qualify for ten-year forward averaging tax treatment on the taxable portion of your distribution. Alternatively, you may have the option of rolling over your distribution into another employer’s qualified plan or into an IRA. In this case, you further postpone taxes until you withdraw the money from the qualified plan or IRA.

For more information about taxes please see the section on “Tax Consequences of Participation.” You may also want to consider whether you should speak with a qualified tax advisor or an accountant.

Situations that Could Affect Your CCAP Benefits

The following is a summary of situations may affect your benefits:

•	If you make no pre-tax contributions to your account, you will receive no matching contributions from Chubb.

•	Benefit payments could be delayed if the Employee Benefits Committee does not have your (or your beneficiary’s) current address. All account statements, checks, tax statements, and other information about the CCAP is sent to the last known address on your employee record. It is important to keep your address and the address of your beneficiary(ies) current. If you have questions about updating your information, call Fidelity at 1-800-939-2227.

•	Your CCAP account value is meant solely for you or for your beneficiary if you should die. Under most circumstances, it cannot be sold, assigned, transferred, pledged, or garnished. If you become divorced or separated, however, certain court orders could require part or all of your account to be paid to your spouse or children. This is known as a Qualified Domestic Relations Order (“QDRO”). The CCAP will honor a QDRO relating to provisions for marital property rights, alimony payments, or child support, which may direct payment to an alternate payee. If the Employee Benefits Committee receives such an order, you will be told how it will be handled with regard to your CCAP account. The CCAP QDRO procedures are available upon request. For additional information, contact the Benefits Department.

•	If the Employee Benefits Committee determines that any person entitled to payments under the CCAP is an infant or physically or mentally disabled, the Employee Benefits Committee can direct payment of your account to your legal guardian, conservator, or any other person responsible for handling your affairs.

TAX CONSEQUENCES OF PARTICIPATION

The following discussion of the tax rules is merely a summary of the United States tax laws (excluding state and local tax laws) and is in addition to any tax discussion in the foregoing provisions of this document. The tax laws on which this discussion is based are subject to change at any time. You are strongly encouraged to consult with your own tax advisor concerning participation in the CCAP and the application of the federal, state, and local tax rules to your own particular situation.

The CCAP is intended to be qualified under section 401(a) of the Internal Revenue Code of 1986, as amended.

Contributions

Your taxable income for the year in which your pre-tax contributions are made will not include these contributions (although they are included for Social Security (FICA and FUTA) taxes). Likewise, pre-tax contributions are not included in your taxable income until such time as they are distributed from the CCAP. All interest and earnings on pretax amounts held in your accounts will be subject to federal income tax in the year distributed to you (or your beneficiary). After-tax contributions made to the CCAP are included in your taxable income for the year in which such contributions are made and are not subject to federal income tax in the year distributed to you.

Distributions

The CCAP trustee must report all distributions to the federal government on the appropriate federal form for the year in which the distribution is made. This includes all distributions, including hardship withdrawals. Generally, pre-tax amounts distributed constitute taxable income to you and are subject to income tax in the year distributed. After-tax contributions made to the CCAP are included in your taxable income for the year in which such contributions are made and are not subject to federal income tax in the year distributed to you.

Hardship withdrawals are subject to taxation in the year the distribution is made. Loan distributions, however, are not considered taxable distributions at the time they are made. As such, loans are not reportable to the federal government until such time as the loan amount is distributed or deemed to be distributed to you. A deemed distribution will occur, for example, upon a loan default.

Distributions of shares of Chubb common stock which have appreciated in value are subject to special tax rules. If the distribution is made at the time of your retirement or other termination from Chubb, all or part of the “net unrealized appreciation” on these shares may be excludable from current taxation. Generally, the term “net unrealized appreciation” is defined as the excess of the market value of the shares of Chubb common stock at the time of the distribution over the CCAP’s cost or other basis for such shares. The amount excludable from income under these provisions depends on whether the distribution is a total distribution and whether your deferral contributions were used to acquire the shares of common stock. The calculations can be difficult and you should consult with your tax advisor concerning the application of the net unrealized appreciation rules to distribution of shares of common stock. For example, assume that you terminate employment with Chubb and are under age 59 1/2. Assume the total value of your account is $22,000 determined as follows:

a.	Cash proceeds in account:	$20,000.00
b.	Fair market value of Chubb stock:	$2,000.00

c.	Total Account Balance:	$22,000.00

Further assume that the basis in the CCAP for the Chubb stock purchased for your account is $1,000. Under these facts, you will receive a Form 1099 identifying that you have received a total distribution from the Plan with a fair market value of $22,000. If you elect to receive a complete cash distribution, 20% of the total distribution must be withheld for withholding purposes. Therefore, you will receive a net check of $18,000, less the $4,000 tax withholding.

If you receive a distribution and do not rollover either the net cash proceeds and/or stock, you must report the full amount of the distribution (i.e., $22,000) on your federal income tax return. This distribution will be subject to all applicable federal and state income taxes.

As an alternative, you may elect to rollover the entire distribution including cash proceeds and Chubb stock to an IRA. In this event, no federal income taxes need be withheld and no amounts will be subject to income taxes.

As a third alternative, you may elect to rollover your cash proceeds, and to retain your Chubb stock. In this instance, no federal tax withholding may occur since no cash proceeds are payable to you. Upon receipt of the Chubb stock with a fair market value of $2,000, you may elect to be taxed on the basis of the stock in your account (i.e., $1,000). Upon including $1,000 in your income taxes, the $1,000 will be your basis in the stock for any future sales. For example, you may ultimately sell the stock when it appreciates to $3,000. Under these facts, you will incur a $2,000 gain (i.e., $3,000 sale price less the $1,000 tax basis). The advantage of this action is that the sales proceeds will be taxed as capital gains. For some individuals, conversion of appreciation into capital gains, rather than the sale of stock inside the CCAP or a rollover to an IRA, which will be taxed as ordinary income tax rates in the future, may be advantageous.

Chubb recommend that you review the advantages and disadvantages of receiving a distribution from the CCAP, effectuating a direct rollover or rollover of your account balance, and/or retaining any Chubb stock outside of an IRA with your personal financial advisors.

Tax Withholding on Payments and Direct Rollover Opportunities

All CCAP distributions which are otherwise eligible for rollover treatment are subject to mandatory 20% federal income tax withholding, unless you (or your surviving spouse beneficiary) elect to have this distribution directly rolled over into an IRA or another employer’s tax-qualified plan, 403(b) plan, or governmental 457(b) plan that accepts rollover contributions. The 20% to be withheld is determined on the total value of the distribution (including shares of Chubb common stock), but the actual amount withheld is limited to the cash portion of the distribution.

An eligible rollover distribution is any distribution made from the CCAP, but generally excluding any distribution that is part of a series of substantially equal periodic payments made over your life expectancy (or the joint life expectancies of you and your beneficiary), any distribution made for a specified period of ten (10) years or more, any hardship distributions, or a mandatory minimum distribution.

Any amount not rolled over (including amounts withheld under the mandatory 20% withholding rules) is includable in your taxable income and subject to income tax (including the 10% penalty tax on early distributions described below).

Generally, you or your spousal beneficiary can choose to have the taxable portion of a payment from the CCAP paid two ways. You or your spousal beneficiary can have all or a portion of your payment either (1) paid in a DIRECT ROLLOVER to an IRA or the other employer’s plan, or (2) PAID TO YOU. The choice you make will affect the taxes you owe.

If you choose a DIRECT ROLLOVER:

Your payment will be made directly from the CCAP to an IRA of your choice or to the other employer’s plan that will accept your rollover.

Your payment will not be taxed in the current year, and no income tax will be withheld from the payment. Instead, your payment will be taxed later, when you take it out of the IRA or the qualified plan.

For example, if your payment is $10,000, and you choose a direct rollover for this entire amount, the CCAP will pay the $10,000 to the IRA or qualified plan of your choice. No taxes will be withheld from this amount, and you will not owe any income tax on the $10,000 until you later take it out of the IRA or qualified plan.

You cannot choose a direct rollover for payments of less than $200. If you choose to have your payment PAID TO YOU:

You will only receive 80% of the payment, because the CCAP is required to withhold 20% of the payment and send it to the IRS as income tax withholding. The amount withheld is credited against your taxes when you file your income tax return. The 20% withholding requirement is not an additional tax.

For example, if your payment is $10,000, and you choose to have the payment paid to you, you will receive only $8,000 because the CCAP must withhold $2,000 as income tax. When you prepare your income tax return, however, you will report the full $10,000 as a payment from the CCAP to you. The $2,000 will be reported as income tax withheld, and it will be credited against any income tax you owe for the year.

If you receive the payment before age 59 1/2, you may have to pay an additional 10% tax.

You can roll over the payment made to you by paying it to an IRA or to the other employer’s plan within 60 days of receiving the payment. You will not be taxed on the amount rolled over until you take it out of the IRA or qualified plan. The CCAP, however, must still withhold 20% of the payment when it is paid to you. Therefore, if you want to roll over 100% of the payment to an IRA or a qualified plan, you must find other money to replace the 20% that was withheld. If you only roll over the 80% that you received, you will be taxed on the 20% that was withheld but was not rolled over.

For example, your payment is $10,000, and you choose to have it paid to you. You will receive $8,000, and $2,000 will be sent to the IRS as income tax withholding. Within 60 days of receiving the $8,000, you may roll over the entire $10,000 to an IRA or another qualified plan. To do this, you roll over the $8,000 you received from the CCAP, and you will have to find $2,000 from other sources (your savings, a loan, etc.). In this case, the entire $10,000 is not taxed until you take it out of the IRA or qualified plan. If you roll over the entire $10,000, when you file your income tax return you may get a refund of the $2,000 withheld.

If, on the other hand, you roll over only $8,000, the $2,000 you did not roll over is taxed in the year it was withheld. When you file your income tax return you may get a refund of part of the $2,000 withheld. Any refund, however, is likely to be larger if you roll over the entire $10,000.

You may choose to have part of your payment paid to you and part paid in a direct rollover to your IRA or to a qualified plan. The portion paid as a direct rollover, however, must equal at least $500. In addition, if the taxable amount of your payment is $500 or less, you may not divide the payment and have part of it paid to you and part of it paid in a direct rollover.

The rules described above apply to the taxable portion of your payment. These rules do not apply to the minimum required payments that you must begin to receive when you reach the required beginning date.

10% “Additional Tax”

A distribution or withdrawal of taxable money is generally subject to a 10% additional tax if it is considered to be taken “early.” An early distribution or withdrawal is one that occurs before you reach age 59 1/2, die, or become totally or permanently disabled. Generally, the following exceptions to the 10% additional tax apply:

•	Any distribution made to you if your termination of employment occurs during or after the calendar year in which you reach age 55.

•	Any withdrawals used to pay unreimbursed medical expenses for you or your dependent in excess of 7.5% of your adjusted gross income as reported on your Form 1040 federal tax return.

•	Any withdrawal or distribution made under the terms of a Qualified Domestic Relations Order.

•	Any corrective distributions made to satisfy the requirements of the Code.

You should consult your own tax advisor for more complete information regarding your particular tax situation.

If your beneficiary receives a lump sum distribution on account of your death, the entire lump sum distribution is includable in your gross estate for estate tax purposes. If your beneficiary is your spouse, the entire lump sum payment may qualify for the marital deduction and may not be subject to federal estate tax.

Company Tax Effects

Generally, Chubb will be entitled to a deduction when amounts are contributed to the CCAP trust.

IRS Circular 230 Disclosure

To ensure compliance with requirements imposed by the IRS, Chubb informs you that any tax advice contained in this communication, unless expressly stated otherwise, was not intended or written to be used, and cannot be used, for the purpose of (i) avoiding tax-related penalties under the Code or (ii) promoting, marketing or recommending to another party any tax-related matter(s) addressed herein.

ADDITIONAL INFORMATION ABOUT THE CCAP

If the CCAP Becomes “Top-Heavy”

If the CCAP becomes top-heavy, government regulations require that alternate CCAP provisions take effect. A plan is top-heavy if more than 60% of the account balances are held by key employees, which include officers, highly paid employees who are major stockholders, and the beneficiaries of these two groups. You will be notified if the CCAP becomes top-heavy.

Mergers, Consolidations, or Transfers

The Employee Benefits Committee may approve a merger, consolidation, or transfer of the CCAP to or with another qualified deferred compensation plan. If the CCAP is merged or consolidated with another plan, or if your account is transferred to another plan, your vested account balance will not be reduced as a result of the change. Your balance will be at least equal to the vested balance of your account immediately before the change.

Non-PBGC Insured Plan

CCAP is a defined contribution plan, providing contributions made in specific amounts as outlined in the CCAP plan document. Your full account value (subject to vesting requirements for Company matching contributions) is payable to you when you leave or retire. The Pension Benefit Guaranty Corporation (PBGC), a Federal Government agency, insures retirement benefit plans that use one or more formulas to determine the amount of retirement benefits to be paid to participants. Because your CCAP benefit amount is not determined by a formula (rather, it is determined by the balance in your CCAP account), it is not insured by the PBGC.

Who Pays CCAP Costs?

Chubb expects to pay all costs, other than brokerage commissions and transfer taxes, of the establishment, operation and administration of the CCAP and amendments to the CCAP, but if Chubb does not pay such costs or any portion thereof, the CCAP trustee shall pay such costs from the CCAP trust. Chubb may direct the CCAP trustee to use forfeitures under the CCAP to pay administrative expenses relating to the CCAP.

Do I need to keep this SPD/Prospectus?

This document provides highlights of the CCAP. As such, you should keep it as part of your records. When you have questions about the CCAP, you can refer to this document. The CCAP, however, is actually governed by the official CCAP documents. If you leave Chubb and no longer have access to Chubb’s intranet, you will want to have a paper copy of this document. If you would like a paper copy of this document, call HR Shared Services at 1-855-692-4822 or Fidelity at 1-800-939-2227.

Resale Restrictions

There are no restrictions on sales or dispositions of Chubb common stock received by persons who are not affiliates. An affiliate, for the purposes of United States federal securities law, generally means a senior officer, director or other person who is deemed to control, or be under common control with, Chubb. Sales or other dispositions of common stock received under the CCAP by any person who may be deemed to be an “affiliate” of Chubb, as defined in Rule 144 promulgated under the Securities Act of 1933, must be made in compliance with the registration requirements of the federal securities laws or Rule 144 or may be made pursuant to another exemption from registration. Affiliates and non-affiliates are reminded that they also must comply with any Chubb policies on trading in common stock.

Amendment or Termination of the CCAP

Chubb expects to continue CCAP indefinitely; however, it reserves the right to amend, modify, or terminate the CCAP at any time. In the event that the CCAP is terminated while you are a Chubb employee, you will be entitled to your full account value and Chubb will notify you as to when and how your account will be paid.

No modification or amendment may adversely affect your rights or interests that have accrued under the CCAP or make it possible for any assets of the CCAP to revert to Chubb or a participating employer. Amendments which apply retroactively may, however, be made if such changes are necessary to comply with the law, including maintaining the CCAP as a qualified employee plan under the Code.

Notes on the CCAP SPD

Every effort has been made to provide you with clear, accurate, and understandable information about the CCAP. This summary is based on information in the legal documents that govern the CCAP. If there is a difference between the legal documents and this summary, decisions are made according to the provisions in the legal documents. Also, this is a description of the CCAP under current law. Because laws are subject to change, the CCAP may also change. Chubb also has no control over government tax policies that may change.

The CCAP is designed to be a “404(c)” plan under the Employee Retirement Income Security Act (ERISA). That means that, by providing you with a range of investment choices, the flexibility to change your choices, and information about your choices (including the risk and opportunity for investment return associated with each) as required by Section 404(c) of ERISA, Chubb is not liable for any losses that might result from your investment choices. The selection and timing of your investment choices is solely your responsibility and investment returns are not guaranteed by Chubb.

While Chubb intends to continue the CCAP indefinitely, Chubb reserves the right of the Board of Directors to terminate, suspend, or amend CCAP at any time for any reason, in whole or in part.

ADMINISTRATIVE INFORMATION

CCAP Supplemental Administrative Information

Plan Name:	Capital Accumulation Plan of The Chubb Corporation

Plan Number:	002

Employer Tax I.D. Number:	13-2595722

Trustee:	Fidelity Management Trust Company
82 Devonshire Street
Boston, Massachusetts 02109

Plan Year:	January 1 through December 31

Plan Administrator:	Employee Benefits Committee
15 Mountain View Road, E090
Warren, New Jersey 07059
1-908-903-2231

Investment Fiduciary:	Retirement Investment Committee
15 Mountain View Road, E090
Warren, New Jersey 07059
1-908-903-3588

Agent for Service of	Employee Benefits Committee
Legal Process	15 Mountain View Road
Warren, NJ 07059

Service of legal process also may be made upon the Plan trustee.

Administration of the CCAP

Under a trust agreement, the CCAP trustee provides for the investment of your before-tax and after-tax contributions and Chubb matching contributions. The CCAP trustee has no right or duty to inquire into the amount of the CCAP matching contributions or the method used in determining that amount but is accountable only for the funds actually received by it.

The Employee Benefits Committee, which is made up of at least three persons appointed by the Chubb Board of Directors, is designated as the Plan Administrator and the Named Fiduciary. The Plan Administrator is authorized to construe and interpret the terms of the CCAP and determine all questions arising in the administration, interpretation and application of the CCAP, including the eligibility of any employee for participation in the CCAP, the right of any person to receive any payments under the CCAP, and the amount thereof. Benefits under the CCAP will be paid only if the Plan Administrator decides in its discretion that the applicant is entitled to them. In the event a participant or beneficiary has made a claim for distribution which has been denied, the Plan Administrator or its representative will provide written notice to the participant or beneficiary setting forth the specific reasons for such denial, and the participant or beneficiary may request, in writing, a full review of the decision of the Plan Administrator denying the claim. Please see the section “Claims for Benefits” for more details.

For more information on the CCAP, you may contact the Employee Benefits Committee at 1-908-903-2231.

Claims for Benefits

Initial Claim

Federal law provides that each plan subject to ERISA must set up reasonable rules for filing a claim for benefits. For this reason, the descriptions of the CCAP in this document include specific explanations of the claims procedures. You, your designated beneficiary, or legal representative, if applicable, must file a written claim for benefits. Claims should be submitted to the Claims Coordinator, as appointed by the Employee Benefits Committee to review initial claims for benefits.

Claim Decision

The Claims Coordinator has 90 days after your claim is filed to make his or her determination and communicate that determination to you. If the Claims Coordinator determines that special circumstances require an extension of time for deciding the claim, however, it will furnish you with notice of the extension prior to the expiration of the 90-day period. The notice will indicate the special circumstances requiring the extension and the date the Claims Coordinator expects to render its decision. If an extension is taken, and if the claim is denied in whole or in part, the Claims Coordinator will notify you of the denial within 180 days after the claim is filed.

Notice of Claim Denial

If your claim is denied in whole or in part, you will receive a written or electronic explanation of the denial that will include:

•	the specific reason(s) for the denial;

•	reference to the specific CCAP provision(s) on which the denial is based;

•	a description of any additional material or information necessary for you to perfect the claim and the reason why such material or information is necessary; and

•	an explanation of the review procedure (see below), including the time limits applicable to such procedure and a statement of your right to bring a civil action under section 502(a) of ERISA following an adverse benefit determination on review.

You must exhaust both the claims and the review process available under the CCAP before you may take legal action.

Review Procedure

If your claim is denied in whole or in part, you may request such denial be reviewed by the Employee Benefits Committee by filing a written request for such review within 60 days after you receive the denial notice. Upon request, you will be provided, free of charge, reasonable access to, and copies of, all documents, records, and other information that is relevant to the claim. You may submit written comments or provide documents, records, and other information relating to the claim, for the Employee Benefits Committee to consider as it reviews the claim. Upon receipt of a request for review of a denied claim, the Employee Benefits Committee will make a full and fair review of the claim. Such review will take into account all comments, documents, records, and other information submitted by you relating to the claim, without regard to whether the same was submitted or considered in the initial claim determination.

Decision on Review

The Employee Benefits Committee will notify you of its decision on review within 60 days after its receipt of your written request for review. If the Employee Benefits Committee determines that special circumstances require an extension of time to process the claim, it will provide you with a notice of the extension prior to the expiration of such 60-day period. The notice will indicate the special circumstances requiring the extension and the date the Employee Benefits Committee expects to render its decision. If an extension is taken, the Employee Benefits Committee will notify you of its decision on the claim within 120 days after the date the request for review is filed. If the extension is needed because the Employee Benefits Committee needs additional information from you, the review period will be suspended from the date the notice is sent to you and will resume as of the date you provide the requested information.

Notice of Decision on Review

If your claim is denied in whole or in part, you will receive a written or electronic explanation of the denial which will include:

•	the specific reason(s) for the denial;

•	reference to the specific CCAP provision(s) on which the denial is based;

•	a statement that you are entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information that is relevant to the claim; and

•	a statement of your right to bring an action with respect to the matter raised in the claim under section 502(a) of ERISA.

The claims and review procedures set forth above are intended to comply with the claims procedure regulations of the Department of Labor set forth in 29 CFR §2560.503-1. The Employee Benefits Committee will provide you with reasonable access to, and copies of, any documents, records, and other information that you are entitled to receive, as indicated in the notification.

Your Rights under ERISA

ERISA Rights

The CCAP is subject to ERISA. As a participant in the CCAP, you are entitled to certain rights and protections under ERISA. ERISA provides that, as a CCAP participant, you are entitled to:

•	Receive information about your CCAP and benefits.

•	Examine, without charge, at the Home Office Benefits Department in Warren, New Jersey and at other specified locations, such as worksites, all documents governing the CCAP and a copy of the latest annual report (Form 5500 Series) filed by the CCAP with the U.S. Department of Labor and available at the Public Disclosure Room of the Employee Benefits Security Administration (formerly the Pension and Welfare Benefits Administration). The CCAP document and this document also are available on ChubbNet.

•	Obtain, upon written request to the Employee Benefits Committee or the Home Office Benefits Department, copies of documents governing the operation of the CCAP, and copies of the latest annual report (Form 5500 Series) and updated summary plan descriptions. The Employee Benefits Committee or the Home Office Benefits Department may make a reasonable charge for the copies.

•	Receive a summary of the CCAP’s annual financial report. The Employee Benefits Committee is required by law to furnish each participant with a copy of this summary annual report.

•	Obtain a statement telling you whether you have a right to receive a pension at normal retirement age (age 65) and, if so, what your benefits would be at normal retirement age if you stop working under the CCAP now. If you do not have a right to a pension, the statement will tell you how many more years you have to work to get a right to a pension. This statement must be requested in writing and is not required to be given more than once every 12 months. The CCAP must provide the statement free of charge.

Prudent Actions by CCAP Fiduciaries

In addition to creating rights for CCAP participants, ERISA imposes duties upon the people who are responsible for the operation of the CCAP. The people who operate the CCAP, called “fiduciaries” of the CCAP, have a duty to do so prudently and in the interest of you and other CCAP participants and beneficiaries. No one, including your employer, or any other person, may fire you or otherwise discriminate against you in any way to prevent you from obtaining a pension benefit or exercising your rights under ERISA.

Enforce Your Rights

If your claim for a pension benefit is denied or ignored, in whole or in part, you have a right to know why this was done, to obtain copies of documents relating to the decision without charge, and to appeal any denial, all within certain time schedules.

Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request a copy of CCAP documents or the latest annual report from the CCAP and do not receive them within 30 days, you may file suit in a federal court. In such a case, the court may require the Employee Benefits Committee to provide the materials and pay you up to $110 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the Employee Benefits Committee. If you have a claim for benefits which is denied or ignored, in whole or in part, you may file suit in a state or federal court. In addition, if you disagree with the CCAP’s decision or lack thereof concerning the qualified status of a domestic relations order, you may file suit in federal court. If it should happen that plan fiduciaries misuse the CCAP’s money, or if you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in a federal court. The court will decide who should pay court costs and legal fees. If you are successful the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay these costs and fees, for example, if it finds your claim is frivolous.

Assistance with Your Questions

If you have any questions about the CCAP, you should contact the Employee Benefits Committee or the Home Office Benefits Department. If you have any questions about this statement or about your rights under ERISA, or if you need assistance in obtaining documents from the Employee Benefits Committee, you should contact the nearest office of the Employee Benefits Security Administration, U.S. Department of Labor, listed in your telephone directory or the Division of Technical Assistance and Inquiries, Employee Benefits Security Administration, U.S. Department of Labor, 200 Constitution Avenue N.W., Washington, D.C. 20210. You may also obtain certain publications about your rights and responsibilities under ERISA by calling the publications hotline of the Employee Benefits Security Administration.

Documents Incorporated by Reference

Incorporated by reference in this SPD are the following documents filed by Chubb or the CCAP with the Securities Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”):

•	Chubb’s latest annual report filed pursuant to Sections 13(a) or 15(d) of the Exchange Act on Form 10-K;

•	All other reports filed by Chubb pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above;

•	The description of Chubb’s Common Stock contained in Chubb’s registration statements filed under Section 12 of the Exchange Act, including any amendment thereto or report filed for the purpose of updating such description; and

•	The CCAP’s latest annual report filed pursuant to Section 15(d) of the Exchange Act on Form 11-K.

All documents subsequently filed by Chubb and the CCAP with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference herein and to be part hereof from the dates of filing of such documents.

Available Information

Chubb’s Corporate Secretary will provide without charge to each person to whom this summary plan description is delivered, upon the written or oral request of such person, a copy of any or all of (i) the Exchange Act reports incorporated by reference in this summary (excluding exhibits to the Exchange Act reports, unless they are specifically identified in this summary as incorporated by reference into (a) the Registration Statement on Form S-8 to which this summary relates, or (b) another Exchange Act report); (ii) the latest annual report of the CCAP filed pursuant to Section 15(d) of the Exchange Act; and (iii) the reports, proxy statements, and other communications distributed to Chubb’s shareholders generally or which are required to be delivered pursuant to Rule 428(b) under the Exchange Act. Participants may view and download copies of these documents from the “SEC Filings” section of the “Investors” page on the Chubb Internet site at www.chubb.com or request copies of these documents in writing from the Corporate Secretary of The Chubb Corporation, 15 Mountain View Road, Warren, NJ 07059 (telephone number 1-908-903-2000).

CCAP FINANCIAL INFORMATION AS OF DECEMBER 1, 2014

Description Build: December 1, 2014

Understanding investment performance: As you review this update, please remember that the performance data stated represents past performance, which does not guarantee future results. Investment return and principal value of an investment will fluctuate; therefore, you may have a gain or loss when you sell your shares. Current performance may be higher or lower than the performance stated. To learn more or to obtain the most recent month-end performance, call Fidelity or visit www.401k.com (log in, choose plan, select Investment Choices & Research, and then pick investment option.).

Chubb Stock Fund

Ticker: N/A

Gross Expense Ratio: 0.0036% as of 09/30/2014

Objective: Seeks to increase the value of your investments over the long term by investing in the common stock of your employer or its affiliate.

Strategy: Normally invests primarily in the stock of Chubb Corp., as well as in short-term investments. Your ownership is measured in units of the fund instead of shares of stock. The fund pools your money with that of other employees to buy shares of stock in your employer or its affiliate and an amount of short-term investments designed to allow you to buy or sell without the usual trade settlement period for individual stock transactions. The amount of short-term investments is based upon a target established by the plan sponsor, but the actual amount of short-term investments on any given business day will vary with the amount of cash awaiting investment and with participant activity in the fund (contributions, redemptions, exchanges, withdrawals, etc.) The value of your investment will vary depending on the performance of the company, the overall stock market, and the performance and amount of short-term investments held by the fund, less any expenses accrued against the fund.

Risk: If you invest a significant portion of your retirement savings in any one company or industry, your savings may not be properly diversified. Although diversification is not a guarantee against loss, it can be an effective strategy to help you manage investment risk. This is neither a mutual fund nor a diversified or managed investment option. Investing in a non-diversified single stock fund involves more risk than investing in a diversified fund. On days of unexpectedly heavy outflows, the fund may not have enough short-term investments for liquidity. If that happens, requests to sell units received by Fidelity before the market close on a business day may not be processed on that day. In that case, requested sales of units will be suspended and, as liquidity is restored, suspended transactions will be processed, generally on a first-in-first-out basis, at the closing price for the processing date. In unusual circumstances, the fund may be closed to purchases or sales. As with any stock, the value of your investment may go up or down depending on how the company’s stock performs in the market. Unit price and return will vary.

Short-term Redemption Fee Note: None

Who may want to invest:

•	Someone who wants to own part of the company they may work for and share in the gains or losses of its stock.

•	Someone whose investment portfolio can withstand the higher risk of investment in a single stock.

Footnotes: This investment option is a unitized company stock fund. This description is only intended to provide a brief overview of the fund.

To help achieve long-term retirement security, you should give careful consideration to the benefits of a well-balanced and diversified investment portfolio. Spreading your assets among different types of investments can help you achieve a favorable rate of return, while minimizing your overall risk of losing money. This is because market or other economic conditions that cause one category of assets, or one particular security, to perform very well often cause another asset category, or other particular security to perform poorly. If you invest more than 20% of your retirement savings in any one company or industry, your savings may not be properly diversified. Although diversification is not a guarantee against loss, it is an effective strategy to help manage your investment risk.

You have the right to direct Fidelity Management Trust Company, (“The Trustee”) concerning shareholder rights, such as the right to vote or tender, for shares attributable to the units of Chubb Stock Fund credited to your account. The Trustee will hold your decision with respect to the exercise of shareholder rights in confidence, except to the extent required by law. In addition, the Chubb Group of Insurance Companies will not review information concerning any individual participant’s purchase, holding or sale of The Chubb Corporation, unless required to fulfill its fiduciary obligations, or by applicable law. The plan fiduciary responsible for monitoring compliance with the confidentiality procedures is: The Chubb Group of Insurance Companies, 15 Mountain Viewed Rd, P.O. Box 1615, Warren, NJ 07061, 908-903-2000.

On days of unexpectedly heavy outflows, the fund may not have enough short-term investments for liquidity. If that happens, requests to sell units received by Fidelity before the market close on a business day may not be processed on that day. In that case, requested sales of units will be suspended and, as liquidity is restored, suspended transactions will be processed, generally on a first-in, first out basis, at the closing price for the processing date. In unusual circumstances, the fund may be closed to purchases or sales.

This investment option is not a mutual fund.

Dodge & Cox Balanced Fund

Ticker: DODBX

Gross Expense Ratio: 0.53% as of 05/01/2014

Objective: The investment seeks regular income, conservation of principal, and an opportunity for long-term growth of principal and income.

Strategy: The fund invests in a diversified portfolio of equity securities and debt securities. It primarily invests in companies that, in Dodge & Cox’s opinion, appear to be temporarily undervalued by the stock market and have a favorable outlook for long-term growth. The fund may invest up to 20% of its total assets in U.S. dollar-denominated securities of non-U.S. issuers traded in the United States that are not in the S&P 500.

Risk: Stock markets are volatile and can decline significantly in response to adverse issuer, political, regulatory, market, economic or other developments. These risks may be magnified in foreign markets. In general the bond market is volatile, and fixed income securities carry interest rate risk. (As interest rates rise, bond prices usually fall, and vice versa. This effect is usually more pronounced for longer-term securities.) Fixed income securities also carry inflation risk and credit and default risks for both issuers and counterparties. Additional risk information for this product may be found in the prospectus or other product materials, if available.

Short-term Redemption Fee Note: None

Who may want to invest:

•	Someone who is seeking to invest in a fund that invests in both stocks and bonds.

•	Someone who is seeking the potential both for income and for long-term share-price appreciation and who is willing to accept the volatility of the bond and stock markets.

Footnotes: A mutual fund registered under Dodge & Cox Funds, and managed by Dodge & Cox. This description is only intended to provide a brief overview of the fund. Read the fund’s prospectus for more detailed information about the fund.

Fidelity® Contrafund® - Class K

Ticker: FCNKX

Gross Expense Ratio: 0.56% as of 03/01/2014

Objective: Seeks capital appreciation.

Strategy: Investing in securities of companies whose value FMR believes is not fully recognized by the public. Investing in either ‘growth’ stocks or ‘value’ stocks or both. Normally investing primarily in common stocks.

Risk: The value of the fund’s domestic and foreign investments will vary from day to day in response to many factors. Stock values fluctuate in response to the activities of individual companies, and general market and economic conditions. Investments in foreign securities involve greater risk than U.S. investments. You may have a gain or loss when you sell your shares.

Short-term Redemption Fee Note: None

Who may want to invest:

•	Someone who is seeking the potential for long-term share-price appreciation.

•	Someone who is willing to accept the generally greater price volatility associated with growth-oriented stocks.

Footnotes: A mutual fund registered under Fidelity Contrafund, and managed by Fidelity Management & Research Company. This description is only intended to provide a brief overview of the fund. Read the fund’s prospectus for more detailed information about the fund.

On May 9, 2008, an initial offering of the retirement (K) class took place. Returns and expenses prior to that date are those of the non-K, non-advisor class. Had K class expenses been reflected in the returns shown, total returns would have been higher.

Fidelity® Diversified International Fund - Class K

Ticker: FDIKX

Gross Expense Ratio: 0.78% as of 08/01/2014

Objective: Seeks capital growth.

Strategy: Normally investing primarily in non-U.S. securities. Normally investing primarily in common stocks.

Risk: Stock markets, especially foreign markets, are volatile and can decline significantly in response to adverse issuer, political, regulatory, market, or economic developments. Foreign securities are subject to interest rate, currency exchange rate, economic, and political risks, all of which are magnified in emerging markets.

Short-term Redemption Fee Note: This fund has a Short-term Redemption Fee of 1.00% for fee eligible shares held less than 30 days.

Who may want to invest:

•	Someone who is seeking to complement a portfolio of domestic investments with international investments, which can behave differently.

•	Someone who is willing to accept the higher degree of risk associated with investing overseas.

Footnotes: A mutual fund registered under Fidelity Investment Trust, and managed by Fidelity Management & Research Company. This description is only intended to provide a brief overview of the fund. Read the fund’s prospectus for more detailed information about the fund.

On May 9, 2008, an initial offering of the retirement (K) class took place. Returns and expenses prior to that date are those of the non-K, non-advisor class. Had K class expenses been reflected in the returns shown, total returns would have been higher.

Fidelity® Fund - Class K

Ticker: FFDKX

Gross Expense Ratio: 0.41% as of 08/29/2014

Objective: Seeks long-term capital growth.

Strategy: Normally investing primarily in common stocks. Investing in either “growth” stocks or “value” stocks or both.

Risk: Stock markets, especially foreign markets, are volatile and can decline significantly in response to adverse issuer, political, regulatory, market, or economic developments. Foreign securities are subject to interest rate, currency exchange rate, economic, and political risks.

Short-term Redemption Fee Note: None

Who may want to invest:

•	Someone who is seeking the potential for long-term share-price appreciation.

•	Someone who is willing to accept the generally greater price volatility associated with growth-oriented stocks.

Footnotes: A mutual fund registered under Fidelity Hastings Street Trust, and managed by Fidelity Management & Research Company. This description is only intended to provide a brief overview of the fund. Read the fund’s prospectus for more detailed information about the fund.

On May 9, 2008, an initial offering of the retirement (K) class took place. Returns and expenses prior to that date are those of the non-K, non-advisor class. Had K class expenses been reflected in the returns shown, total returns would have been higher.

Fidelity® Institutional Money Market Government Portfolio - Class I

Ticker: FIGXX

Gross Expense Ratio: 0.21% as of 05/30/2014

Objective: Seeks to obtain as high a level of current income as is consistent with the preservation of principal and liquidity within the limitations prescribed for the fund.

Strategy: Normally investing at least 80% of assets in U.S. Government securities and repurchase agreements for those securities. Generally maintaining a dollar-weighted average maturity of 60 days or less. Potentially entering into reverse repurchase agreements

Risk: An investment in a money market fund is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. Although the fund seeks to preserve the value of your investment at $1.00 per share, it is possible to lose money by investing in the fund. Interest rate increases can cause the price of a money market security to decrease.

Short-term Redemption Fee Note: None

Who may want to invest:

•	Someone who has a low tolerance for investment risk and who wishes to keep the value of his or her investment relatively stable.

•	Someone who is seeking to complement his or her bond and stock fund holdings in order to reach a particular asset allocation.

Footnotes: A mutual fund registered under Fidelity Colchester Street Trust, and managed by Fidelity Management & Research Company. This description is only intended to provide a brief overview of the fund. Read the fund’s prospectus for more detailed information about the fund.

Fidelity® OTC Portfolio - Class K

Ticker: FOCKX

Gross Expense Ratio: 0.65% as of 09/29/2014

Objective: Seeks capital appreciation.

Strategy: Normally investing at least 80% of assets in securities principally traded on NASDAQ or an over-the-counter market, which has more small and medium-sized companies than other markets. Investing more than 25% of total assets in the technology sector. Investing in either “growth” stocks or “value” stocks or both. Normally investing primarily in common stocks.

Risk: Stock markets, especially foreign markets, are volatile and can decline significantly in response to adverse issuer, political, regulatory, market, or economic developments. The technology industries can be significantly affected by obsolescence of existing technology, short product cycles, falling prices and profits, and competition from new markets, and general economic conditions. Foreign securities are subject to interest rate, currency exchange rate, economic, and political risks. The securities of smaller, less well-known companies can be more volatile than those of larger companies. The fund may have additional volatility because it can invest a significant portion of assets in securities of a small number of individual issuers.

Short-term Redemption Fee Note: None

Who may want to invest:

•	Someone who is seeking the potential for long-term share-price appreciation.

•	Someone who is willing to accept the generally greater price volatility associated with growth-oriented stocks.

Footnotes: A mutual fund registered under Fidelity Securities Fund, and managed by Fidelity Management & Research Company. This description is only intended to provide a brief overview of the fund. Read the fund’s prospectus for more detailed information about the fund.

On May 9, 2008, an initial offering of the retirement (K) class took place. Returns and expenses prior to that date are those of the non-K, non-advisor class. Had K class expenses been reflected in the returns shown, total returns would have been higher.

Goldman Sachs Mid Cap Value Fund Institutional Class

Ticker: GSMCX

Gross Expense Ratio: 0.74% as of 12/27/2013

Objective: The investment seeks long-term capital appreciation.

Strategy: The fund invests, under normal circumstances, at least 80% of its net assets for investment purposes in a diversified portfolio of equity investments in mid-cap issuers with public stock market capitalizations within the range of the market capitalization of companies constituting the Russell Midcap® Value Index at the time of investment. Although it will invest primarily in publicly traded U.S. securities, the fund may invest in foreign securities, including securities of issuers in countries with emerging markets or economies (“emerging countries”) and securities quoted in foreign currencies.

Risk: Value stocks can perform differently than other types of stocks and can continue to be undervalued by the market for long periods of time. The securities of smaller, less well-known companies can be more volatile than those of larger companies. Stock markets are volatile and can decline significantly in response to adverse issuer, political, regulatory, market, economic or other developments. These risks may be magnified in foreign markets. Additional risk information for this product may be found in the prospectus or other product materials, if available.

Short-term Redemption Fee Note: None

Who may want to invest:

•	Someone who is seeking the potential for long-term share-price appreciation and, secondarily, dividend income.

•	Someone who is comfortable with value-style investments and the potentially greater volatility of investments in smaller companies.

Footnotes: A mutual fund registered under Goldman Sachs Trust, and managed by Goldman Sachs Asset Management, L.P. This description is only intended to provide a brief overview of the fund. Read the fund’s prospectus for more detailed information about the fund.

The Russell Midcap® Value Index is an unmanaged market capitalization-weighted index of medium-capitalization value-oriented stocks of U.S. domiciled companies that are included in the Russell Midcap Index. Value-oriented stocks tend to have lower price-to-book ratios and lower forecasted growth values.

Janus High-Yield Fund Class I

Ticker: JHYFX

Gross Expense Ratio: 0.72% as of 10/28/2014

Objective: The investment seeks high current income; capital appreciation is a secondary investment objective.

Strategy: The fund normally invests at least 80% of its net assets in high-yield/high-risk securities rated below investment grade. Securities rated below investment grade may include their unrated equivalents or other high-yielding securities the portfolio managers believe offer attractive risk/return characteristics. It may invest its assets in derivatives, which are instruments that have a value derived from, or directly linked to, an underlying asset, such as equity securities, fixed-income securities, commodities, currencies, interest rates, or market indices.

Risk: The fund may invest in lower-quality debt securities that involve greater risk of default or price changes due to potential changes in the credit quality of the issuer. In general the bond market is volatile, and fixed income securities carry interest rate risk. (As interest rates rise, bond prices usually fall, and vice versa. This effect is usually more pronounced for longer-term securities.) Fixed income securities also carry inflation risk and credit and default risks for both issuers and counterparties. Unlike individual bonds, most bond funds do not have a maturity date, so avoiding losses caused by price volatility by holding them until maturity is not possible. Additional risk information for this product may be found in the prospectus or other product materials, if available.

Short-term Redemption Fee Note: None

Who may want to invest:

•	Someone interested in a bond fund that provides the potential for both current income and share-price appreciation.

•	Someone who is seeking to complement his or her core bond holdings with a bond investment that seeks higher returns from riskier bonds, and who can tolerate higher risk.

Footnotes: A mutual fund registered under Janus Investment Fund, and managed by Janus Capital Management LLC. This description is only intended to provide a brief overview of the fund. Read the fund’s prospectus for more detailed information about the fund.

Except for Life of Fund returns, the analysis on these pages may be based, in part, on adjusted historical returns for periods prior to the class’s actual inception of 07/06/2009. These calculated returns reflect the historical performance of the oldest share class of the fund, with an inception date of 12/29/1995, adjusted to reflect the fees and expenses of this share class (when this share class’s fees and expenses are higher.) Please refer to a fund’s prospectus for information regarding fees and expenses. These adjusted historical returns are not actual returns. Calculation methodologies utilized by Morningstar may differ from those applied by other entities, including the fund itself.

Morgan Stanley Institutional Core Plus Fixed Income Portfolio Class Institutional

Ticker: MPFIX

Gross Expense Ratio: 0.73% as of 01/31/2014

Objective: The investment seeks above-average total return over a market cycle of three to five years.

Strategy: The fund normally invests 80% of its assets in fixed income securities. It invests primarily in a diversified mix of U.S. dollar-denominated investment grade fixed income securities, particularly U.S. government, corporate, municipal, mortgage- and asset-backed securities. The fund will ordinarily seek to maintain an average weighted maturity between five and ten years. The fund may, but it is not required to, use derivative instruments for a variety of purposes, including hedging, risk management, portfolio management or to earn income.

Risk: In general the bond market is volatile, and fixed income securities carry interest rate risk. (As interest rates rise, bond prices usually fall, and vice versa. This effect is usually more pronounced for longer-term securities.) Fixed income securities also carry inflation risk and credit and default risks for both issuers and counterparties. Unlike individual bonds, most bond funds do not have a maturity date, so avoiding losses caused by price volatility by holding them until maturity is not possible. Additional risk information for this product may be found in the prospectus or other product materials, if available.

Short-term Redemption Fee Note: None

Who may want to invest:

•	Someone who is seeking potential returns primarily in the form of interest dividends rather than through an increase in share price.

•	Someone who is seeking to diversify an equity portfolio with a more conservative investment option.

Footnotes: A mutual fund registered under Morgan Stanley Institutional Fund Trust, and managed by Morgan Stanley Investment Management Inc. This description is only intended to provide a brief overview of the fund. Read the fund’s prospectus for more detailed information about the fund.

Weighted average maturity (WAM) is the weighted average of all the maturities of the securities held in a fund. WAM for money market funds can be used as a measure of sensitivity to interest rate changes. Generally, the longer the maturity, the greater the sensitivity. WAM for money market funds is based on the dollar-weighted average length of time until principal payments must be paid, taking into account any call options exercised by the issuer and any permissible maturity shortening devices, such as demand features and interest rate resets. For bond funds, WAM can be used as a measure of sensitivity to the markets. Generally, the longer the maturity, the greater the sensitivity. The WAM calculation for bond funds excludes interest rate resets and only takes into account issuer call options if it is probable that the issuer of the instrument will take advantage of such options.

Royce Low-Priced Stock Fund Institutional Class

Ticker: RLPIX

Gross Expense Ratio: 1.08% as of 05/01/2014\

Objective: The investment seeks long-term growth of capital.

Strategy: Normally, the fund invests at least 80% of its net assets in low-priced equity securities. At least 65% of these securities will be issued by companies with stock market capitalizations up to $2.5 billion at the time of investment. Although the fund normally focuses on the securities of U.S. companies, it may invest up to 35% of its net assets (measured at the time of investment) in foreign securities.

Risk: The securities of smaller, less well-known companies can be more volatile than those of larger companies. Growth stocks can perform differently from the market as a whole and can be more volatile than other types of stocks. Stock markets are volatile and can decline significantly in response to adverse issuer, political, regulatory, market, economic or other developments. These risks may be magnified in foreign markets. Additional risk information for this product may be found in the prospectus or other product materials, if available.

Short-term Redemption Fee Note: None

Who may want to invest:

•	Someone who is seeking the potential for long-term share-price appreciation.

•	Someone who is willing to accept the generally greater price volatility associated both with growth-oriented stocks and with smaller companies.

Footnotes: A mutual fund registered under Royce Fund, and managed by Royce & Associates, LLC. This description is only intended to provide a brief overview of the fund. Read the fund’s prospectus for more detailed information about the fund.

Except for Life of Fund returns, the analysis on these pages may be based, in part, on adjusted historical returns for periods prior to the class’s actual inception of 01/03/2006. These calculated returns reflect the historical performance of the oldest share class of the fund, with an inception date of 12/15/1993, adjusted to reflect the fees and expenses of this share class (when this share class’s fees and expenses are higher.) Please refer to a fund’s prospectus for information regarding fees and expenses. These adjusted historical returns are not actual returns. Calculation methodologies utilized by Morningstar may differ from those applied by other entities, including the fund itself.

Spartan® 500 Index Fund - Institutional Class

Ticker: FXSIX

Gross Expense Ratio: 0.05% as of 04/29/2014

Objective: Seeks to provide investment results that correspond to the total return (i.e., the combination of capital changes and income) performance of common stocks publicly traded in the United States.

Strategy: Normally investing at least 80% of assets in common stocks included in the S&P 500 Index, which broadly represents the performance of common stocks publicly traded in the United States.

Risk: Stock markets, especially foreign markets, are volatile and can decline significantly in response to adverse issuer, political, regulatory, market, or economic developments.

Short-term Redemption Fee Note: None

Who may want to invest:

•	Someone who is seeking the potential for long-term share-price appreciation and, secondarily, dividend income.

•	Someone who is seeking both growth- and value-style investments and who is willing to accept the volatility associated with investing in the stock market.

Footnotes: A mutual fund registered under Fidelity Concord Street Trust, and managed by Fidelity Management & Research Company. This description is only intended to provide a brief overview of the fund. Read the fund’s prospectus for more detailed information about the fund.

The S&P 500® Index is a registered service mark of The McGraw-Hill Companies, Inc., and has been licensed for use by Fidelity Distributors Corporation and its affiliates. It is an unmanaged index of the common stock prices of 500 widely held U.S. stocks that includes the reinvestment of dividends.

Initial offering of the Institutional Share Class took place on May 4, 2011. Returns prior to that date are those of the Fidelity Advantage Class and reflect the Fidelity Advantage Class’ expense ratio. Had the Institutional Class’ expense ratio been reflected, total returns would have been higher.

Fidelity is voluntarily reimbursing a portion of the fund’s expenses. If Fidelity had not, the returns would have been lower.

Stable Value Portfolio

Ticker: N/A

Gross Expense Ratio: 0.2748% as of 09/30/2014

Objective: The fund seeks to preserve your principal investment while earning a level of interest income that is consistent with principal preservation. The fund seeks to maintain a stable net asset value (NAV) of $1 per share, but it cannot guarantee that it will be able to do so. The yield of the fund will fluctuate.

Strategy: The fund invests in benefit-responsive investment contracts issued by insurance companies and other financial institutions (“Contracts”), fixed income securities, and money market funds. Under the terms of the Contracts, the assets of the fund are invested in fixed income securities (which may include, but are not limited to, U.S. Treasury and agency bonds, corporate bonds, mortgage-backed securities, commercial mortgage-backed securities, asset-backed securities, and collective investment vehicles and shares of investment companies that invest primarily in fixed income securities) and shares of money market funds. At the time of purchase, all Contracts and securities purchased for the fund must satisfy the credit quality standards specified in the fund’s investment guidelines.

Risk: The Contracts and securities purchased for the fund are backed solely by the financial resources of the issuers of such Contracts and securities. An investment in the fund is not insured or guaranteed by the manager(s), the plan sponsor, the trustee, the FDIC, or any other government agency. The Contracts purchased by the fund permit the fund to account for the fixed income securities at book value (principal plus interest accrued to date). The Chubb Corporation, as plan sponsor of the Chubb Capital Accumulation Plan, has claimed an exclusion from the definition of the term ‘commodity pool operator’ under the Commodity Exchange Act (the ‘Act’) and is not subject to registration or regulation under the Act. Through the use of book value accounting, there is no immediate recognition of investment gains and losses on the fund’s securities. Instead, gains and losses are recognized over time by periodically adjusting the interest rate credited to the Portfolio under the wrap contract. However, while the fund seeks to preserve your principal investment, it is possible to lose money by investing in this fund. The Contracts provide for the payment of certain withdrawals and exchanges at book value during the terms of the Contracts. In order to maintain the Contract issuers’ promise to pay such withdrawals and exchanges at book value, the Contracts subject the fund and its participants to certain restrictions. For example, withdrawals prompted by certain events (e.g., layoffs, early retirement windows, spin-offs, sale of a division, facility closings, plan terminations, partial plan terminations, changes in laws or regulations) may be paid at the market value of the fund’s securities, which may be less than your book value balance.

Short-term Redemption Fee Note: None

Who may want to invest:

•	Someone who seeks a slightly higher yield over the long term than is offered by money market funds, but who is willing to accept slightly more investment risk.

•	Someone who is interested in balancing an aggressive portfolio with an investment that seeks to provide stability of price.

Footnotes: The investment option is a stable value fund. It is managed by Fidelity Management Trust Company. This description is only intended to provide a brief overview of the fund.

You are not permitted to make a direct exchange from the Fixed Income Fund to the Fidelity Institutional Money Market Government Portfolio (considered as a competing fund). Before exchanging from the Fixed Income Fund, you must first exchange to a “non-competing” fund for at least 90 days.

This investment option is not a mutual fund.

T. Rowe Price Mid-Cap Growth Fund

Ticker: RPMGX

Gross Expense Ratio: 0.78% as of 05/01/2014

Objective: The investment seeks long-term capital appreciation.

Strategy: The fund normally invests at least 80% of net assets (including any borrowings for investment purposes) in a diversified portfolio of common stocks of mid-cap companies whose earnings T. Rowe Price expects to grow at a faster rate than the average company. It defines mid-cap companies as those whose market capitalization falls within the range of either the S&P MidCap 400 Index or the Russell Midcap Growth Index. While most assets will typically be invested in U.S. common stocks, the fund may invest in foreign stocks in keeping with the fund’s objectives.

Risk: Growth stocks can perform differently from the market as a whole and can be more volatile than other types of stocks. The securities of smaller, less well-known companies can be more volatile than those of larger companies. Stock markets are volatile and can decline significantly in response to adverse issuer, political, regulatory, market, economic or other developments. These risks may be magnified in foreign markets. Additional risk information for this product may be found in the prospectus or other product materials, if available.

Short-term Redemption Fee Note: None

Who may want to invest:

•	Someone who is seeking the potential for long-term share-price appreciation.

•	Someone who is willing to accept the generally greater price volatility associated both with growth-oriented stocks and with smaller companies.

Footnotes: A mutual fund registered under T. Rowe Price Mid-cap Growth Fund, Inc., and managed by T. Rowe Price Associates, Inc. This description is only intended to provide a brief overview of the fund. Read the fund’s prospectus for more detailed information about the fund.

The S&P® MidCap 400 Index is an unmanaged market capitalization-weighted index of 400 medium-capitalization stocks.

The Russell Midcap® Growth Index is an unmanaged market capitalization-weighted index of medium-capitalization growth-oriented stocks of U.S. domiciled companies that are included in the Russell Midcap Index. Growth-oriented stocks tend to have higher price-to-book ratios and higher forecasted growth values.

Vanguard Small-Cap Growth Index Fund Institutional

Shares Ticker: VSGIX

Gross Expense Ratio: 0.08% as of 04/28/2014

Objective: The investment seeks to track the performance of a benchmark index that measures the investment return of small-capitalization growth stocks.

Strategy: The fund employs an indexing investment approach designed to track the performance of the CRSP U.S. Small Cap Growth Index, a broadly diversified index of growth stocks of small U.S. companies. It attempts to replicate the target index by investing all, or substantially all, of its assets in the stocks that make up the index, holding each stock in approximately the same proportion as its weighting in the index.

Risk: The securities of smaller, less well-known companies can be more volatile than those of larger companies. Growth stocks can perform differently from the market as a whole and can be more volatile than other types of stocks. Stock markets are volatile and can decline significantly in response to adverse issuer, political, regulatory, market, economic or other developments. These risks may be magnified in foreign markets. Additional risk information for this product may be found in the prospectus or other product materials, if available.

Short-term Redemption Fee Note: None

Who may want to invest:

•	Someone who is seeking the potential for long-term share-price appreciation.

•	Someone who is willing to accept the generally greater price volatility associated both with growth-oriented stocks and with smaller companies.

Footnotes: A mutual fund registered under Vanguard Index Funds, and managed by Vanguard Group, Inc. This description is only intended to provide a brief overview of the fund. Read the fund’s prospectus for more detailed information about the fund.

The CRSP US Small Cap Growth Index includes U.S. companies that fall between the bottom 2%-15% of the investable market capitalization. There is no lower limit in market capitalization, other than what is specified by investability screens. CRSP classifies growth securities using the following factors: future long-term growth in earnings per share (EPS), future short-term growth in EPS, 3-year historical growth in EPS, 3-year historical growth in sales per share, current investment-to-assets ratio, and return on assets.

Vanguard Target Retirement 2010 Fund Investor Shares

Ticker: VTENX

Gross Expense Ratio: 0.16% as of 01/27/2014

Objective: The investment seeks to provide capital appreciation and current income consistent with its current asset allocation.

Strategy: The fund invests in other Vanguard mutual funds according to an asset allocation strategy designed for investors planning to retire and leave the workforce in or within a few years of 2010 (the target year). Its asset allocation will become more conservative over time, meaning that the percentage of assets allocated to stocks will decrease while the percentage of assets allocated to bonds and other fixed income investments will increase.

Risk: Target date funds are designed for investors expecting to retire around the year indicated in each fund’s name. The funds are managed to gradually become more conservative over time as they approach their target date. The investment risk of each target date fund changes over time as its asset allocation changes. They are subject to the volatility of the financial markets, including that of equity and fixed income investments in the U.S. and abroad, and may be subject to risks associated with investing in high-yield, small-cap, and foreign securities. Principal invested is not guaranteed at any time, including at or after their target dates. Additional risk information for this product may be found in the prospectus or other product materials, if available.

Short-term Redemption Fee Note: None

Who may want to invest:

•	Someone who is seeking an investment option intended for people in or very near retirement and who is willing to accept the volatility of diversified investments in the market.

•	Someone who is seeking a diversified mix of stocks, bonds, and short-term investments in one investment option or who does not feel comfortable making asset allocation choices over time.

Footnotes: A mutual fund registered under Vanguard Chester Funds, and managed by Vanguard Group, Inc. This description is only intended to provide a brief overview of the fund. Read the fund’s prospectus for more detailed information about the fund.

Vanguard Target Retirement 2015 Fund Investor Shares

Ticker: VTXVX

Gross Expense Ratio: 0.16% as of 01/27/2014

Objective: The investment seeks to provide capital appreciation and current income consistent with its current asset allocation.

Strategy: The fund invests in other Vanguard mutual funds according to an asset allocation strategy designed for investors planning to retire and leave the workforce in or within a few years of 2015 (the target year). The fund’s asset allocation will become more conservative over time, meaning that the percentage of assets allocated to stocks will decrease while the percentage of assets allocated to bonds and other fixed income investments will increase.

Risk: The target date funds are designed for investors expecting to retire around the year indicated in each fund’s name. The funds are managed to gradually become more conservative over time as they approach their target date. The investment risk of each target date fund changes over time as its asset allocation changes. They are subject to the volatility of the financial markets, including that of equity and fixed income investments in the U.S. and abroad, and may be subject to risks associated with investing in high-yield, small-cap, and foreign securities. Principal invested is not guaranteed at any time, including at or after their target dates. Additional risk information for this product may be found in the prospectus or other product materials, if available.

Short-term Redemption Fee Note: None

Who may want to invest:

•	Someone who is seeking an investment option intended for people in or very near retirement and who is willing to accept the volatility of diversified investments in the market.

•	Someone who is seeking a diversified mix of stocks, bonds, and short-term investments in one investment option or who does not feel comfortable making asset allocation choices over time.

Footnotes: A mutual fund registered under Vanguard Chester Funds, and managed by Vanguard Group, Inc. This description is only intended to provide a brief overview of the fund. Read the fund’s prospectus for more detailed information about the fund.

Vanguard Target Retirement 2020 Fund Investor Shares

Ticker: VTWNX

Gross Expense Ratio: 0.16% as of 01/27/2014

Objective: The investment seeks to provide capital appreciation and current income consistent with its current asset allocation.

Strategy: The fund invests in other Vanguard mutual funds according to an asset allocation strategy designed for investors planning to retire and leave the workforce in or within a few years of 2020 (the target year). The fund’s asset allocation will become more conservative over time, meaning that the percentage of assets allocated to stocks will decrease while the percentage of assets allocated to bonds and other fixed income investments will increase.

Risk: The target date funds are designed for investors expecting to retire around the year indicated in each fund’s name. The funds are managed to gradually become more conservative over time as they approach their target date. The investment risk of each target date fund changes over time as its asset allocation changes. They are subject to the volatility of the financial markets, including that of equity and fixed income investments in the U.S. and abroad, and may be subject to risks associated with investing in high-yield, small-cap, and foreign securities. Principal invested is not guaranteed at any time, including at or after their target dates. Additional risk information for this product may be found in the prospectus or other product materials, if available.

Short-term Redemption Fee Note: None

Who may want to invest:

•	Someone who is seeking an investment option that gradually becomes more conservative over time and who is willing to accept the volatility of the markets.

•	Someone who is seeking a diversified mix of stocks, bonds, and short-term investments in one investment option or who does not feel comfortable making asset allocation choices over time.

Footnotes: A mutual fund registered under Vanguard Chester Funds, and managed by Vanguard Group, Inc. This description is only intended to provide a brief overview of the fund. Read the fund’s prospectus for more detailed information about the fund.

Vanguard Target Retirement 2025 Fund Investor Shares

Ticker: VTTVX

Gross Expense Ratio: 0.17% as of 01/27/2014

Objective: The investment seeks to provide capital appreciation and current income consistent with its current asset allocation.

Strategy: The fund invests in other Vanguard mutual funds according to an asset allocation strategy designed for investors planning to retire and leave the workforce in or within a few years of 2025 (the target year). The fund’s asset allocation will become more conservative over time, meaning that the percentage of assets allocated to stocks will decrease while the percentage of assets allocated to bonds and other fixed income investments will increase.

Risk: The target date funds are designed for investors expecting to retire around the year indicated in each fund’s name. The funds are managed to gradually become more conservative over time as they approach their target date. The investment risk of each target date fund changes over time as its asset allocation changes. They are subject to the volatility of the financial markets, including that of equity and fixed income investments in the U.S. and abroad, and may be subject to risks associated with investing in high-yield, small-cap, and foreign securities. Principal invested is not guaranteed at any time, including at or after their target dates. Additional risk information for this product may be found in the prospectus or other product materials, if available.

Short-term Redemption Fee Note: None

Who may want to invest:

•	Someone who is seeking an investment option that gradually becomes more conservative over time and who is willing to accept the volatility of the markets.

•	Someone who is seeking a diversified mix of stocks, bonds, and short-term investments in one investment option or who does not feel comfortable making asset allocation choices over time.

Footnotes: A mutual fund registered under Vanguard Chester Funds, and managed by Vanguard Group, Inc. This description is only intended to provide a brief overview of the fund. Read the fund’s prospectus for more detailed information about the fund.

Vanguard Target Retirement 2030 Fund Investor Shares

Ticker: VTHRX

Gross Expense Ratio: 0.17% as of 01/27/2014

Objective: The investment seeks to provide capital appreciation and current income consistent with its current asset allocation.

Strategy: The fund invests in other Vanguard mutual funds according to an asset allocation strategy designed for investors planning to retire and leave the workforce in or within a few years of 2030 (the target year). The fund’s asset allocation will become more conservative over time, meaning that the percentage of assets allocated to stocks will decrease while the percentage of assets allocated to bonds and other fixed income investments will increase.

Risk: The target date funds are designed for investors expecting to retire around the year indicated in each fund’s name. The funds are managed to gradually become more conservative over time as they approach their target date.

The investment risk of each target date fund changes over time as its asset allocation changes. They are subject to the volatility of the financial markets, including that of equity and fixed income investments in the U.S. and abroad, and may be subject to risks associated with investing in high-yield, small-cap, and foreign securities. Principal invested is not guaranteed at any time, including at or after their target dates. Additional risk information for this product may be found in the prospectus or other product materials, if available.

Short-term Redemption Fee Note: None

Who may want to invest:

•	Someone who is seeking an investment option that gradually becomes more conservative over time and who is willing to accept the volatility of the markets.

•	Someone who is seeking a diversified mix of stocks, bonds, and short-term investments in one investment option or who does not feel comfortable making asset allocation choices over time.

Footnotes: A mutual fund registered under Vanguard Chester Funds, and managed by Vanguard Group, Inc. This description is only intended to provide a brief overview of the fund. Read the fund’s prospectus for more detailed information about the fund.

Vanguard Target Retirement 2035 Fund Investor Shares

Ticker: VTTHX

Gross Expense Ratio: 0.18% as of 01/27/2014

Objective: The investment seeks to provide capital appreciation and current income consistent with its current asset allocation.

Strategy: The fund invests in other Vanguard mutual funds according to an asset allocation strategy designed for investors planning to retire and leave the workforce in or within a few years of 2035 (the target year). The fund’s asset allocation will become more conservative over time, meaning that the percentage of assets allocated to stocks will decrease while the percentage of assets allocated to bonds and other fixed income investments will increase.

Risk: The target date funds are designed for investors expecting to retire around the year indicated in each fund’s name. The funds are managed to gradually become more conservative over time as they approach their target date. The investment risk of each target date fund changes over time as its asset allocation changes. They are subject to the volatility of the financial markets, including that of equity and fixed income investments in the U.S. and abroad, and may be subject to risks associated with investing in high-yield, small-cap, and foreign securities. Principal invested is not guaranteed at any time, including at or after their target dates. Additional risk information for this product may be found in the prospectus or other product materials, if available.

Short-term Redemption Fee Note: None

Who may want to invest:

•	Someone who is seeking an investment option that gradually becomes more conservative over time and who is willing to accept the volatility of the markets.

•	Someone who is seeking a diversified mix of stocks, bonds, and short-term investments in one investment option or who does not feel comfortable making asset allocation choices over time.

Footnotes: A mutual fund registered under Vanguard Chester Funds, and managed by Vanguard Group, Inc. This description is only intended to provide a brief overview of the fund. Read the fund’s prospectus for more detailed information about the fund.

Vanguard Target Retirement 2040 Fund Investor Shares

Ticker: VFORX

Gross Expense Ratio: 0.18% as of 01/27/2014

Objective: The investment seeks to provide capital appreciation and current income consistent with its current asset allocation.

Strategy: The fund invests in other Vanguard mutual funds according to an asset allocation strategy designed for investors planning to retire and leave the workforce in or within a few years of 2040 (the target year). The fund’s asset allocation will become more conservative over time, meaning that the percentage of assets allocated to stocks will decrease while the percentage of assets allocated to bonds and other fixed income investments will increase.

Risk: The target date funds are designed for investors expecting to retire around the year indicated in each fund’s name. The funds are managed to gradually become more conservative over time as they approach their target date. The investment risk of each target date fund changes over time as its asset allocation changes. They are subject to the volatility of the financial markets, including that of equity and fixed income investments in the U.S. and abroad, and may be subject to risks associated with investing in high-yield, small-cap, and foreign securities. Principal invested is not guaranteed at any time, including at or after their target dates. Additional risk information for this product may be found in the prospectus or other product materials, if available.

Short-term Redemption Fee Note: None

Who may want to invest:

•	Someone who is seeking an investment option that gradually becomes more conservative over time and who is willing to accept the volatility of the markets.

•	Someone who is seeking a diversified mix of stocks, bonds, and short-term investments in one investment option or who does not feel comfortable making asset allocation choices over time.

Footnotes: A mutual fund registered under Vanguard Chester Funds, and managed by Vanguard Group, Inc. This description is only intended to provide a brief overview of the fund. Read the fund’s prospectus for more detailed information about the fund.

Vanguard Target Retirement 2045 Fund Investor Shares

Ticker: VTIVX

Gross Expense Ratio: 0.18% as of 01/27/2014

Objective: The investment seeks to provide capital appreciation and current income consistent with its current asset allocation.

Strategy: The fund invests in other Vanguard mutual funds according to an asset allocation strategy designed for investors planning to retire and leave the workforce in or within a few years of 2045 (the target year). The fund’s asset allocation will become more conservative over time, meaning that the percentage of assets allocated to stocks will decrease while the percentage of assets allocated to bonds and other fixed income investments will increase.

Risk: The target date funds are designed for investors expecting to retire around the year indicated in each fund’s name. The funds are managed to gradually become more conservative over time as they approach their target date. The investment risk of each target date fund changes over time as its asset allocation changes. They are subject to the volatility of the financial markets, including that of equity and fixed income investments in the U.S. and abroad, and may be subject to risks associated with investing in high-yield, small-cap, and foreign securities. Principal invested is not guaranteed at any time, including at or after their target dates. Additional risk information for this product may be found in the prospectus or other product materials, if available.

Short-term Redemption Fee Note: None

Who may want to invest:

•	Someone who is seeking an investment option that gradually becomes more conservative over time and who is willing to accept the volatility of the markets.

•	Someone who is seeking a diversified mix of stocks, bonds, and short-term investments in one investment option or who does not feel comfortable making asset allocation choices over time.

Footnotes: A mutual fund registered under Vanguard Chester Funds, and managed by Vanguard Group, Inc. This description is only intended to provide a brief overview of the fund. Read the fund’s prospectus for more detailed information about the fund.

Vanguard Target Retirement 2050 Fund Investor Shares

Ticker: VFIFX

Gross Expense Ratio: 0.18% as of 01/27/2014

Objective: The investment seeks to provide capital appreciation and current income consistent with its current asset allocation.

Strategy: The fund invests in other Vanguard mutual funds according to an asset allocation strategy designed for investors planning to retire and leave the workforce in or within a few years of 2050 (the target year). The fund’s asset allocation will become more conservative over time, meaning that the percentage of assets allocated to stocks will decrease while the percentage of assets allocated to bonds and other fixed income investments will increase.

Risk: The target date funds are designed for investors expecting to retire around the year indicated in each fund’s name. The funds are managed to gradually become more conservative over time as they approach their target date. The investment risk of each target date fund changes over time as its asset allocation changes. They are subject to the volatility of the financial markets, including that of equity and fixed income investments in the U.S. and abroad, and may be subject to risks associated with investing in high-yield, small-cap, and foreign securities. Principal invested is not guaranteed at any time, including at or after their target dates. Additional risk information for this product may be found in the prospectus or other product materials, if available.

Short-term Redemption Fee Note: None

Who may want to invest:

•	Someone who is seeking an investment option that gradually becomes more conservative over time and who is willing to accept the volatility of the markets.

•	Someone who is seeking a diversified mix of stocks, bonds, and short-term investments in one investment option or who does not feel comfortable making asset allocation choices over time.

Footnotes: A mutual fund registered under Vanguard Chester Funds, and managed by Vanguard Group, Inc. This description is only intended to provide a brief overview of the fund. Read the fund’s prospectus for more detailed information about the fund.

Vanguard Target Retirement 2055 Fund Investor Shares

Ticker: VFFVX

Gross Expense Ratio: 0.18% as of 01/27/2014

Objective: The investment seeks to provide capital appreciation and current income consistent with its current asset allocation.

Strategy: The fund invests in other Vanguard mutual funds according to an asset allocation strategy designed for investors planning to retire and leave the workforce in or within a few years of 2055 (the target year). The fund’s asset allocation will become more conservative over time, meaning that the percentage of assets allocated to stocks will decrease while the percentage of assets allocated to bonds and other fixed income investments will increase.

Risk: The target date funds are designed for investors expecting to retire around the year indicated in each fund’s name. The funds are managed to gradually become more conservative over time as they approach their target date. The investment risk of each target date fund changes over time as its asset allocation changes. They are subject to the volatility of the financial markets, including that of equity and fixed income investments in the U.S. and abroad, and may be subject to risks associated with investing in high-yield, small-cap, and foreign securities. Principal invested is not guaranteed at any time, including at or after their target dates. Additional risk information for this product may be found in the prospectus or other product materials, if available.

Short-term Redemption Fee Note: None

Who may want to invest:

•	Someone who is seeking an investment option that gradually becomes more conservative over time and who is willing to accept the volatility of the markets.

•	Someone who is seeking a diversified mix of stocks, bonds, and short-term investments in one investment option or who does not feel comfortable making asset allocation choices over time.

Footnotes: A mutual fund registered under Vanguard Chester Funds, and managed by Vanguard Group, Inc. This description is only intended to provide a brief overview of the fund. Read the fund’s prospectus for more detailed information about the fund.

Vanguard Target Retirement 2060 Fund Investor Shares

Ticker: VTTSX

Gross Expense Ratio: 0.18% as of 01/27/2014

Objective: The investment seeks to provide capital appreciation and current income consistent with its current asset allocation.

Strategy: The fund invests in other Vanguard mutual funds according to an asset allocation strategy designed for investors planning to retire and leave the workforce in or within a few years of 2060 (the target year). The fund’s asset allocation will become more conservative over time, meaning that the percentage of assets allocated to stocks will decrease while the percentage of assets allocated to bonds and other fixed income investments will increase.

Risk: The target date funds are designed for investors expecting to retire around the year indicated in each fund’s name. The funds are managed to gradually become more conservative over time as they approach their target date. The investment risk of each target date fund changes over time as its asset allocation changes. They are subject to the volatility of the financial markets, including that of equity and fixed income investments in the U.S. and abroad, and may be subject to risks associated with investing in high-yield, small-cap, and foreign securities. Principal invested is not guaranteed at any time, including at or after their target dates. Additional risk information for this product may be found in the prospectus or other product materials, if available.

Short-term Redemption Fee Note: None

Who may want to invest:

•	Someone who is seeking an investment option that gradually becomes more conservative over time and who is willing to accept the volatility of the markets.

•	Someone who is seeking a diversified mix of stocks, bonds, and short-term investments in one investment option or who does not feel comfortable making asset allocation choices over time.

Footnotes: A mutual fund registered under Vanguard Chester Funds, and managed by Vanguard Group, Inc. This description is only intended to provide a brief overview of the fund. Read the fund’s prospectus for more detailed information about the fund.

Vanguard Target Retirement Income Fund Investor Shares

Ticker: VTINX

Gross Expense Ratio: 0.16% as of 01/27/2014

Objective: The investment seeks to provide current income and some capital appreciation.

Strategy: The fund invests in other Vanguard mutual funds according to an asset allocation strategy designed for investors currently in retirement. Its indirect bond holdings are a diversified mix of short-, intermediate-, and long-term U.S. government, U.S. agency, and investment-grade U.S. corporate bonds; inflation-protected public obligations issued by the U.S. Treasury; mortgage-backed and asset-backed securities; and government, agency, corporate, and securitized investment-grade foreign bonds issued in currencies other than the U.S. dollar.

Risk: The fund is subject to the volatility of the financial markets, including that of equity and fixed income investments. Fixed income investments carry issuer default and credit risk, inflation risk, and interest rate risk. (As interest rates rise, bond prices usually fall, and vice versa. This effect is usually more pronounced for longer-term securities.) Principal invested is not guaranteed at any time, including at or after retirement. Additional risk information for this product may be found in the prospectus or other product materials, if available.

Short-term Redemption Fee Note: None

Who may want to invest:

•	Someone who is seeking an investment option intended for people in retirement and who is willing to accept the volatility of diversified investments in the market.

•	Someone who is seeking a diversified mix of stocks, bonds, and short-term investments in one investment option and looking primarily for the potential for income and, secondarily, for share-price appreciation.

Footnotes: A mutual fund registered under Vanguard Chester Funds, and managed by Vanguard Group, Inc. This description is only intended to provide a brief overview of the fund. Read the fund’s prospectus for more detailed information about the fund.

Vanguard Value Index Fund Institutional Shares

Ticker: VIVIX

Gross Expense Ratio: 0.08% as of 04/28/2014

Objective: The investment seeks to track the performance of a benchmark index that measures the investment return of large-capitalization value stocks.

Strategy: The fund employs an indexing investment approach designed to track the performance of the CRSP U.S. Large Cap Value Index, a broadly diversified index predominantly made up of value stocks of large U.S. companies. It attempts to replicate the target index by investing all, or substantially all, of its assets in the stocks that make up the index, holding each stock in approximately the same proportion as its weighting in the index.

Risk: Value stocks can perform differently than other types of stocks and can continue to be undervalued by the market for long periods of time. Stock markets are volatile and can decline significantly in response to adverse issuer, political, regulatory, market, economic or other developments. These risks may be magnified in foreign markets. Additional risk information for this product may be found in the prospectus or other product materials, if available.

Short-term Redemption Fee Note: None

Who may want to invest:

•	Someone who is seeking the potential for long-term share-price appreciation and, secondarily, dividend income.

•	Someone who is comfortable with the volatility of large-cap stocks and value-style investments.

Footnotes: A mutual fund registered under Vanguard Index Funds, and managed by Vanguard Group, Inc. This description is only intended to provide a brief overview of the fund. Read the fund’s prospectus for more detailed information about the fund.

The CRSP US Large Cap Value Index includes U.S. companies that comprise the top 85% of investable market capitalization. It includes both Mid and Mega capitalization. CRSP classifies value securities using the following factors: book to price, forward earnings to price, historic earnings to price, dividend-to-price ratio and sales-to-price ratio.

Wells Fargo Advantage Emerging Markets Equity Fund Institutional Class

Ticker: EMGNX

Gross Expense Ratio: 1.24% as of 03/01/2014

Objective: The investment seeks long-term capital appreciation.

Strategy: The fund normally invests at least 80% of its net assets in emerging market equity securities. It invests principally in equity or other listed securities of emerging market companies. The fund’s managers consider emerging market companies to include companies that are traded in, have their primary operations in, are domiciled in or derive a majority of their revenue from emerging market countries as defined by the MSCI Emerging Markets Index. It may have exposure to stocks across all capitalizations and styles and will be diversified across countries and sectors.

Risk: Foreign securities are subject to interest-rate, currency-exchange-rate, economic, and political risks, all of which may be magnified in emerging markets. Stock markets are volatile and can decline significantly in response to adverse issuer, political, regulatory, market, economic or other developments. Additional risk information for this product may be found in the prospectus or other product materials, if available.

Short-term Redemption Fee Note: None

Who may want to invest:

•	Someone who is willing to accept the higher degree of risk associated with investing in emerging markets.

•	Someone who is seeking to complement a portfolio of domestic investments and/or international investments in developed countries with investments in developing countries, which can behave differently.

Footnotes: A mutual fund registered under Wells Fargo Funds Trust, and managed by Wells Fargo Funds Management LLC. This description is only intended to provide a brief overview of the fund. Read the fund’s prospectus for more detailed information about the fund.

The MSCI Emerging Markets Index is an unmanaged market capitalization weighted index of equity securities of companies in various countries. This index is designed to represent the performance of emerging stock markets throughout the world excluding certain market segments unavailable to U.S. based investors.

Except for Life of Fund returns, the analysis on these pages may be based, in part, on adjusted historical returns for periods prior to the class’s actual inception of 07/30/2010. These calculated returns reflect the historical performance of the oldest share class of the fund, with an inception date of 09/06/1994, adjusted to reflect the fees and expenses of this share class (when this share class’s fees and expenses are higher.) Please refer to a fund’s prospectus for information regarding fees and expenses. These adjusted historical returns are not actual returns. Calculation methodologies utilized by Morningstar may differ from those applied by other entities, including the fund itself.

Fund line-up as of 11/29/2014

Expense Ratio Footnotes

For a mutual fund, the expense ratio is the total annual fund or class operating expenses (before waivers or reimbursements) paid by the fund and stated as a percent of the fund’s total net assets. Where the investment option is not a mutual fund, the figure displayed in the expense ratio field is intended to reflect similar information. However, it may have been calculated using methodologies that differ from those used for mutual funds. Mutual fund data has been drawn from the most recent prospectus. For non-mutual fund investment options, the information has been provided by the trustee or plan sponsor. When no ratio is shown for these options it is due to the fact that none was available. Nevertheless, there may be fees and expenses associated with the investment option.

Before investing, consider the funds’ investment objectives, risks, charges, and expenses. Contact Fidelity for a prospectus or, if available, a summary prospectus containing this information. Read it carefully.

Fidelity Brokerage Services LLC, Member NYSE, SIPC, 900 Salem Street, Smithfield, RI 02917

PROSPECTUS

ACE Limited

Common Shares

and

Warrants to Purchase Common Shares

ACE INA Holdings Inc.

Debt Securities

Fully and Unconditionally Guaranteed by

ACE Limited

ACE Capital Trust III

ACE Capital Trust IV

Preferred Securities

Guaranteed to the Extent Provided in this Prospectus by

ACE Limited

ACE Limited, ACE INA Holdings Inc., ACE Capital Trust III or ACE Capital Trust IV will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. You should read this prospectus and any supplements carefully before you invest.

ACE Limited’s common shares are traded on the New York Stock Exchange under the symbol “ACE.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to consummate sales of offered securities unless accompanied by a prospectus supplement.

The date of this prospectus is October 23, 2015.

You should rely only on the information contained or incorporated by reference in this prospectus or any supplement. None of ACE Limited (“ACE” and, together with its direct and indirect subsidiaries, the “Company,” “we,” “us” or “our,” except where it is made clear that the terms mean ACE Limited only), ACE INA Holdings Inc. (“ACE INA”), ACE Capital Trust III or ACE Capital Trust IV (together, the “ACE Trusts” and each an “ACE Trust”) has authorized anyone else to provide you with different information. ACE, ACE INA and the ACE Trusts are offering these securities only in states where the offer is permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus and any final terms or prospectus supplement relating to these securities do not constitute an issue prospectus pursuant to Article 652a or Article 1156 of the Swiss Code of Obligations. These securities will not be listed on the SIX Swiss Exchange and, therefore, this prospectus and any final terms or prospectus supplement may not comply with the disclosure standards of the listing rules (including any additional listing rules or prospectus schemes) of the SIX Swiss Exchange. Accordingly, these securities may not be offered to the public in or from Switzerland, but only to a selected and limited circle of investors, which do not subscribe to these securities with a view to distribution and which will be individually approached by any dealer from time to time.

In this prospectus, references to “dollars” and “$” are to United States currency, and the terms “United States” and “U.S.” mean the United States of America, its states, its territories, its possessions and all areas subject to its jurisdiction. References to CHF are to Swiss francs.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that ACE, ACE INA and the ACE Trusts filed with the Securities and Exchange Commission (“SEC”) utilizing a “shelf” registration process, relating to the common shares, debt securities, debt securities guarantee, warrants, preferred securities and preferred securities guarantees described in this prospectus. Under this shelf process, any or all of ACE, ACE INA and the ACE Trusts may sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities ACE, ACE INA or an ACE Trust may offer. This prospectus does not contain all of the information set forth in the registration statement as permitted by the rules and regulations of the SEC. For additional information regarding ACE, ACE INA, the ACE Trusts and the offered securities, please refer to the registration statement. Each time ACE, ACE INA or an ACE Trust sells securities, it will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. Any written or oral statements made by us or on our behalf may include forward-looking statements that reflect our current views with respect to future events and financial performance. These forward-looking statements are subject to certain risks, uncertainties, and other factors that could, should potential events occur, cause actual results to differ materially from such statements. These risks, uncertainties, and other factors, which are described in more detail elsewhere herein and in other documents we file with the SEC, include but are not limited to:

•	the inability to complete our planned acquisition (the “Chubb Merger”) of The Chubb Corporation (“Chubb”) in a timely manner;

•	the inability to complete the Chubb Merger due to the failure to satisfy the conditions to completion of the Chubb Merger, including receipt of required regulatory approvals;

•	the inability to complete the Chubb Merger due to any other reason;

•	the risk that integration of Chubb’s operations with those of ACE will be materially delayed or will be more costly or difficult than expected;

•	the challenges of integrating and retaining key employees;

•	the effect of the announcement of the Chubb Merger on ACE’s, Chubb’s or the combined company’s respective business relationships, operating results and business generally;

•	the possibility that the anticipated benefits of the Chubb Merger (including synergies and cost savings) will not be realized, or will not be realized within the expected time period;

•	the possibility that the Chubb Merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events;

•	diversion of management’s attention from ongoing business operations and opportunities as a result of the Chubb Merger;

•	general competitive, economic, political and market conditions and fluctuations;

•	actions taken or conditions imposed by the United States and foreign governments and regulatory authorities;

•

losses arising out of natural or man-made catastrophes such as hurricanes, typhoons, earthquakes, floods, climate change (including effects on weather patterns; greenhouse gases; sea; land and air temperatures; sea levels; and rain and snow), nuclear accidents, or terrorism which could be affected by:

•	the number of insureds and ceding companies affected;

•	the amount and timing of losses actually incurred and reported by insureds;

•	the impact of these losses on our reinsurers and the amount and timing of reinsurance recoverable actually received;

•	the cost of building materials and labor to reconstruct properties or to perform environmental remediation following a catastrophic event; and

•	complex coverage and regulatory issues such as whether losses occurred from storm surge or flooding and related lawsuits;

•	actions that rating agencies may take from time to time, such as financial strength or credit ratings downgrades or placing these ratings on credit watch negative or the equivalent;

•	the ability to collect reinsurance recoverables, credit developments of reinsurers, and any delays with respect thereto and changes in the cost, quality, or availability of reinsurance;

•	actual loss experience from insured or reinsured events and the timing of claim payments;

•

the uncertainties of the loss-reserving and claims-settlement processes, including the difficulties associated with assessing environmental damage and asbestos-related latent injuries, the impact of aggregate-policy-coverage limits, the impact of bankruptcy protection sought by various asbestos producers and other related businesses, and the timing of loss payments;

•	changes to assessments as to whether an other-than-temporary impairment is required to be recorded;

•	infection rates and severity of pandemics and their effects on our business operations and claims activity;

•

developments in global financial markets, including changes in interest rates, stock markets, and other financial markets, increased government involvement or intervention in the financial services industry, the cost and availability of financing, and foreign currency exchange rate fluctuations (which we refer to in this report as foreign exchange and foreign currency exchange), which could affect our statement of operations, investment portfolio, financial condition, and financing plans;

•	general economic and business conditions resulting from volatility in the stock and credit markets and the depth and duration of potential recession;

•

global political conditions, the occurrence of any terrorist attacks, including any nuclear, radiological, biological, or chemical events, or the outbreak and effects of war, and possible business disruption or economic contraction that may result from such events;

•	judicial decisions and rulings, new theories of liability, legal tactics, and settlement terms;

•

the effects of public company bankruptcies and/or accounting restatements, as well as disclosures by and investigations of public companies relating to possible accounting irregularities, and other corporate governance issues, including the effects of such events on:

•	the capital markets;

•	the markets for directors and officers (“D&O”) and errors and omissions (“E&O”) insurance; and

•	claims and litigation arising out of such disclosures or practices by other companies;

•

uncertainties relating to governmental, legislative and regulatory policies, developments, actions, investigations, and treaties, which, among other things, could subject us to insurance regulation or taxation in additional jurisdictions or affect our current operations;

•

the actual amount of new and renewal business, market acceptance of our products, and risks associated with the introduction of new products and services and entering new markets, including regulatory constraints on exit strategies;

•

the competitive environment in which we operate, including trends in pricing or in policy terms and conditions, which may differ from our projections and changes in market conditions that could render our business strategies ineffective or obsolete;

•

acquisitions made by us performing differently than expected, our failure to realize anticipated expense-related efficiencies or growth from acquisitions, the impact of acquisitions on our pre-existing organization, or announced acquisitions not closing;

•	risks associated with being a Swiss corporation, including reduced flexibility with respect to certain aspects of capital management and the potential for additional regulatory burdens;

•	the potential impact from government-mandated insurance coverage for acts of terrorism;

•	the availability of borrowings and letters of credit under our credit facilities;

•	the adequacy of collateral supporting funded high deductible programs;

•	changes in the distribution or placement of risks due to increased consolidation of insurance and reinsurance brokers;

•	material differences between actual and expected assessments for guaranty funds and mandatory pooling arrangements;

•	the effects of investigations into market practices in the property and casualty (“P&C”) industry;

•	changing rates of inflation and other economic conditions, for example, recession;

•	the amount of dividends received from subsidiaries;

•	loss of the services of any of our executive officers without suitable replacements being recruited in a reasonable time frame;

•

the ability of our technology resources, including information systems and security, to perform as anticipated such as with respect to preventing material information technology failures or third-party infiltrations or hacking resulting in consequences adverse to ACE or its customers or partners; and

•	management’s response to these factors and actual events (including, but not limited to, those described above).

The words “believe,” “anticipate,” “estimate,” “project,” “should,” “plan,” “expect,” “intend,” “hope,” “feel,” “foresee,” “will likely result,” or “will continue,” and variations thereof and similar expressions, identify forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future events, or otherwise.

ACE LIMITED

ACE Limited is the Swiss-incorporated holding company of the ACE Group of Companies. ACE Limited, which is headquartered in Zurich, Switzerland, and its direct and indirect subsidiaries make up one of the world’s largest multiline property and casualty insurance organizations. ACE and its direct and indirect subsidiaries operate in 54 countries and territories. The affiliated insurance companies of the ACE Group of Companies provide distinct insurance and reinsurance products and services to a diverse group of clients ranging from multinational corporations to consumers. ACE serves multinational corporations and local businesses with property and casualty insurance and services; companies and affinity groups providing or offering accident and health insurance programs and life insurance to their employees or members; insurers managing exposures with reinsurance coverage; and individuals purchasing life, personal accident, supplemental health, homeowners, automobile, valuables, umbrella liability and other specialty insurance coverage. We have grown our business through increased premium volume, expansion of product offerings and geographic reach, and acquisition of other companies. At June 30, 2015, we had total assets of approximately $100 billion and shareholders’ equity of approximately $30 billion. ACE opened its first business office in Bermuda in 1985 and continues to maintain operations in Bermuda.

On July 1, 2015, we announced that we entered into a definitive merger agreement (the “Chubb Merger Agreement”), dated as of June 30, 2015, with The Chubb Corporation (“Chubb”) pursuant to which we will acquire Chubb (the “Chubb Merger”). We currently expect that the closing of the Chubb Merger will occur in the first quarter of 2016, subject to certain closing conditions, including (i) receipt of required governmental approvals, including insurance regulatory approvals, (ii) the ACE common shares to be issued in connection with the Chubb Merger being approved for listing on the New York Stock Exchange and (iii) other customary closing conditions.

We operate through five business segments: Insurance — North American P&C, Insurance — North American Agriculture, Insurance — Overseas General, Global Reinsurance, and Life.

The Insurance — North American P&C segment includes our retail divisions: ACE USA (including ACE Canada), ACE Commercial Risk Services and ACE Private Risk Services; our wholesale and specialty divisions, ACE Westchester and ACE Bermuda; and various run-off operations, including Brandywine Holdings Corporation. Our retail products and services include property, general liability, umbrella and excess liability, workers’ compensation, commercial marine, automobile liability, professional lines D&O and E&O, surety, medical liability, environmental, inland marine, aerospace, accident and health (“A&H”) coverages, as well as claims and risk management products and services. The run-off operations do not actively sell insurance products, but are responsible for the management of certain existing policies and settlement of related claims.

The Insurance — North American Agriculture segment comprises Rain and Hail Insurance Service, Inc. (“Rain and Hail”), which provides comprehensive Multiple Peril Crop Insurance (“MPCI”) and crop-hail insurance, and ACE Agribusiness, which offers farm and ranch coverages as well as specialty P&C coverages for companies that manufacture, process and distribute agriculture products. The MPCI program is offered in conjunction with the U.S. Department of Agriculture.

The Insurance — Overseas General segment comprises ACE International, ACE Global Markets (“AGM”) and the international supplemental A&H business of Combined Insurance. ACE International comprises our retail commercial P&C, A&H, and personal lines businesses serving territories outside the U.S., Bermuda, and Canada. AGM, our London-based international specialty and excess and surplus lines business, includes Lloyd’s of London (“Lloyd’s”) Syndicate 2488 (“Syndicate 2488”), a wholly-owned ACE syndicate. ACE provides funds at Lloyd’s to support underwriting by Syndicate 2488, which is managed by ACE. The reinsurance operation of AGM is included in the Global Reinsurance segment.

The Global Reinsurance segment represents ACE’s reinsurance operations comprising ACE Tempest Re Bermuda, ACE Tempest Re USA, ACE Tempest Re International, and ACE Tempest Re Canada. The Global Reinsurance segment also includes AGM’s reinsurance operations. Global Reinsurance markets reinsurance products worldwide under the ACE Tempest Re brand name and provides solutions for small to mid-sized clients and multinational ceding companies including licensed reinsurance capabilities, property and workers’ compensation catastrophe, loss-warranty, stop-loss cover, marine and aviation programs.

The Life segment comprises ACE’s international life operations, ACE Tempest Life Re, and the North American supplemental A&H and life business of Combined Insurance.

Our product and geographic diversification differentiates us from the vast majority of our competitors and has been a source of stability during periods of industry volatility. Our long-term business strategy focuses on sustained growth in book value achieved through a combination of underwriting and investment income. By doing so, we provide value to our clients and shareholders through the use of our substantial capital base in the insurance and reinsurance markets.

We are organized along a profit center structure by line of business and territory that does not necessarily correspond to corporate legal entities. Profit centers can access various legal entities, subject to licensing and other regulatory rules. Profit centers are expected to generate underwriting income and appropriate risk-adjusted returns. Our corporate structure has facilitated the development of management talent by giving each profit center’s senior management team the necessary autonomy within underwriting authorities to make operating decisions and create products and coverages needed by its target customer base. We are focused on delivering underwriting profit and strive to achieve underwriting income by only writing policies which we believe adequately compensate us for the risk we accept.

Our insurance and reinsurance operations generate gross revenues from two principal sources: premiums and investment income. Cash flow is generated from premiums collected and investment income received less paid losses and loss expenses, policy acquisition costs, and administrative expenses. Invested assets are substantially held in liquid, investment grade fixed income securities of relatively short duration. Claims payments in any short-term period are highly unpredictable due to the random nature of loss events and the timing of claims awards or settlements. The value of investments held to pay future claims is subject to market forces such as the level of interest rates, stock market volatility, and credit events such as corporate defaults. The actual cost of claims is also volatile based on loss trends, inflation rates, court awards, and catastrophes. We believe that our cash balance, our highly liquid investments, credit facilities, and reinsurance protection provide sufficient liquidity to meet unforeseen claim demands that might occur under most loss scenarios for the near term.

ACE was incorporated in August 1985. ACE’s principal executive offices are located at Baerengasse 32, Zurich CH-8001, Switzerland, and its telephone number is +41 (0)43 456 76 00.

ACE INA

ACE INA is an indirect subsidiary of ACE Limited that was formed in December 1998. ACE INA is a U.S. holding company and has no direct insurance operations. ACE INA’s principal asset is the capital stock of its insurance subsidiaries, which includes the companies that make up ACE USA, ACE Commercial Risk Services, ACE Private Risk Services, Rain and Hail, ACE Agribusiness, Combined Insurance and ACE International. At June 30, 2015, ACE INA had shareholders’ equity of approximately $12.2 billion.

The principal executive offices of ACE INA are located at 436 Walnut Street, Philadelphia, Pennsylvania 19106, and its telephone number is (215) 640-1000.

THE ACE TRUSTS

ACE Capital Trust III is a statutory trust created under Delaware law pursuant to (1) a trust agreement executed by ACE, as original depositor of ACE Capital Trust III, and the ACE trustees for the ACE Capital Trust III and (2) the filing of a certificate of trust with the Delaware Secretary of State on May 19, 1999. On August 5, 1999, ACE assigned its rights and obligations as depositor of ACE Capital Trust III to ACE INA. ACE Capital Trust IV is a statutory trust created under Delaware law pursuant to (1) a trust agreement executed by ACE INA, as depositor of ACE Capital Trust IV, and the ACE trustees for ACE Capital Trust IV and (2) the filing of a certificate of trust with the Delaware Secretary of State on May 14, 2002. Each trust agreement will be amended and restated in its entirety substantially in the form filed as an exhibit to the registration statement of which this prospectus forms a part. Each restated trust agreement will be qualified as an indenture under the Trust Indenture Act of 1939. Each ACE Trust exists for the exclusive purposes of:

•	issuing and selling the preferred securities and common securities that represent undivided beneficial interests in the assets of the ACE Trust,

•	using the gross proceeds from the sale of the preferred securities and common securities to acquire a particular series of ACE INA subordinated debt securities, and

•

engaging in only those other activities necessary, convenient or incidental to the issuance and sale of the preferred securities and common securities and purchase of the ACE INA subordinated debt securities.

ACE INA will directly or indirectly own all of the common securities of each ACE Trust. The common securities of an ACE Trust will rank equally, and payments will be made thereon pro rata, with the preferred securities of that ACE Trust. However, if an event of default under the restated trust agreement resulting from an event of default under the ACE INA subordinated debt securities held by the ACE Trust has occurred and is continuing, the rights of the holder of the common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the preferred securities. Unless otherwise disclosed in the applicable prospectus supplement, ACE INA will, directly or indirectly, acquire common securities in an aggregate liquidation amount equal to at least 3 percent of the total capital of each ACE Trust. Each of the ACE Trusts is a legally separate entity, and the assets of one are not available to satisfy the obligations of the other.

The following is true for each ACE Trust unless otherwise disclosed in the related prospectus supplement:

•	each ACE Trust has a term of approximately 55 years but may dissolve earlier;

•	each ACE Trust’s business and affairs will be conducted by the trustees, referred to collectively as the ACE trustees, appointed by ACE INA, as the holder of all of the common securities;

•	ACE INA, as the holder of the common securities, will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the ACE trustees;

•	the duties and obligations of the ACE trustees will be governed by the amended and restated trust agreement of the ACE Trust;

•	two of the ACE trustees, referred to as the administrative trustees, of each ACE Trust will be persons who are employees or officers of or affiliated with ACE INA;

•

one ACE trustee of each ACE Trust will be a financial institution that is not affiliated with ACE INA and has a minimum amount of combined capital and surplus of not less than $50,000,000, and is referred to as the property trustee. The property trustee shall act as both the property trustee and as indenture trustee for the purposes of compliance with the provisions of the Trust Indenture Act;

•

one ACE trustee of each ACE Trust, which may be the property trustee if it otherwise meets the requirements of applicable law, will have its principal place of business or reside in the State of Delaware and is referred to as the Delaware trustee; and

•	we will pay all fees and expenses related to each ACE Trust and the offering of the preferred securities and common securities.

The office of the Delaware trustee for each ACE Trust in the State of Delaware is located at BNY Mellon Trust of Delaware, 301 Bellevue Parkway, 3rd Floor, Wilmington, Delaware 19809. The principal executive offices for each of the ACE Trusts are located at c/o ACE INA Holdings Inc., 436 Walnut Street, Philadelphia, Pennsylvania 19106. The telephone number of each of the ACE Trusts is (215) 640-1000.

USE OF PROCEEDS

Unless otherwise disclosed in the applicable prospectus supplement, ACE and ACE INA intend to use the net proceeds from the sale of the offered securities for general corporate purposes, which may include repayment of indebtedness, expansion of our net underwriting capacity and acquisitions. Each ACE Trust will invest all proceeds received from the sale of its preferred securities and common securities in a particular series of subordinated debt securities of ACE INA. ACE INA will use these funds for general corporate purposes, which may include repayment of indebtedness, expansion of our net underwriting capacity and acquisitions.

The proceeds from the sale of the offered securities, other than common shares, shall be used outside of Switzerland unless otherwise stated in the applicable prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES OF ACE

For purposes of computing the following ratios, earnings consist of net income before income tax expense, plus fixed charges to the extent that these charges are included in the determination of earnings. Fixed charges consist of interest costs, plus the portion of rental expense deemed to be interest.

	Six Months Ended June 30, 2015	Fiscal Year Ended December 31
		2014	2013	2012	2011	2010
Ratio of Earnings to Fixed Charges(1)	12.8x	11.8x	14.4x	11.4x	8.1x	15.5x

(1)	We recognize accruals for interest and penalties, if any, related to unrecognized tax benefits in income tax expense (i.e. excluded from interest expense).

The ACE Trusts had no operations during the periods set forth above.

GENERAL DESCRIPTION OF THE OFFERED SECURITIES

ACE may, from time to time, offer under this prospectus, separately or together:

•	registered shares, currently of CHF 24.15 par value each, of ACE, referred to as common shares or registered shares, issued out of authorized share capital and/or conditional share capital, and

•	warrants to purchase common shares.

ACE INA may from time to time offer unsecured senior or subordinated debt securities, which will be fully and unconditionally guaranteed by ACE.

Each of ACE Capital Trust III and ACE Capital Trust IV may offer preferred securities representing undivided beneficial interests in their respective assets, which will be fully and unconditionally guaranteed to the extent described in this prospectus by ACE.

DESCRIPTION OF ACE CAPITAL STOCK

The following is a summary of the material provisions of ACE’s Articles of Association and selected legal provisions that are related thereto. You should refer to ACE’s Articles of Association for complete information regarding its provisions, a copy of which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part.

ACE’s Capital Structure

ACE’s common shares are registered shares with a par value of currently CHF 24.15 each. The common shares rank pari passu in entitlement to dividends, liquidation proceeds in case of a liquidation of ACE and pre-emptive rights. ACE does not have any shares carrying preferential rights. As of September 10, 2015, ACE had 323,927,846 common shares outstanding.

ACE’s common shares are listed on the New York Stock Exchange under the symbol “ACE.” Its common shares currently issued and outstanding are fully paid and non-assessable, which means that its common shares are paid for in full at the time they are issued, and, once its common shares are paid for in full, there is no further liability for further assessment or taxation. Any of ACE’s common shares offered by a prospectus supplement will also be fully paid and non-assessable once they are issued to the purchaser in exchange for the full purchase price.

Authorized Share Capital.    At the extraordinary general meeting of shareholders of ACE held on October 22, 2015, ACE shareholders approved an amendment to ACE’s Articles of Association authorizing the Board of Directors to increase the share capital from time to time until October 22, 2017 by an amount not exceeding CHF 3,984,750,000 through the issuance of up to 165,000,000 fully paid up registered shares with a nominal par value of CHF 24.15. The amendment is expected to become effective on or shortly after the date of this prospectus. In addition, at such meeting, ACE shareholders approved the issuance of ACE common shares pursuant to the Chubb Merger Agreement with no opportunity for the exercise of preemptive rights or specific shareholder approval for such issuance.

Conditional Share Capital.    ACE’s Articles of Association provide for increases of the share capital as follows:

•

a share capital increase not exceeding CHF 796,950,000 through the issue of a maximum of 33,000,000 registered shares, payable in full, through the exercise of conversion and/or option or warrant rights granted in connection with bonds, notes or similar instruments, issued or to be issued by ACE or by subsidiaries of ACE, including convertible debt instruments; and

•

a share capital increase not exceeding CHF 613,673,935.35 through the issue from time to time of a maximum of 25,410,929 registered shares, payable in full, in connection with the exercise of option rights granted to any employee of ACE or a subsidiary, and any consultant, director, or other person providing services to ACE or a subsidiary.

There are no provisions of Swiss law or ACE’s Articles of Association which impose any limitation on the rights of its shareholders to hold or vote common shares by reason of their not being residents of Switzerland.

Dividend Rights

Under Swiss law, shareholders must approve in advance dividend distributions, though the determination of the record and payment dates may be delegated to the Board of Directors. In order to maintain the practice of quarterly dividends that ACE established many years ago prior to becoming a Swiss company, ACE asks its shareholders annually to approve an annual dividend distribution to be paid in four quarterly installments on dates determined by its Board of Directors. In recent years, ACE has paid dividend distributions made as a share capital decrease in the form of a par value reduction or out of capital contribution reserves (additional paid in capital), in either case in four quarterly installments. ACE currently intends, subject to the discretion of its Board of Directors and the needs of its business, to propose at each annual general meeting a dividend distribution using one of these methods. At its 2015 annual general meeting, ACE’s shareholders approved an annual dividend of up to U.S.$2.68 per share, to be paid in installments as determined by the Board of Directors (currently expected to be paid in U.S. $0.67 per share quarterly dividend installments), and two quarterly installments each in the amount of U.S. $0.67 per share have been paid as of the date of this prospectus.

Although dividend distributions are approved by shareholders as denominated in Swiss francs, payments of such dividend distributions to shareholders are made in U.S. dollars, consistent with ACE’s practices before it redomesticated to Switzerland. To limit shareholder exposure to fluctuations in the U.S. dollar/Swiss franc exchange rate, the per share amount of each quarterly installment is either defined in U.S. dollars or paid pursuant to a formula which ensures that the U.S. dollar amount of such installment remains constant through appropriate adjustment of the Swiss francs amount, in each case subject to a cap expressed in Swiss francs.

Under Swiss law, dividends (other than through reductions in par value) may be paid out only if the corporation has sufficient distributable profits from previous business years, or if the reserves of the corporation are sufficient to allow distribution of a dividend. The board of directors of a Swiss corporation may propose that a dividend be paid, but cannot itself authorize the dividend independently from a shareholders’ authorization of a maximum amount. The company auditors must confirm that the dividend proposal of the Board of Directors conforms with statutory law and the articles of association. Prior to the distribution of dividends, five percent of the annual profits must be allocated to the general reserve until the amount of general reserves has reached twenty percent of the paid-in nominal share capital. ACE’s Articles of Association can provide for a higher general reserve or for the creation of further reserves setting forth their purpose and use. Once this level has been reached and maintained, the shareholders meeting may approve a distribution of each year’s profit within the framework of applicable legal requirements. Unless otherwise resolved, dividends are usually due and payable immediately after the shareholders’ resolution relating to the allocation of profits has been passed. Under Swiss law, the statute of limitations in respect of claims for dividend payments is five years. Distributions in the form of a par value reduction must also be approved by shareholders, require confirmation by an audit expert that the creditors’ claims are fully covered and are subject to a special procedure in which creditors may ask to be satisfied or secured before payment of the distribution. To the extent ACE pays distributions in the form of par value reductions or dividends from its qualifying capital contribution reserves, they will not be subject to Swiss withholding tax under current law.

Voting Rights

Each share is entitled to one vote subject to certain limitations mentioned below. A shareholder of record has the right to grant his voting proxy directly to the independent proxy or to grant a written proxy to any person, who does not need to be a shareholder, or to vote in person at the shareholders’ meeting. The independent proxy is obliged to exercise the voting rights granted by shareholders in accordance with shareholder instructions; absent of such instructions, it must abstain from voting.

Under ACE’s Articles of Association, resolutions generally require the approval of an absolute majority of the votes present at the shareholders’ meeting, each share granting the right to one vote. Shareholders resolutions requiring a vote by absolute majority include amendments to ACE’s Articles of Association, elections of directors and statutory auditors, approval of the annual report and the consolidated financial statements, setting the annual dividend, decisions to discharge directors and management from liability for matters disclosed to the shareholders’ meeting and the ordering of an independent investigation into the specific matters proposed to the shareholders’ meeting (Sonderprüfung).

The approval of at least two-thirds of the votes represented at a shareholders’ meeting will be, however, required for resolutions with respect to:

•	a modification of the purpose of ACE;

•	creation of privileged voting shares;

•	restrictions on the transfer of registered shares and the removal of such restrictions;

•	restrictions on the exercise of the right to vote and the removal of such restrictions;

•	an authorized or conditional increase in share capital;

•

an increase in share capital through the conversions of capital surplus, through a contribution in kind or in exchange for an acquisition of assets, or a grant of special benefits upon a capital increase;

•	restriction or denial of pre-emptive rights;

•	a change of the place of incorporation of ACE;

•	conversion of registered shares into bearer shares and vice versa;

•	dissolution of ACE followed liquidation;

•	the dismissal of the members of the Board of Directors according to art. 705 para. 1 of the Swiss Code of Obligations;

•

the amendment or elimination of the provisions of article 8 (shareholder’s register, transfer restrictions), article 14 (voting rights and shareholder proxies) and article 15 (resolutions of general meeting) of the Articles of Association; and

•	any changes to the two-thirds voting requirement to the extent permitted by mandatory law.

Pursuant to the Swiss Federal Merger Act, special quorum rules apply by law to a merger (Fusion) (including a possible squeeze-out merger), de-merger (Spaltung) or conversion (Umwandlung) of a company.

Except as noted below, ACE’s Articles of Association confer on the holders of shares equal rights, including equal voting and equal financial rights, with each share carrying one vote at ACE’s shareholders’ meetings.

To be able to exercise voting rights, holders of the shares must apply to ACE for enrollment in its share register (Aktienregister) as shareholders with voting rights. Registered holders of shares may obtain the form of declaration from ACE’s transfer agent. Cede & Co., as nominee of The Depository Trust Company, or DTC, will make such declaration with respect to shares held in “street name.” Purchasers of shares will be required to disclose their name and address and that they have acquired their shares in their name and for their account in order to be recorded in ACE’s share register as shareholders with voting rights. As discussed under “Transfer of Shares,” registration with voting rights has some restrictions.

Persons not expressly declaring themselves to be holding shares for their own account in the application for entry in the share register will not be registered as shareholders with voting rights. Certain exceptions exist with regard to nominees.

Legal entities or partnerships or other associations or joint ownership arrangements which are linked through capital ownership or voting rights, through common management or in like manner, as well as individuals, legal entities or partnerships (especially syndicates) which act in concert with intent to evade the entry restrictions are considered as one shareholder or nominee.

Failing registration as shareholders with voting rights, registered shareholders may not participate in or vote at ACE’s shareholders’ meetings, but will be entitled to dividends, preemptive rights and liquidation proceeds. Only shareholders that are registered as shareholders with voting rights on the relevant record date are permitted to participate in and vote at a general shareholders’ meeting.

Notwithstanding the above, if and so long as the Controlled Shares (as defined below) of any individual or legal entity constitute ten percent or more of the registered share capital recorded in the commercial register, such individual or legal entity shall be entitled to cast votes at any ordinary or extraordinary shareholders’ meeting in the aggregate equal to the number (rounded down to the nearest whole number) obtained from following formula: (T ÷ 10) - 1, where “T” is the aggregate number of votes conferred by all the registered share capital recorded in the commercial register. “Controlled Shares” are all shares of ACE directly, indirectly or constructively owned or beneficially by such individual or entity.

ACE’s common shares have noncumulative voting rights, which means that the holders of a majority of its common shares may elect all of its directors, and, in this event, the holders of the remaining shares will not be able to elect any directors. ACE’s directors are elected for one-year terms. Directors may be removed without cause at any time and with immediate effect by resolution of the shareholders at an ordinary or extraordinary shareholders’ meeting.

Shareholders’ Meeting

The shareholders’ meeting is ACE’s supreme body. Ordinary and extraordinary shareholders’ meetings may be held. Currently, the following powers will be vested exclusively in the shareholders’ meeting:

•	adoption and amendment of the Articles of Association;

•

election of directors (individually), the Chairman of the Board of Directors, the members of the compensation committee of the Board of Directors (individually), the independent proxy to whom shareholders may grant proxies or voting instructions to exercise voting rights on their behalf, the auditors, the group auditors and the special auditors;

•	approval of the management report and the consolidated financial statements;

•	approval of the annual financial statements and decision on the allocation of profits shown on the balance sheet, in particular with regard to dividends;

•	granting discharge to the members of the Board of Directors; and

•

passing resolutions as to all matters reserved to the authority of the shareholders’ meeting by law or under the Articles of Association or that are submitted to the shareholders’ meeting by the Board of Directors and are not exclusively vested with ACE’s Board of Directors or auditors.

In conjunction with recent changes to Swiss law, beginning with ACE’s 2015 annual general meeting, the annual binding approval of the maximum aggregate compensation of the Board of Directors and ACE’s executive management is vested exclusively in the shareholder meeting.

ACE’s annual shareholders’ meeting must be held within six months after the end of a financial year.

ACE’s extraordinary shareholders’ meetings may be convened by the Board of Directors or, under certain circumstances, by the statutory auditors or the liquidators. The Board of Directors is further required to convene an extraordinary shareholders’ meeting if so resolved by a shareholders’ meeting or if so requested by shareholders with voting powers who represent at least 10 percent of ACE’s nominal share capital. Shareholders with voting powers whose combined holdings represent shares with a nominal value of at least CHF 1 million have the right to request that a specific proposal be put on the agenda and voted upon at the next shareholders’ meeting. Such request must be made at least 45 days prior to the relevant shareholders’ meeting.

ACE’s shareholders’ meetings will be held at ACE’s place of incorporation, unless the Board of Directors decides otherwise. Notice of an ordinary or extraordinary shareholders’ meeting must be given by the Board of Directors or, if necessary, by the auditors, no later than 20 days prior to the meeting date. Such notice is given by way of an announcement appearing once in the Swiss Official Gazette of Commerce (Schweizerisches Handelsamtsblatt). The notice period is deemed to have been observed if notice of the meeting is published in the Swiss Official Gazette of Commerce whereby the date of publication is not calculated when computing the period. Shareholders may in addition be informed by ordinary mail. The notice of a meeting must state the items on the agenda and the proposals of the Board of Directors and of the shareholders who demanded that a shareholders’ meeting be held or that an item be included on the agenda and, in case of elections, the names of the nominated candidates. No resolutions may be passed at a shareholders’ meeting concerning agenda items for which proper notice was not given. This does not apply, however, to proposals made during a shareholders’ meeting to convene an extraordinary shareholders’ meeting or to initiate a special audit. No previous notification will be required for proposals concerning items included on the agenda, and for debates as to which no vote is taken.

ACE’s annual report and auditor’s report must be made available for inspection by the shareholders at its place of incorporation no later than twenty days prior to the meeting. Each shareholder is entitled to request immediate delivery of a copy of these documents free of charge. Shareholders of record will be notified of this in writing.

There is no quorum requirement for ordinary or extraordinary shareholders’ meetings.

Shareholder Proposals

Shareholders with voting powers whose combined holdings represent shares with a nominal value of at least CHF 1 million may, according to ACE’s Articles of Association up to 45 days before the date of the meeting, demand that matters be included in the agenda. Such demands shall be in writing addressed to the Chairman and shall specify the items and the proposals to be submitted.

Action without a Meeting

Under Swiss law, resolutions in lieu of a shareholders’ meeting by written consent are not permitted.

Preemptive Rights

Under Swiss law, any increase of ACE’s share capital, whether for cash or non-cash consideration, requires prior shareholder approval. Shareholders of a Swiss corporation have preemptive rights to subscribe for new issues of shares, warrants, convertible bonds, or similar debt instruments with option rights in proportion to the nominal amount of shares held (Bezugsrechte, Vorwegzeichnungsrechte). A resolution adopted at a shareholders’ meeting by a two-thirds majority vote may, however, limit or withdraw such preemptive rights, but only for important and valid reasons (wichtiger Grund) (such as a merger, an acquisition, or participation of employees).

At the extraordinary general meeting of shareholders of ACE held on October 22, 2015, ACE shareholders authorized an increase in share capital and the issuance of shares in connection with the Chubb Merger without opportunity for the exercise of preemptive rights, as further described in “Description of ACE Capital Stock — ACE’s Capital Structure — Authorized Share Capital.”

ACE’s Articles of Association provide for the following conditional share capital, which will permit its Board of Directors to increase its share capital and to issue new shares without further shareholder approval within certain parameters:

•

First, for bonds and similar debt instruments issued by ACE or one of its subsidiaries convertible into registered shares, as of October 23, 2015 not exceeding CHF 796,950,000 through the issue from time to time of a maximum of 33,000,000 registered shares, payable in full, each with a current par value of CHF 24.15, and

•

Second, for employee benefit plans, as of October 23, 2015, not exceeding CHF 613,673,935.35 through the issue from time to time of a maximum of 25,410,929 registered shares, payable in full, each with a current par value of CHF 24.15.

Conditional share capital for convertible bonds and similar debt instruments issued by ACE or one of its subsidiaries allows that registered shares may be issued upon the exercise of conversion and/or option or warrant rights granted in connection with bonds, notes or similar instruments, issued or to be issued by ACE or by subsidiaries of ACE, including convertible debt instruments.

Shareholders’ advance subscription rights with regard to the new bonds, notes or similar instruments may be restricted or excluded by decision of the Board of Directors in order to finance or refinance the acquisition of companies, parts of companies or holdings, or new investments planned by ACE, or in order to issue convertible bonds and warrants on the international capital markets.

If advance subscription rights are excluded, then:

•	the instruments are to be placed at market conditions,

•	the exercise period is not to exceed ten years from the date of issue for warrants and twenty years for conversion rights, and

•	the conversion or exercise price for the new shares is to be set at least in line with the market conditions prevailing at the date on which the instruments are issued.

Where such increase of share capital is used for employee benefit plans, shareholders’ pre-emptive rights shall be excluded with regard to these shares. These new registered shares may be issued at a price below the current market price. The Board of Directors shall specify the precise conditions of issue.

The acquisition of registered shares through the exercise of conversion rights or warrants and any further transfers of registered shares shall be subject to the restrictions on registration specified under “Transfers of Shares.”

Transfer Agent

ACE’s registrar and transfer agent for its common shares is Computershare Shareowner Services LLC.

Transfer of Shares

The registered shares are evidenced by way of share certificates or in book-entry form only. Subject to the requirements of any stock exchange on which ACE’s shares are listed, ACE may renounce on the printing and delivery of share certificates. However, any shareholder may demand the issuance of a share certificate evidencing ownership of his shares free of charge. Registered shares evidenced in a share certificate are transferred by delivery to the acquirer combined with an endorsement or a written assignment attached to it. Registered shares not represented by a share certificate may only be transferred by way of written assignment. To be valid, ACE must be notified of the assignment. The right to vote and other rights associated with the common shares (other than financial rights) may only be exercised by a shareholder who is registered in the share register as shareholder with voting rights.

Entry of acquirers of registered shares as shareholders with voting rights in the share register may be refused based on the following grounds:

•

No individual or legal entity may, directly or indirectly, formally, constructively or beneficially own (as defined in Article 14 of ACE’s Articles of Association) or otherwise control voting rights with respect to 10 percent or more of the registered share capital recorded in the commercial register. Those associated through capital, voting power, joint management or in any other way, or joining for the acquisition of shares, shall be regarded as one person. Persons holding registered shares exceeding the limit of 10 percent shall be entered in the share register, with respect to such excess shares only, as shareholders without voting rights;

•

The limit of 10 percent of the registered share capital also applies to the subscription for, or acquisition of, registered shares by exercising option or convertible rights arising from registered or bearer securities or any other securities issued by ACE or third parties, as well as by means of exercising purchased pre-emptive rights arising from either registered or bearer shares. Persons holding registered shares exceeding the limit of 10 percent shall be entered in the share register with respect to such excess shares only as shareholders without voting rights;

•

The Board of Directors shall reject entry of holders of registered shares as shareholders with voting rights in the share register or shall decide on their deregistration as shareholders with voting rights when the acquirer or shareholder upon request does not expressly state that she/he has acquired or holds the shares in her/his own name and for her/his own account.

The Board of Directors may record nominees in ACE’s share register as shareholders with the right to vote without limitation when the nominee undertakes the obligation to disclose at any time to ACE at its written request the names, addresses and share holdings of each person for whom such nominee is holding shares. Beneficial owners of shares who hold their shares through nominees exercise their rights through the intermediation of such nominees.

Conflicts of Interest

Swiss law does not contain any general provision in relation to the handling of conflicts of interest within a company’s organization. However, the Swiss Code of Obligations requires directors and members of senior management to apply due care and generally to safeguard the interests of the company in the performance of their respective duties (duty of care and of loyalty). This rule is generally understood as disqualifying directors and members of senior management from participating in decisions that directly affect them. ACE has set out certain principles on how to handle conflicts of interests in its organizational regulations, a copy of which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. Further, holders of ACE’s signatory powers may in certain circumstances be unable to validly exercise such powers by reason of a conflict of interest. The breach of these provisions entails personal liability of the directors and officers, to ACE in particular. In addition, Swiss law contains provisions under which the members of the Board of Directors and all persons engaged in the management may become liable to the company, to each shareholder and to the company’s creditors for damages caused by an intentional or negligent violation of their duties. Furthermore, Swiss company law contains a provision under which payments made and other benefits granted to a shareholder or a director or any persons associated with them, other than at arm’s length, must be repaid to the company if the recipient thereof was acting in bad faith.

Change of Control

Registration and Voting Rights Restrictions.    ACE’s Articles of Association limit the right of an acquirer to be registered as shareholder with voting rights and the right of its shareholders to exercise their voting rights. See “Transfer of Shares” and “Voting Rights.”

Disclosure of Shareholders’ Identity.    Swiss company law requires that ACE disclose the identity of all of its shareholders who hold more than 5 percent of ACE’s voting rights to the extent that such shareholders are known or should be known to ACE. Such disclosure must be made once a year in the notes to the financial statements published in ACE’s annual report. See also “Limitations Affecting Shareholders — Insurance Regulatory Provisions Concerning Change or Acquisition of Control” and “UK Prudential Regulatory Authority and Lloyd’s Related Requirements.”

Repurchase of Shares

Swiss law limits a Swiss corporation’s ability to hold or purchase its own shares. ACE may only purchase shares if there are sufficient free distributable reserves according to the statutory financial statements of ACE (Switzerland) to pay the purchase price, and if the aggregate nominal value of the purchased shares (and those already held in treasury) does not exceed 10 percent of its nominal share capital. These requirements also apply for shares of ACE (Switzerland) acquired by its subsidiaries. Shares held by ACE are not entitled to vote at shareholders’ meetings, but are entitled to the economic benefits applicable to the shares generally. Furthermore, ACE must create a special reserve on its balance sheet in the amount of the purchase price of the acquired shares. In addition, selective share repurchases are permitted only under certain circumstances.

Certain types of repurchases of shares (buy back for capital reduction purposes, more than 10 percent of share capital, shares held for more than six years unless an exemption rule applies) are subject to Swiss Federal Withholding Tax, currently at a rate of 35 percent. According to an applicable double tax treaty between Switzerland and the tax resident country of the shareholder or if the shareholder is domiciled in Switzerland, a partial or full refund of the Swiss withholding tax may be possible under certain conditions.

Borrowing — Issuance of Debt Securities

Neither Swiss law nor ACE’s Articles of Association restricts in any way its power to borrow and raise funds. The decision to borrow funds, including the issuance of debt securities, is made by or under the direction of the Board of Directors. A shareholders’ resolution will not be required.

Notices

Notices to shareholders are validly made by publication in the Swiss Official Commercial Gazette (Schweizerisches Handelsamtsblatt). ACE will also provide notices to shareholders in English.

Duration, Liquidation and Merger

ACE’s Articles of Association do not limit its duration as a legal entity.

ACE may be dissolved by way of liquidation at any time by a shareholders’ resolution passed by at least two-thirds of the votes represented at a shareholders meeting. By a shareholders’ resolution passed by the same majority, ACE may also be dissolved without liquidation in certain cases (for example in a merger where ACE is not the surviving entity). Dissolution by court order is possible if ACE becomes bankrupt, or for cause if shareholders holding at least 10 percent of the share capital so request.

Under Swiss law, any surplus arising out of a liquidation (after the settlement of all claims of all creditors) is distributed to shareholders in proportion to the paid-up nominal value of shares held. The amount of this surplus, to the extent it is not a repayment of the nominal value of the shares, is subject to Swiss Federal Withholding Tax, currently at a rate of 35 percent. According to an applicable double tax treaty between Switzerland and the tax resident country of the shareholder or if the shareholder is domiciled in Switzerland, a partial or full refund of the Swiss withholding tax may be possible under certain conditions.

Statutory Auditors

PricewaterhouseCoopers AG, Birchstrasse 160, CH-8050 Zurich, has been appointed as ACE’s statutory auditors. ACE’s shareholders must elect its auditors at the ordinary shareholders’ meeting on an annual basis.

Limitations Affecting Shareholders

Squeeze-Out Merger — The Swiss Federal Merger Act allows a squeeze-out of minority shareholders by way of a squeeze-out merger. To the extent that the shareholders holding at least 90 percent of the shares outstanding of the target company consent, the target company can be merged into the surviving company and the minority shareholders or the target company can be cashed out instead of receiving shares in the surviving company.

Ownership of Shares by Non-Swiss Persons — Except for the limitation on voting rights described above applicable to shareholders generally, there is no limitation under Swiss law or ACE’s Articles of Association on the right of non-Swiss residents or nationals to own or vote its shares. Shareholders intending to acquire or hold a qualifying participation in ACE’s shares may be subject to applicable local insurance regulations.

Exchange Control — Under current Swiss exchange control regulations, there are no limitations on the amount of payments that may be remitted by a Swiss company to non-residents, other than under government sanctions imposed on certain countries and on persons or organizations with links to such countries or terrorist links.

Insurance Regulatory Provisions Concerning Change or Acquisition of Control — Insurance regulatory authorities with jurisdiction over ACE’s reinsurance and insurance subsidiaries may require prior approval of the acquisition or a change of control of the reinsurance or insurance subsidiary. In many cases, accumulating significantly less than a majority of ACE’s shares may be deemed to be an acquisition or a change of control of one or more of ACE’s regulated reinsurance or insurance subsidiaries. The discussion below describes significant insurance regulatory provisions that may affect the accumulation of ACE’s shares.

For example, some of ACE’s subsidiaries are reinsurance and insurance companies domiciled or commercially domiciled under the respective insurance codes of the states of Connecticut, Florida, Georgia, Illinois, Indiana, Iowa, New Jersey, New York and Pennsylvania in the United States. The insurance codes in these states contain generally similar provisions to the effect that the acquisition or change of “control” of a domestic insurer or of any person that controls a domestic insurer cannot be consummated without the prior approval of the relevant insurance regulator. In general, a presumption of “control” arises from the ownership, control, possession with the power to vote or possession of proxies regarding 10 percent or more of the voting securities of a domestic insurer or of a person that controls a domestic insurer. A person seeking to acquire control, directly or indirectly, of a domestic insurance company or of any person controlling a domestic insurance company must generally file with the relevant insurance regulatory authority a statement relating to the acquisition of control containing certain information required by statute and published regulations and provide a copy of such statement to the domestic insurer.

In addition, many states’ insurance laws contain provisions that require pre-acquisition notification to state agencies of a change in control of a non-domestic insurance company admitted in that state. While these pre-acquisition notification statutes do not authorize the state agency to disapprove the change of control, these statutes do authorize remedies, including the issuance of a cease and desist order with respect to the non-domestic admitted insurer, if, for example, undue market concentration exists.

Any future transactions involving the acquisition of 10 percent or more of ACE’s outstanding shares would generally require, and any future transactions involving disposition of 10 percent or more of ACE’s outstanding shares may generally require, prior approval by the state insurance departments of the states mentioned above or by certain regulators of other relevant jurisdictions. Similarly, they would generally require the pre-acquisition notification in those jurisdictions that have adopted pre-acquisition notification provisions and may generally require the pre-disposition notification in those jurisdictions that adopt pre-disposition notification provisions. These requirements may deter, delay or prevent transactions affecting the ownership of ACE’s shares by persons seeking to own more than 10 percent of its outstanding shares, or exceeding other relevant thresholds under applicable insurance regulations. See also “UK Prudential Regulatory Authority and Lloyd’s Related Requirements.”

UK Prudential Regulatory Authority and Lloyd’s Related Requirements

A person is prohibited from being a controller of a United Kingdom Prudential Regulation Authority (“PRA”) authorized and, if also applicable, Lloyd’s registered entity unless that person first obtains the permission of the PRA and, if applicable, Lloyd’s. A person would be a controller of a PRA authorized and, if applicable, Lloyd’s registered ACE entity if that person, whether acting alone or in concert, holds 10 percent or more of the shares or voting power in that entity or in its parent undertaking or it holds shares or voting power in that entity or its parent undertaking as a result of which it is able to exercise significant influence over the management of the entity. Accordingly, any person who, whether acting alone or in concert, is a controller of ACE may well also be a controller of a PRA authorized and, if applicable, Lloyd’s registered ACE entity, which means any person considering owning 10 percent of ACE’s shares or voting power must determine if PRA and, if applicable, Lloyd’s advance approval is necessary.

Approval is also required from the PRA and, if applicable, Lloyd’s if a person increases the percentage of shares or voting power which that person holds in the relevant entity or its parent undertaking from less than 20 percent to 20 percent or more, from less than 30 percent to 30 percent or more, or from less than 50 percent to 50 percent or more, or becomes the parent undertaking of that entity.

A person who decides to reduce or cease to have control over a PRA authorized and, if applicable, Lloyd’s registered entity must give the PRA and, if applicable, Lloyd’s notice in writing before making the disposition. This applies where the percentage of shares or voting power which that person holds in the relevant entity reduces from 50 percent or more to less than 50 percent, from 30 percent or more to less than 30 percent, or from 20 percent or more to less than 20 percent, or where the person ceases to be a parent undertaking of that entity.

A prospective controller should notify the PRA and, if applicable, Lloyd’s of its intention to acquire control of that entity. Likewise, an existing controller should notify the PRA and, if applicable, Lloyd’s if it increases its percentage of shares or voting power in the relevant entity from less than 20 percent to 20 percent or more, from less than 30 percent to 30 percent or more or from less than 50 percent to 50 percent or more, if it reduces its percentage of shares or voting power in the relevant entity from 50 percent or more to less than 50 percent, from 30 percent or more to less than 30 percent, or from 20 percent or more to less than 20 percent, or if it ceases to have control of that entity (i.e., it ceases to have 10 percent or more of the shares or voting power in that entity or in its parent undertaking or to have shares or voting power in that entity or its parents undertaking as a result of which it has been able to exercise significant influence over the management of the entity).

The PRA has 60 working days to consider a person’s application to acquire ‘control’. The PRA and, if applicable, Lloyd’s , may object to a proposed acquisition or increase in control unless it is effectively satisfied that the applicant is a fit and proper person to have, or increase their, control, and the interests of consumers would not be threatened by that person having, or increasing their, control. A person who becomes a controller, or increases their control, of a PRA authorized and, if applicable, Lloyd’s registered entity without first obtaining the prior approval of the PRA and, if applicable, Lloyd’s, may be liable to imprisonment and/or a fine.

DESCRIPTION OF ACE INA DEBT SECURITIES AND ACE GUARANTEE

The following description of the ACE INA debt securities and the ACE guarantee sets forth the material terms and provisions of the ACE INA debt securities and the ACE guarantee to which any prospectus supplement may relate. The ACE INA senior debt securities are to be issued under an indenture, referred to in this prospectus as the ACE INA senior indenture, among ACE INA, ACE and The Bank of New York Mellon Trust Company, N.A. (as successor), as trustee, dated as of August 1, 1999, a copy of which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. The ACE INA subordinated debt securities are to be issued under an indenture, referred to in this prospectus as the ACE INA subordinated indenture, among ACE INA, ACE and The Bank of New York Mellon Trust Company, N.A. (as successor), as trustee, dated December 1, 1999, a copy of which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. The ACE INA senior indenture and the ACE INA subordinated indenture are sometimes referred to herein collectively as the ACE INA indentures and each individually as an ACE INA indenture. The specific terms applicable to a particular issuance of ACE INA debt securities and any variations from the terms set forth below will be set forth in the applicable prospectus supplement.

The following is a summary of the material terms and provisions of the ACE INA indentures, the ACE INA debt securities and the ACE guarantee. You should refer to the ACE INA indentures and the ACE INA debt securities for complete information regarding the terms and provisions of the ACE INA indentures, the ACE INA debt securities and the ACE guarantee. The ACE INA indentures are substantially identical, except for the covenants of ACE INA and ACE and provisions relating to subordination.

General

The ACE INA indentures do not limit the aggregate principal amount of ACE INA debt securities which ACE INA may issue. ACE INA may issue ACE INA debt securities under the ACE INA indenture from time to time in one or more series. The ACE INA indentures do not limit the amount of other indebtedness or ACE INA debt securities, other than secured indebtedness which ACE, ACE INA or their respective subsidiaries may issue.

Unless otherwise set forth in the applicable prospectus supplement, the ACE INA senior debt securities will be unsecured obligations of ACE INA and will rank equally with all of its other unsecured and unsubordinated indebtedness, subordinated in right of payment to the prior payment in full of all of ACE INA’s senior indebtedness, which term includes ACE INA senior debt securities, as described below under “Subordination of ACE INA Subordinated Debt Securities.” The ACE INA subordinated debt securities of any series issued to an ACE Trust will rank equally with each other series of ACE INA subordinated debt securities issued to other ACE Trusts.

Because ACE INA is a holding company, its rights and the rights of its creditors, including you as a holder of ACE INA debt securities, to participate in any distribution of assets of any subsidiary upon that subsidiary’s liquidation or reorganization or otherwise would be subject to the prior claims of the subsidiary’s creditors, except to the extent that ACE INA is a creditor of the subsidiary. The rights of creditors of ACE INA, including you as a holder of ACE INA debt securities, to participate in the distribution of stock owned by ACE INA in its subsidiaries, including ACE INA’s insurance subsidiaries, may also be subject to the approval of insurance regulatory authorities having jurisdiction over the subsidiaries.

If ACE INA subordinated debt securities are issued to an ACE Trust in connection with the issuance of securities by that ACE Trust, those ACE INA subordinated debt securities may subsequently be distributed pro rata to the holders of the securities of the ACE Trust under the dissolution of that ACE Trust. This type of distribution would only occur upon the occurrence of specified events, which will be described in the applicable prospectus supplement. Only one series of ACE INA subordinated debt securities will be issued to an ACE Trust in connection with the issuance of securities by that ACE Trust.

The applicable prospectus supplement will describe the following terms of the offered ACE INA debt securities:

•	the title of the series;

•	any limit on the aggregate principal amount;

•	the principal payment dates;

•

the interest rates, if any, or the method by which the interest rates will be determined, including, if applicable, any remarketing option or similar option. This interest rate may be zero in the case of ACE INA debt securities issued at an issue price representing a discount from the principal amount payable at maturity;

•	the date or dates from which interest, if any, will accrue or the method by which the date or dates will be determined;

•	the interest payment dates and regular record dates;

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whether and under what circumstances ACE INA will pay additional amounts because of taxes or governmental charges that might be imposed on holders of the ACE INA debt securities and, if so, whether and on what terms ACE will have the option to redeem the ACE INA debt securities in lieu of paying these additional amounts;

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the place or places where the principal of, any premium or interest on or any additional amounts with respect to the ACE INA debt securities will be payable, where any of the ACE INA debt securities that are issued in registered form may be surrendered for registration of transfer or exchange, and where any of the ACE INA debt securities may be surrendered for conversion or exchange;

•

whether any of the ACE INA debt securities are to be redeemable at the option of ACE INA and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which they may be redeemed, in whole or in part, at the option of ACE INA;

•

whether ACE INA will be obligated to redeem or purchase any of the ACE INA debt securities pursuant to any sinking fund or analogous provision or at your option and, if so, the date or dates and other terms and conditions on which the ACE INA debt securities will be redeemed or purchased pursuant to this obligation, and any provisions for the remarketing of the ACE INA debt securities redeemed or purchased;

•

if other than denominations of $1,000 and any integral multiple of $1,000, the denominations in which any ACE INA debt securities to be issued in registered form will be issuable and, if other than a denomination of $5,000, the denominations in which any ACE INA debt securities to be issued in bearer form will be issuable;

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whether the ACE INA debt securities will be convertible into other securities of ACE INA and/or exchangeable for securities of ACE or other issuers and, if so, the terms and conditions upon which the ACE INA debt securities will be convertible or exchangeable;

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if other than the principal amount, the portion of the principal amount, or the method by which this portion will be determined, of the ACE INA debt securities that will be payable upon declaration of acceleration of the maturity of the ACE INA debt securities;

•	if other than United States dollars, the currency of payment in which the principal of, any premium or interest on or any additional amounts on the ACE INA debt securities will be payable;

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whether the principal of, any premium or interest on or any additional amounts on the ACE INA debt securities will be payable, at the election of ACE INA or you, in a currency other than that in which the ACE INA debt securities are stated to be payable and the dates and other terms upon which this election may be made;

•	any index, formula or other method used to determine the amount of payments of principal of, any premium or interest on or any additional amounts on the ACE INA debt securities;

•	whether the ACE INA debt securities are to be issued in the form of one or more global securities and, if so, the identity of the depositary for the global security or securities;

•	whether the ACE INA debt securities are senior or subordinated and, if subordinated, the applicable subordination provisions;

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in the case of ACE INA subordinated debt securities issued to an ACE Trust, the terms and conditions of any obligation or right of ACE INA or you to convert or exchange the ACE INA subordinated debt securities into preferred securities of that ACE Trust;

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in the case of ACE INA subordinated debt securities issued to an ACE Trust, the specifics of the restated trust agreement and, if applicable, the agreement relating to ACE’s guarantee of the preferred securities of that ACE Trust;

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in the case of ACE INA subordinated debt securities, the relative degree, if any, to which the ACE INA subordinated debt securities of the series and the related ACE guarantee will be senior to or be subordinated to other series of ACE INA subordinated debt securities and the related ACE guarantee(s) or other indebtedness of ACE INA or ACE, as the case may be, in right of payment, whether the other series of ACE INA subordinated debt securities or other indebtedness is outstanding or not;

•	any deletions from, modifications of or additions to the events of default or covenants of ACE INA or ACE with respect to the ACE INA debt securities;

•	whether the provisions described below under “Discharge, Defeasance and Covenant Defeasance” will be applicable to the ACE INA debt securities;

•	whether any of the ACE INA debt securities are to be issued upon the exercise of warrants, and the time, manner and place for the ACE INA debt securities to be authenticated and delivered; and

•	any other terms of the ACE INA debt securities and any other deletions from or modifications or additions to the applicable ACE INA indenture in respect of the ACE INA debt securities. (Section 3.1)

ACE INA will have the ability under the ACE INA indentures to reopen a previously issued series of ACE INA debt securities and issue additional ACE INA debt securities of that series or establish additional terms of that series. ACE INA is also permitted to issue ACE INA debt securities with the same terms as previously issued ACE INA debt securities. (Section 3.1)

Unless otherwise set forth in the applicable prospectus supplement, principal of, premium and interest on and additional amounts, if any, on the ACE INA debt securities will initially be payable at the corporate trust office of the trustee, or any other office or agency designated by ACE INA for this purpose. Interest on ACE INA debt securities issued in registered form:

•

may be paid by check mailed to the persons entitled to the payments at their addresses appearing on the security register or by transfer to an account maintained by the payee with a bank located in the United States; and

•

will be payable on any interest payment date to the persons in whose names the ACE INA debt securities are registered at the close of business on the regular record date with respect to the interest payment date.

ACE INA will designate the initial paying agents, which will be named in the applicable prospectus supplement, and may, at any time, designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts. However, ACE INA is required to maintain a paying agent in each place where the principal of, any premium or interest on or any additional amounts with respect to the ACE INA debt securities are payable.

Unless otherwise set forth in the applicable prospectus supplement, you may present the ACE INA debt securities for transfer, duly endorsed or accompanied by a written instrument of transfer if so required by ACE

INA or the security registrar, or exchange for other ACE INA debt securities of the same series containing identical terms and provisions, in any authorized denominations, and of a like aggregate principal amount, in each case at the office or agency maintained by ACE INA for these purposes. This office will initially be the corporate trust office of the trustee. Any transfer or exchange will be made without service charge, although ACE INA may require payment of a sum sufficient to cover any tax or other governmental charge and any other expenses then payable. ACE INA is not required to:

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issue, register the transfer of, or exchange, ACE INA debt securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any ACE INA debt securities and ending at the close of business on the day of mailing; or

•

register the transfer of or exchange any ACE INA debt security selected for redemption, in whole or in part, except the unredeemed portion of any ACE INA debt security being redeemed in part. (Section 3.5)

ACE INA has appointed the trustee as security registrar. The security registrar and any transfer agent initially designated by ACE INA will be named in the applicable prospectus supplement. At any time, ACE INA may designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts. However, ACE INA is required to maintain a transfer agent in each place where the principal of, any premium or interest on or any additional amounts with respect to the ACE INA debt securities are payable. (Section 10.2)

Unless otherwise set forth in the applicable prospectus supplement, ACE INA will only issue the ACE INA debt securities in fully registered form without coupons in minimum denominations of $1,000 and any integral multiple of $1,000. (Section 3.2) If the ACE INA debt securities are issued in bearer form, any restrictions and considerations, including offering restrictions and U.S. Federal income tax considerations applicable to, and to payment on and transfer and exchange of, these securities, will be described in the applicable prospectus supplement.

The ACE INA debt securities may be issued as original issue discount securities, which means that they will bear no interest or bear interest at a rate which, at the time of issuance, is below market rates. ACE INA debt securities issued as original issue discount securities will be sold at a substantial discount below their principal amount. U.S. Federal income tax and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.

If the purchase price, or the principal of, any premium or interest on or any additional amounts with respect to, any ACE INA debt securities is payable, or if any ACE INA debt securities are denominated, in one or more foreign currencies or currency units, the restrictions, elections, U.S. Federal income tax considerations, specific terms and other information will be set forth in the applicable prospectus supplement.

Unless otherwise set forth in the applicable prospectus supplement, other than as described below under “— Covenants Applicable to ACE INA Senior Debt Securities — Limitation on Liens on Stock of Designated Subsidiaries,” the ACE INA indentures do not contain any provisions that would limit the ability of ACE INA to incur indebtedness or that would afford holders of ACE INA debt securities protection in the event of a sudden and significant decline in the credit quality of ACE INA or ACE or a takeover, recapitalization or highly leveraged or similar transaction involving ACE INA or ACE. Accordingly, ACE INA or ACE could in the future enter into transactions that could increase the amount of its outstanding indebtedness that could affect its respective capital structure or credit rating.

ACE Guarantee

ACE will fully and unconditionally guarantee all payments on the ACE INA debt securities. Unless otherwise set forth in the applicable prospectus supplement, ACE’s guarantee of the ACE INA senior debt securities will be an unsecured obligation of ACE and will rank equally with all of its other unsecured and unsubordinated indebtedness. ACE’s guarantee of the ACE INA subordinated debt securities will be an unsecured obligation of ACE, subordinated in right of payment to the prior payment in full of all ACE senior indebtedness. ACE’s guarantee of the ACE INA subordinated debt securities issued to an ACE Trust will rank equally with ACE’s guarantee of each other series of ACE subordinated debt securities issued to other ACE Trusts.

Since ACE is a holding company, its rights and the rights of its creditors, including you as a holder of the ACE INA debt securities who would be a creditor of it by virtue of its guarantee, and shareholders to participate in any distribution of the assets of any subsidiary upon the subsidiary’s liquidation or reorganization or otherwise would be subject to prior claims of the subsidiary’s creditors, except to the extent that ACE may be a creditor of the subsidiary. The right of ACE’s creditors, including you, to participate in the distribution of the stock owned by ACE in some of its subsidiaries, including ACE’s insurance subsidiaries, may also be subject to approval by insurance regulatory authorities having jurisdiction over the subsidiaries.

Conversion and Exchange

The terms, if any, on which ACE INA debt securities are convertible into or exchangeable for, either mandatorily, at your option or at ACE INA’s option, for common shares of ACE or other securities, whether or not issued by ACE, property or cash, or a combination of any of these, will be set forth in the applicable prospectus supplement.

Payments of Additional Amounts

ACE will make all payments on ACE INA debt securities without withholding of any present or future taxes or governmental charges of Switzerland, the Cayman Islands or Bermuda, each referred to in this prospectus as a taxing jurisdiction, unless ACE is required to do so by applicable law or regulation.

If ACE is required to withhold amounts, it will, subject to the limitations described below, pay to you additional amounts so that every net payment made to you, after the withholding will not be the same amount provided for in the ACE INA debt security and the applicable ACE INA indenture.

ACE will not be required to pay any additional amounts for

•	any tax or governmental charge which would not have been imposed but for the fact that you:

•

were a resident of, or engaged in business or maintained a permanent establishment or were physically present in, the relevant taxing jurisdiction or otherwise had some connection with the relevant taxing jurisdiction other than the mere ownership of, or receipt of payment on, the ACE INA debt security;

•	presented the ACE INA debt security for payment in the relevant taxing jurisdiction, unless the ACE debt security could not have been presented for payment elsewhere; or

•

presented the ACE INA debt security for payment more than 30 days after the date on which the payment became due unless you would have been entitled to these additional amounts if you had presented the ACE debt security for payment within the 30-day period;

•	any estate, inheritance, gift, sale, transfer, personal property or similar tax or other governmental charge;

•	any tax or other governmental charge that is imposed or withheld because of your failure to comply with any reasonable request by ACE:

•	to provide information concerning your nationality, residence or identity or that of the beneficial owner; or

•

to make any claim or satisfy any information or reporting requirement, which in either case is required by the relevant taxing jurisdiction as a precondition to exemption from all or part of the tax or other governmental charge; or

•	any combination of the above items.

In addition, ACE will not pay additional amounts if you are a fiduciary or partnership or other than the sole beneficial owner of the ACE debt security if the beneficiary or partner or settlor would not have been entitled to the additional amounts had it been the holder of the ACE debt security. (Section 10.4)

Global Securities

The ACE INA debt securities may be issued, in whole or in part, in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement and registered in the name of the depositary or its nominee. Interests in any global ACE INA debt security will be shown on, and transfers of the ACE INA debt securities will be effected only through, records maintained by the depositary and its participants as described below.

The specific terms of the depositary arrangement will be described in the applicable prospectus supplement.

Option to Extend Interest Payment Date

If and as set forth in the applicable prospectus supplement, ACE INA will have the right, at any time and from time to time during the term of any series of ACE INA subordinated debt securities issued to an ACE Trust, to defer payment of interest for a number of consecutive interest payment periods, which we refer to in this prospectus as an extension period. However, no extension period may extend beyond the stated maturity of the ACE INA subordinated debt securities. U.S. Federal income tax consequences and other considerations applicable to the ACE INA subordinated debt securities will be described in the applicable prospectus supplement. (Section 3.11 of the ACE INA subordinated indenture)

Covenants Applicable to ACE INA Senior Debt Securities

Limitation on Liens on Stock of Designated Subsidiaries

Under the ACE INA senior indenture, each of ACE INA and ACE will covenant that, so long as any ACE INA senior debt securities are outstanding, it will not, nor will it permit any subsidiary to create, incur, assume, guarantee or otherwise permit to exist any indebtedness secured by any security interest on any shares of capital stock of any designated subsidiary, unless ACE INA and ACE concurrently provide that the ACE INA senior debt securities and, if ACE INA and ACE elect, any other indebtedness of ACE INA that is not subordinate to the ACE INA senior debt securities and with respect to which the governing instruments require, or pursuant to which the ACE INA is otherwise obligated, to provide such security, will be secured equally with the indebtedness for at least the time period the other indebtedness is so secured. (Section 10.5 of the ACE INA senior indenture)

The term “designated subsidiary” means any present or future consolidated subsidiary of ACE, the consolidated net worth of which constitutes at least 5 percent of ACE’s consolidated net worth. (Section 1.1 of the ACE INA senior indenture)

For purposes of the ACE INA indentures, the term “indebtedness” means, with respect to any person:

•	the principal of and any premium and interest on:

•	indebtedness for money borrowed and

•	indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which the person is responsible or liable;

•	all capitalized lease obligations;

•

all obligations issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement, but excluding trade accounts payable arising in the ordinary course of business;

•

all obligations for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction, generally other than obligations with respect to letters of credit securing obligations, other than obligations of the type referred to above, entered into in the ordinary course of business to the extent these letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third business day following receipt by such person of a demand for reimbursement following payment on the letter of credit;

•

all obligations of the type referred to above of other persons and all dividends of other persons for the payment of which, in either case, the person is responsible or liable as obligor, guarantor or otherwise;

•

all obligations of the type referred to above of other persons secured by any mortgage, pledge, lien, security interest or other encumbrance on any property or asset of the person, whether or not the obligation is assumed by the person; and

•	any amendments, modifications, refundings, renewals or extensions of any indebtedness or obligation described above. (Section 1.1)

Limitations on Disposition of Stock of Designated Subsidiaries

The ACE INA senior indenture also provides that, so long as any ACE INA senior debt securities are outstanding and except in a transaction otherwise governed by the ACE INA indentures, neither ACE INA nor ACE will issue, sell, assign, transfer or otherwise dispose of any shares of, securities convertible into, or warrants, rights or options to subscribe for or purchase shares of, capital stock, other than preferred stock having no voting rights, of any designated subsidiary. Similarly, ACE INA will not permit any designated subsidiary to issue, other than to ACE INA or ACE, these types of securities, warrants, rights or options, other than director’s qualifying shares and preferred stock having no voting rights, of any designated subsidiary, if, after giving effect to the transaction and the issuance of the maximum number of shares issuable upon the conversion or exercise of all the convertible securities, warrants, rights or options, ACE would own, directly or indirectly, less than 80 percent of the shares of capital stock of the designated subsidiary, other than preferred stock having no voting rights.

However, ACE INA may issue, sell, assign, transfer or otherwise dispose of securities if the consideration is at least a fair market value as determined by ACE INA’s board or if required by law or regulation. ACE INA or ACE, as the case may be, may also merge or consolidate any designated subsidiary into or with another direct or indirect subsidiary of ACE, the shares of capital stock of which ACE owns at least 80 percent or, subject to the provisions described under “— Consolidation, Amalgamation, Merger and Sale of Assets” below, sell, transfer or otherwise dispose of the entire capital stock of any designated subsidiary at one time if the consideration is at least fair market value as determined by ACE INA’s or ACE’s board. (Section 10.6 of the ACE INA senior indenture)

Covenants Applicable to ACE INA Subordinated Debt Securities Issued to an ACE Trust

Each of ACE INA and ACE will also covenant, as to each series of ACE INA subordinated debt securities issued to an ACE Trust in connection with the issuance of preferred securities and common securities by that ACE Trust, that it will not, and will not permit any of its subsidiaries to:

•

declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the outstanding capital stock of ACE INA or ACE, as the case may be, or

•

make any payment on or repay, repurchase or redeem any debt security of ACE INA or ACE that ranks junior in interest to the ACE INA subordinated debt securities or the related ACE guarantee, as the case may be, or make any payments with respect to any guarantee by ACE INA or ACE, as the case may be, of the debt securities of any subsidiary of ACE INA or ACE, as the case may be, if the guarantee ranks junior in interest to the ACE INA subordinated debt securities or the related ACE guarantee, as the case may be, other than:

•	dividends or distributions on the capital stock of ACE INA paid or made to ACE and dividends or distributions in common stock of ACE INA or common shares of ACE, as the case may be;

•

redemptions or purchases of any rights outstanding under a shareholder rights plan of ACE INA or ACE, as the case may be, or the declaration of a dividend of these rights or the issuance of stock under the plans in the future;

•	payments under any preferred securities guarantee; and

•

purchases of common stock or common shares related to the issuance of common stock or common shares under any of ACE INA’s or ACE’s benefit plans for its directors, officers or employees if at that time:

•

any event of which ACE INA or ACE has actual knowledge that, with the giving of notice or lapse of time or both, would constitute an event of default and in respect of which ACE INA or ACE, as the case may be, shall not have taken reasonable steps to cure shall have occurred,

•	ACE shall be in default with respect to its payment of any obligations under the preferred securities guarantee relating to the related preferred securities or

•

ACE INA shall have given notice of its election to begin an extension period and shall not have rescinded the notice, or the extension period, or any extension of the extension period, shall be continuing. (Section 10.9 of the ACE INA subordinated indenture)

If ACE INA subordinated debt securities are issued to an ACE Trust in connection with the issuance of preferred securities and common securities of the ACE Trust, for so long as the ACE INA subordinated debt securities remain outstanding, ACE INA will also covenant:

•	to maintain, directly or indirectly, 100 percent ownership of the common securities of the ACE Trust;

•

not to voluntarily dissolve, wind-up or liquidate the ACE Trust, except in connection with the distribution of ACE INA subordinated debt securities to the holders of preferred securities and common securities in liquidation of the ACE Trust, the redemption of all of the preferred securities and common securities of the ACE Trust or specified mergers, consolidations or amalgamations, each as permitted by the restated trust agreement of the ACE Trust; and

•	to use its reasonable efforts, to cause the ACE Trust to remain classified as a grantor trust for U.S. Federal income tax purposes. (Section 10.9 of the ACE INA subordinated indenture)

Consolidation, Amalgamation, Merger and Sale of Assets

Each ACE INA indenture provides that ACE INA and ACE may not:

•	consolidate or amalgamate with or merge into any person or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any person, or

•

permit any person to consolidate or amalgamate with or merge into ACE INA or ACE, respectively, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to ACE INA or ACE, respectively, unless:

•	in the case of ACE INA, the person is a corporation organized and existing under the laws of the United States of America, any state of the United States or the District of Columbia;

•

in the case of ACE, the person is a corporation organized and existing under the laws of the United States of America, any state of the U.S., the District of Columbia, Bermuda, the Cayman Islands or any other country that, on August 1, 1999, was a member of the Organization for Economic Cooperation and Development;

•

the surviving entity expressly assumes, the payment of all amounts on all of the ACE INA or ACE debt securities and the performance of ACE INA’s or ACE’s obligations under the ACE INA indenture and the ACE INA debt securities or ACE indenture and ACE debt securities; and

•

the surviving entity provides for conversion or exchange rights in accordance with the provisions of the ACE debt securities of any series that are convertible or exchangeable into common shares or other securities; and

•	immediately after giving effect to the transaction and treating any indebtedness which becomes an obligation of ACE INA or ACE or a subsidiary as a result of the transaction as having been incurred by

ACE INA or ACE or the subsidiary at the time of the transaction, no event of default, and no event which after notice or lapse of time or both would become an event of default, will have happened and be continuing. (Sections 8.1 and 8.3)

Events of Default

Each of the following events will constitute an event of default under each ACE INA indenture, whether it be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

•

default in the payment of any interest on, or any additional amounts payable with respect to, any ACE INA debt security when the interest or additional amounts become due and payable, and continuance of this default for a period of 30 days;

•

default in the payment of the principal of or any premium on, or any additional amounts payable with respect to, any ACE INA debt security when the principal, premium or additional amounts become due and payable either at maturity, upon any redemption, by declaration of acceleration or otherwise;

•	default in the deposit of any sinking fund payment, when due;

•

default in the performance, or breach, of any covenant or warranty of ACE INA or ACE for the benefit of the holders of the ACE INA debt securities, and the continuance of this default or breach for a period of 60 days after ACE INA has received written notice from the holders;

•

if any event of default under a mortgage, indenture or instrument under which ACE or ACE INA may issue, or by which ACE or ACE INA may secure or evidence, any indebtedness, including an event of default under any other series of ACE INA debt securities, whether the indebtedness now exists or is later created or incurred, happens and consists of default in the payment of more than $50,000,000 in principal amount of indebtedness at the maturity of the indebtedness, after giving effect to any applicable grace period, or results in the indebtedness in principal amount in excess of $50,000,000 becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, and this default is not cured or the acceleration is not rescinded or annulled within a period of 30 days after ACE INA has received written notice;

•

ACE INA or ACE shall fail within 60 days to pay, bond or otherwise discharge any uninsured judgment or court order for the payment of money in excess of $50,000,000, which is not stayed on appeal or is not otherwise being appropriately contested in good faith;

•	events in bankruptcy, insolvency or reorganization of ACE INA or ACE; and

•	any other event of default, which will be described in the applicable prospectus supplement. (Section 5.1)

If an event of default with respect to the ACE INA debt securities of any series, other than events of bankruptcy, insolvency or reorganization, occurs and is continuing, either the trustee or the holders of not less than 25 percent in principal amount of the outstanding ACE INA debt securities of the series may declare the principal amount, or a lesser amount as may be provided for in the ACE INA debt securities, of all outstanding ACE INA debt securities of the series to be immediately due and payable by written notice. In the case of an event of default with respect to a series of ACE INA subordinated debt securities issued to an ACE Trust, if the trustee or the holders fail to declare the principal amount, or lesser amount, to be due and payable immediately, the holders of at least 25 percent in liquidation amount of the outstanding preferred securities of the ACE Trust may do so by written notice. At any time after a declaration of acceleration has been made, but before a judgment or decree for payment of money has been obtained by the trustee, generally, the holders of not less than a majority in principal amount of the ACE INA debt securities of the series may rescind and annul the declaration of acceleration. In the case of a series of ACE INA subordinated debt securities issued to an ACE Trust, if the holders fail to rescind and annul the declaration, the holders of a majority in liquidation amount of the outstanding preferred securities of the ACE Trust may, subject to satisfaction of specified conditions, rescind and annul the declaration by written notice. Any event of bankruptcy, insolvency or reorganization will cause the principal amount and accrued interest, or the lesser amount as provided for in the ACE INA debt securities, to become immediately due and payable without any declaration or other act by the trustee or any holder. (Section 5.2)

Each ACE INA indenture provides that, within 90 days after the occurrence of any event which is, or after notice or lapse of time or both would become, an event of default the trustee must transmit, notice of the default to each holder of the ACE INA debt securities unless the default has been cured or waived. However, except in the case of a default in the payment of principal of, or premium or interest, if any, on or additional amounts or any sinking fund or purchase fund installment with respect to any ACE INA debt security, the trustee may withhold this notice if and so long as the Board of Directors, executive committee or trust committee of directors and/or responsible officers of the trustee determine in good faith that the withholding of the notice is in the best interest of the holders. (Section 6.2)

If an event of default occurs and is continuing with respect to the ACE INA debt securities of any series, the trustee may, in its discretion, proceed to protect and enforce its rights and the rights of the holders of ACE INA debt securities by all appropriate judicial proceedings. (Section 5.3) Each ACE INA indenture provides that, subject to the duty of the trustee during any default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under the ACE INA indenture at the request or direction of any of the holders, unless the holders have offered the trustee reasonable indemnity. (Section 6.1) Subject to these indemnification provisions, the holders of a majority in principal amount of the outstanding ACE INA debt securities of any series will generally have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the ACE INA debt securities of the series. (Section 5.12)

If an event of default with respect to a series of ACE INA subordinated debt securities issued to an ACE Trust has occurred and is continuing and this event is attributable to a default in the payment of principal of, any premium or interest on or additional amounts with respect to the related ACE INA subordinated debt securities on the date the principal, premium, interest or additional amounts are otherwise payable, a holder of preferred securities of the ACE Trust may institute directly a legal proceeding against ACE INA or ACE, pursuant to the ACE guarantee, for enforcement of payment to the holder of the principal of, any premium and interest on and additional amounts with respect to the related ACE INA subordinated debt securities having a principal amount equal to the liquidation amount of the holder’s related preferred securities, referred to in this prospectus as a direct action. (Section 5.8 of the ACE INA subordinated indenture) ACE INA and ACE may not amend the ACE INA subordinated indenture to remove this right to bring a direct action without the prior consent of the holders of all of the outstanding preferred securities of the ACE Trust. (Section 9.2 of the ACE INA subordinated indenture) If the right to bring a direct action is removed, the applicable ACE Trust may become subject to the reporting obligations under the Exchange Act. Each of ACE INA and ACE will have the right under the ACE INA subordinated indenture to set-off any payment made to a holder of preferred securities by ACE INA or ACE, as the case may be, in connection with a direct action. (Section 3.12 of the ACE INA subordinated indenture)

The holders of the preferred securities will not be able to exercise directly any remedies other than those set forth in the preceding paragraph available to the holders of the related ACE INA subordinated debt securities.

Modification and Waiver

ACE INA, ACE and the trustee may modify or amend either ACE INA indenture with the consent of the holders of not less than a majority in principal amount of the outstanding ACE INA debt securities of each series affected by the modification or amendment, so long as the modification or amendment does not, without the consent of each affected holder:

•	change the stated maturity of the principal of, or any premium or installment of interest on or any additional amounts with respect to any ACE INA debt security;

•

reduce the principal amount of, or the rate, or modify the calculation of the rate, of interest on, or any additional amounts with respect to, or any premium payable upon the redemption of, any ACE INA debt security;

•	change the obligation of ACE INA or ACE to pay additional amounts with respect to any ACE INA debt security;

•

reduce the amount of the principal of an original issue discount security that would be due and payable upon a declaration of acceleration of the maturity of the original issue discount security or the amount provable in bankruptcy;

•	change the redemption provisions of any ACE INA debt security or adversely affect the right of repayment at the option of any holder of any ACE INA debt security;

•	change the place of payment or the coin or currency in which the principal of, any premium or interest on or any additional amounts with respect to any ACE INA debt security is payable;

•

impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any ACE INA debt security, or, in the case of redemption, on or after the redemption date or, in the case of repayment at the option of any holder, on or after the repayment date;

•	reduce the percentage in principal amount of the outstanding ACE INA debt securities, the consent of whose holders is required in order to take specific actions;

•	reduce the requirements for quorum or voting by holders of ACE INA debt securities;

•	modify any of the provisions relating to the subordination of the ACE INA debt securities or the ACE guarantee in a manner adverse to the holders of ACE INA subordinated debt securities;

•

modify or effect in any manner adverse to the holders of ACE INA debt securities the terms and conditions of the obligations of ACE in respect of the due and punctual payment of principal of, or any premium or interest on, or any sinking fund requirements or additional amounts with respect to, the ACE INA debt securities;

•

modify any of the provisions regarding the waiver of past defaults and the waiver of specified covenants by the holders of ACE INA debt securities, except to increase any percentage vote required or to provide that other provisions of the ACE INA indenture cannot be modified or waived without the consent of the holder of each ACE INA debt security affected by the modification or waiver;

•

make any change that adversely affects the right to convert or exchange any ACE INA debt security into or for other securities of ACE INA, ACE or other securities, cash or property in accordance with its terms; or

•	modify any of the above provisions. (Section 9.2)

In addition, no supplemental indenture may, directly or indirectly, modify or eliminate the subordination provisions of the ACE INA subordinated indenture in any manner which might terminate or impair the subordination of the ACE INA subordinated debt securities to senior indebtedness or the subordination of the related ACE guarantee to ACE senior indebtedness, without the prior written consent of the holders of the senior indebtedness or the ACE senior indebtedness, respectively. (Section 9.7 of the ACE INA subordinated indenture)

ACE INA, ACE and the trustee may modify or amend either ACE INA indenture and the ACE INA debt securities of any series without the consent of any holder in order to, among other things:

•	provide for a successor to ACE INA or ACE pursuant to a consolidation, amalgamation, merger or sale of assets;

•

add to the covenants of ACE INA or ACE for the benefit of the holders of all or any series of ACE INA debt securities or to surrender any right or power conferred upon ACE INA or ACE by the applicable ACE INA indenture;

•	provide for a successor trustee with respect to the ACE INA debt securities of all or any series;

•

cure any ambiguity or correct or supplement any provision in either ACE INA indenture which may be defective or inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under either ACE INA indenture which will not adversely affect the interests of the holders of ACE INA debt securities of any series;

•	change the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of ACE INA debt securities under either ACE INA indenture;

•	add any additional events of default with respect to all or any series of ACE INA debt securities;

•	secure the ACE INA debt securities;

•	provide for conversion or exchange rights of the holders of any series of ACE INA debt securities; or

•	make any other change that does not materially adversely affect the interests of the holders of any ACE INA debt securities then outstanding under the applicable ACE INA indenture. (Section 9.1)

The holders of at least a majority in principal amount of the outstanding ACE INA debt securities of any series may, on behalf of the holders of all ACE INA debt securities of that series, waive compliance by ACE INA and ACE with specified covenants of the applicable ACE INA indenture. (Section 10.8 of the ACE INA senior indenture; Section 10.6 of the ACE INA subordinated indenture) The holders of not less than a majority in principal amount of the outstanding ACE INA debt securities on behalf of the holders of all ACE INA debt securities of that series and, in the case of any ACE INA subordinated debt securities issued to an ACE Trust, the holders of not less than a majority in liquidation amount of the outstanding preferred securities of the ACE Trust, may waive any past default and its consequences with respect to the ACE INA debt securities of that series, except a default:

•	in the payment of principal, any premium or interest on or any additional amounts with respect to ACE INA debt securities of the series; or

•

in respect of a covenant or provision of the applicable ACE INA indenture that cannot be modified or amended without the consent of the holder of each outstanding ACE INA debt security of any series affected. (Section 5.13)

Under each ACE INA indenture, each of ACE INA and ACE must annually furnish the trustee a statement regarding its performance of specified obligations and any default in its performance under the applicable ACE INA indenture. Each of ACE INA and ACE is also required to deliver to the trustee, within five days after its occurrence, written notice of any event of default, or any event which after notice or lapse of time or both would constitute an event of default, resulting from the failure to perform or breach of any covenant or warranty contained in the applicable ACE INA indenture or the ACE INA debt securities of any series. (Sections 10.9 and 10.10 of the ACE INA senior indenture; Sections 10.7 and 10.8 of the ACE INA subordinated indenture)

Discharge, Defeasance and Covenant Defeasance

ACE INA or ACE may discharge their payment obligations on the ACE INA debt securities, which we refer to as defeasance, or elect to be discharged from complying with the covenants in the ACE INA indentures, except for certain ministerial obligations, like registering transfers or exchanges of the ACE INA debt securities, which we refer to as covenant defeasance.

ACE INA or ACE may only do this if, among other things,

•

the defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, the applicable ACE INA indenture or any other material agreement or instrument to which ACE INA or ACE is a party or by which either or them is bound,

•

no event of default or event which with notice or lapse of time or both would become an event of default with respect to the ACE INA debt securities to be defeased will have occurred and be continuing on the date of establishment of the trust and, with respect to defeasance only, at any time during the period ending on the 123rd day after that date and

•

ACE INA or ACE has delivered to the trustee an opinion of counsel to the effect that the you will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred. The opinion of counsel, in the case of defeasance, must refer to and be based upon a letter ruling of the I.R.S. received by ACE, a Revenue Ruling published by the I.R.S. or a change in applicable U.S. Federal income tax law occurring after the date of the applicable ACE indenture. (Section 4.2)

Subordination of ACE INA Subordinated Debt Securities

The ACE INA subordinated debt securities will generally be subordinate in right of payment to the prior payment in full of all senior indebtedness. (Section 16.1 of the ACE INA subordinated indenture) Upon any payment or distribution of assets of ACE INA of any kind or character, whether in cash, property or securities, to creditors upon any dissolution, winding-up, liquidation or reorganization of ACE INA, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all amounts due upon all senior indebtedness will first be paid in full, or payment provided for in money in accordance with its terms, before the holders of ACE INA subordinated debt securities of that series are entitled to receive or retain any payment on account of principal of, or any premium or interest on, or any additional amounts with respect to, the ACE INA subordinated debt securities. This means that the holders of the senior indebtedness will be entitled to receive any payment or distribution, which may be payable or deliverable by reason of the payment of any other indebtedness of ACE INA being subordinated to the payment of ACE INA subordinated debt securities, which may be payable or deliverable in respect of the ACE INA subordinated debt securities upon any dissolution, winding-up, liquidation or reorganization or in any bankruptcy, insolvency, receivership or other proceeding. (Section 16.3 of the ACE INA subordinated indenture)

By reason of this subordination, in the event of liquidation or insolvency of ACE INA, holders of senior indebtedness and holders of other obligations of ACE INA that are not subordinated to the senior indebtedness may recover more, ratably, than the holders of the ACE INA subordinated debt securities.

Subject to the payment in full of all senior indebtedness, the rights of the holders of the ACE INA subordinated debt securities will be subrogated to the rights of the holders of the senior indebtedness to receive payments or distributions of cash, property or securities of ACE INA applicable to the senior indebtedness until the principal of, any premium and interest on, and any additional amounts with respect to, the ACE INA subordinated debt securities have been paid in full. (Section 16.4 of the ACE INA subordinated indenture)

No payment of principal of, including redemption and sinking fund payments, or any premium or interest on or any additional amounts with respect to the ACE INA subordinated debt securities may be made by ACE INA if:

•	any senior indebtedness is not paid when due, any applicable grace period with respect to the default has ended and the default has not been cured or waived or ceased to exist, or

•	the maturity of any senior indebtedness has been accelerated because of a default. (Section 16.2 of the ACE INA subordinated indenture)

The ACE INA subordinated indenture does not limit or prohibit ACE INA from incurring additional senior indebtedness, which may include indebtedness that is senior to the ACE INA subordinated debt securities, but subordinate to other obligations of ACE INA. The ACE INA senior debt securities will constitute senior indebtedness with respect to the ACE INA subordinated debt securities.

The term “senior indebtedness” means, with respect to the ACE INA subordinated debt securities of any particular series, all indebtedness of ACE INA outstanding at any time, except:

•	the ACE INA subordinated debt securities of that series;

•

indebtedness as to which, by the terms of the instrument creating or evidencing the same, it is provided that the indebtedness is subordinated to or ranks equally with the ACE INA subordinated debt securities;

•	indebtedness of ACE INA to an affiliate of ACE INA;

•

interest accruing after the filing of a petition initiating any bankruptcy, insolvency or other similar proceeding unless the interest is an allowed claim enforceable against ACE INA in a proceeding under federal or state bankruptcy laws;

•	trade accounts payable; and

•	any indebtedness, including all other debt securities and guarantees in respect of those debt securities, initially issued to:

•	any ACE Trust or

•

any trust, partnership or other entity affiliated with ACE which is a financing vehicle of ACE or any affiliate of ACE in connection with an issuance by the entity of preferred securities or other securities which are similar to the preferred securities described under “Description of Preferred Securities” below that are guaranteed by ACE pursuant to an instrument that ranks equally with or junior in right of payment to the preferred securities guarantees described under “Description of the Preferred Securities Guarantees” below.

Senior indebtedness with respect to the ACE INA subordinated debt securities shall continue to be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of the senior indebtedness. (Sections 1.1 and 16.8 of the ACE INA subordinated indenture)

The ACE INA subordinated indenture provides that the subordination provisions, insofar as they relate to any particular series of ACE INA subordinated debt securities, may be changed prior to issuance of the applicable ACE INA subordinated debt securities, which change would be described in the applicable prospectus supplement.

Subordination of ACE Guarantee of ACE INA Subordinated Debt Securities

The ACE guarantee of ACE INA subordinated debt securities will generally be subordinate in right of payment to the prior payment in full of all ACE senior indebtedness. (Section 18.1 of the ACE INA subordinated indenture) Upon any payment or distribution of assets of ACE of any kind or character, whether in cash, property or securities, to creditors upon any dissolution, winding-up, liquidation or reorganization of ACE, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all amounts due upon all ACE senior indebtedness will first be paid in full, or payment of the ACE senior indebtedness provided for in money in accordance with its terms, before the holders of ACE INA subordinated debt securities are entitled to receive or retain any payment from ACE on account of principal of, or any premium or interest on, or any additional amounts with respect to, the ACE INA subordinated debt securities. This means that the holders of ACE senior indebtedness shall be entitled to receive any payment or distribution by ACE of any kind or character, including any payment or distribution which may be payable or deliverable by ACE by reason of the payment of any other indebtedness of ACE being subordinated to the payment of ACE INA subordinated debt securities, which may be payable or deliverable by ACE in respect of the ACE INA subordinated debt securities upon any dissolution, winding-up, liquidation or reorganization or in any bankruptcy, insolvency, receivership or other proceeding. (Section 18.3 of the ACE INA subordinated indenture)

By reason of this subordination, in the event of liquidation or insolvency of ACE, holders of ACE senior indebtedness and holders of other obligations of ACE that are not subordinated to the ACE senior indebtedness may recover more, ratably, than the holders of the ACE INA subordinated debt securities.

Subject to the payment in full of all ACE senior indebtedness, the rights of the holders of the ACE INA subordinated debt securities under the ACE guarantee will be subrogated to the rights of the holders of the ACE senior indebtedness to receive payments or distributions of cash, property or securities of ACE applicable to the ACE senior indebtedness until the principal of, any premium and interest on, and any additional amounts with respect to, the ACE INA senior debt securities have been paid in full. (Section 18.4 of the ACE INA subordinated indenture)

No payment of principal of, including redemption and sinking fund payments, or any premium or interest on or any additional amounts with respect to the ACE INA subordinated debt securities of any series may be made by ACE if:

•	any ACE senior indebtedness is not paid when due, any applicable grace period with respect to the default has ended and the default has not been cured or waived or ceased to exist, or

•	the maturity of any ACE senior indebtedness has been accelerated because of a default. (Section 18.2 of the ACE INA subordinated indenture)

The ACE INA subordinated indenture does not limit or prohibit ACE from incurring additional ACE senior indebtedness, which may include indebtedness that is senior to the ACE guarantee of the ACE INA subordinated debt securities, but subordinate to other obligations of ACE. The ACE senior debt securities will constitute ACE senior indebtedness with respect to the ACE INA subordinated debt securities.

The term “ACE senior indebtedness” means, with respect to the ACE INA subordinated debt securities of any particular series, all indebtedness of ACE outstanding at any time, except:

•	ACE’s obligations under the ACE guarantee in respect of the ACE INA subordinated debt securities of that series;

•

indebtedness as to which, by the terms of the instrument creating or evidencing the same, it is provided that the indebtedness is subordinated to or ranks equally with ACE’s obligations under the ACE guarantee in respect of the ACE subordinated debt securities;

•	indebtedness of ACE to an affiliate of ACE;

•

interest accruing after the filing of a petition initiating any bankruptcy, insolvency or other similar proceeding unless the interest is an allowed claim enforceable against ACE in a proceeding under federal or state bankruptcy laws;

•	trade accounts payable;

•	ACE’s obligations under the ACE guarantee in respect of the ACE INA subordinated debt securities initially issued to:

•	any ACE Trust or

•

any trust, partnership or other entity affiliated with ACE which is a financing vehicle of ACE or any affiliate of ACE in connection with an issuance by the entity of preferred securities or other securities which are similar to the preferred securities described under “Description of Preferred Securities” below that are guaranteed by ACE pursuant to an instrument that ranks equally with a junior in right of payment to the preferred securities guarantees described under “Description of Preferred Securities Guarantees” below; and

•

all preferred securities guarantees and all similar guarantees issued by ACE on behalf of holders of preferred securities of an ACE Trust or other similar preferred securities issued by any trust, partnership or other entity affiliated with ACE which is a financing vehicle for ACE or any affiliate of ACE.

The ACE INA subordinated indenture provides that the subordination provisions, insofar as they relate to any particular series of ACE INA subordinated debt securities, may be changed prior to the issuance of that series of ACE INA subordinated debt securities, which change would be described in the applicable prospectus supplement.

New York Law to Govern

The ACE INA indentures, the ACE INA debt securities and the ACE guarantee will be governed by, and construed in accordance with, the laws of the state of New York. (Section 1.13)

DESCRIPTION OF THE WARRANTS TO PURCHASE COMMON SHARES

The following summary sets forth the material terms and provisions of the common share warrants which would be issued pursuant to a stock warrant agreement between ACE and a stock warrant agent to be selected at the time of issue. The stock warrant agreement may include or incorporate by reference standard warrant provisions substantially in the form of the standard stock warrant provisions, which is filed as an exhibit to the registration statement of which this prospectus forms a part.

General

The stock warrants may be issued under the stock warrant agreement independently or together with any other securities offered by a prospectus supplement. If stock warrants are offered, the applicable prospectus supplement will describe the designation and terms of the stock warrants, including, without limitation, the following:

•	the offering price, if any;

•	the designation and terms of the common shares purchasable upon exercise of the stock warrants;

•	if applicable, the date on and after which the stock warrants and the related offered securities will be separately transferable;

•	the number of common shares purchasable upon exercise of one stock warrant and the initial price at which shares may be purchased upon exercise of the stock warrant;

•	the date on which the right to exercise the stock warrants shall commence and the date on which these rights shall expire;

•	a discussion of the material U.S. Federal income tax considerations;

•	any call provisions;

•	the currency in which the offering price, if any, and exercise price are payable;

•	the antidilution provisions of the stock warrants; and

•	any other terms of the stock warrants.

The common shares issuable upon exercise of the stock warrants will, when issued in accordance with the stock warrant agreement, be fully paid and nonassessable. This means that the shares will be paid for in full at the time they are issued, and, once they are paid for in full, there will be no further liability for further assessments or taxation.

Exercise of Stock Warrants

The procedures for exercising stock warrants will be set forth in the applicable prospectus supplement.

Antidilution and Other Provisions

The exercise price payable, the number of common shares purchasable upon the exercise of each stock warrant, and the number of stock warrants outstanding are subject to adjustment if specified events occur. These events include:

•	the issuance of a stock dividend to holders of common shares; and

•	a combination, subdivision or reclassification of common shares.

In lieu of adjusting the number of common shares purchasable upon exercise of each stock warrant, ACE may elect to adjust the number of stock warrants. No adjustment in the number of shares purchasable upon exercise of the stock warrants will be required until cumulative adjustments require an adjustment of at least 1 percent in the number of shares purchasable. ACE may also, at its option, reduce the exercise price at any time. No fractional shares will be issued upon exercise of stock warrants, but ACE will pay the cash value of any fractional shares otherwise issuable. Notwithstanding the preceding sentences, in case of any consolidation, merger, or sale or conveyance of ACE’s property as an entirety or substantially as an entirety, you, as a stock warrant holder, shall have the right to the kind and amount of shares of stock and other securities and property, including cash, receivable by a holder of the number of common shares into which your stock warrants were exercisable immediately prior to this event.

No Rights as Shareholders

You will not be entitled, by virtue of being a stock warrant holder, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the election of ACE’s directors or any other matter, or to exercise any rights whatsoever as a shareholder.

DESCRIPTION OF PREFERRED SECURITIES

Each ACE Trust will be governed by an amended and restated trust agreement, referred to in this prospectus as a trust agreement, a form of which is an exhibit to the registration statement of which this prospectus forms a part. Under each trust agreement, the ACE Trust may issue, from time to time, only one series of preferred securities with the terms set forth in the trust agreement or made a part of the trust agreement by the Trust Indenture Act, which terms will be set forth in the applicable prospectus supplement. The terms of the ACE Trust preferred securities will generally mirror the terms of the ACE INA subordinated debt securities, which the ACE Trust will purchase with the proceeds from the sale of its preferred securities and its common securities. The ACE INA subordinated debt securities issued to an ACE Trust will be guaranteed by ACE on a subordinated basis and are referred to in this prospectus as the corresponding ACE INA subordinated debt securities relating to that ACE Trust.

The following is a summary of the material terms and provisions of each trust agreement and the preferred securities. You should refer to the form of amended and restated trust agreement and to the Trust Indenture Act for complete information regarding the terms and provisions of the trust agreement and of the preferred securities.

Issuance, Status and Guarantee of Preferred Securities

The preferred securities will represent preferred beneficial interests in an ACE Trust and you, as holders of the preferred securities, will be entitled to a preference in specified circumstances, including as regards distributions and amounts payable on redemption or liquidation over the common securities of the applicable ACE Trust. The preferred securities of each ACE Trust will rank equally, and payments will be made on the preferred securities pro rata, with the common securities of that ACE Trust, except as described under “—Subordination of Common Securities” below. The property trustee will hold legal title to the corresponding ACE INA subordinated debt securities in trust for your benefit and for the benefit of the holder of the ACE Trust’s common securities. In this prospectus, we refer to the common securities and the preferred securities of an ACE Trust collectively as the “trust securities” of that ACE Trust.

ACE will guarantee, which we refer to in this prospectus as the preferred securities guarantee, the preferred securities. Under each preferred securities guarantee, ACE will guarantee, on a subordinated basis, payment of distributions on the related preferred securities and amounts payable on redemption or liquidation of the related preferred securities, but only to the extent that the related ACE Trust has funds to make these payments. See “Description of Preferred Securities Guarantees.”

Distributions

Distributions on the preferred securities will accumulate from the original issue date and will be payable on the dates specified in the applicable prospectus supplement. If any date on which these distributions are payable is not a business day, payment of the distribution payable on that date will be made on the next succeeding business day without any additional distributions or other payment in respect of the delay. However, if the next succeeding business day is in the next succeeding calendar year, payment of the distribution will be made on the immediately preceding business day, in each case as if made on the date the payment was originally payable. We refer to each date on which distributions are payable in this prospectus as a distribution date. (Section 4.1) A “business day” is any day other than a Saturday or a Sunday, or a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or a day on which the corporate trust office of the property trustee or the trustee for the corresponding ACE INA subordinated debt securities is closed for business. (Section 1.1)

Distributions on each preferred security will be payable at the rate specified in the applicable prospectus supplement and the amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months unless otherwise specified in the applicable prospectus supplement. Distributions to which you are entitled will accumulate additional distributions at the rate per annum if and as specified in the applicable prospectus supplement. References to “distributions” include any accumulated or additional distributions unless otherwise stated. (Section 4.1)

If set forth in the applicable prospectus supplement, ACE INA will have the right under the ACE INA subordinated indenture to defer the payment of interest on any series of corresponding ACE INA subordinated debt securities for the period specified in the applicable prospectus supplement. However, no extension period may extend beyond the stated maturity of the corresponding ACE INA subordinated debt securities. See “Description of ACE INA Debt Securities and ACE Guarantee — Option to Extend Interest Payment Date.” As a consequence of any extension, distributions on the corresponding preferred securities would be deferred but would continue to accumulate additional distributions at the rate set forth in the applicable prospectus supplement, which rate will match the interest rate payable on the corresponding ACE INA subordinated debt securities during the extension period, by the ACE Trust which issued the preferred securities during any extension period. (Section 4.1)

The funds of each ACE Trust available for distribution to you will be limited to payments under the corresponding ACE INA subordinated debt securities in which the ACE Trust will invest the proceeds from the issuance and sale of its trust securities. If ACE INA or ACE, as the case may be, does not make interest payments on those corresponding ACE INA subordinated debt securities, the property trustee will not have funds available to pay distributions on the related preferred securities. The payment of distributions, if and to the extent the ACE Trust has funds legally available for the payment of the distributions and cash sufficient to make the payments, is guaranteed by ACE as set forth under “Description of Preferred Securities Guarantees.”

Distributions on the preferred securities will be payable to the holders of the preferred securities as they appear on the register of the applicable ACE Trust on the relevant record dates. As long as the preferred securities remain in book-entry form, the record dates will be one business day prior to the relevant distribution dates. Generally, each distribution payment will be made as described under “Global Preferred Securities.” If any preferred securities are not in book-entry form, the relevant record date will be the date 15 days prior to the relevant distribution date, as specified in the applicable prospectus supplement. (Section 4.1)

Redemption or Exchange

Mandatory Redemption.    Upon any repayment or redemption, in whole or in part, of any corresponding ACE INA subordinated debt securities held by an ACE Trust, the property trustee will simultaneously apply the proceeds from the repayment or redemption, upon not less than 30 nor more than 60 days notice to holders of trust securities, to redeem, on a pro rata basis, trust securities having an aggregate stated liquidation amount equal to the aggregate principal amount of the corresponding ACE INA subordinated debt securities repaid or redeemed. The redemption price per trust security will be equal to its stated liquidation amount, plus any accumulated and unpaid distributions on the trust security to the redemption date, plus the related amount of premium, if any, and any additional amounts paid by ACE INA or ACE upon the concurrent repayment or redemption of the corresponding ACE INA subordinated debt securities. The amount described in the preceding sentence is referred to in this prospectus as the redemption price. (Section 4.2) If less than all of the corresponding ACE INA subordinated debt securities are to be repaid or redeemed on a redemption date, then the property trustee shall allocate the proceeds from the repayment or redemption to the redemption pro rata of the related trust securities. (Section 4.2)

Generally, ACE INA will have the right to redeem any series of corresponding ACE INA subordinated debt securities at any time, in whole but not in part, upon the occurrence of a special event and subject to the conditions described under “Description of ACE INA Debt Securities and ACE Guarantee — Redemption.”

Special Event Redemption or Distribution of Corresponding ACE INA Subordinated Debt Securities.    If a special event relating to the trust securities of an ACE Trust occurs and is continuing, within 90 days following the occurrence of the special event, ACE INA has the right to redeem the corresponding ACE INA subordinated debt securities, in whole but not in part, and, in doing so, cause a mandatory redemption of the related trust securities, in whole but not in part, at the redemption price. At any time, ACE INA has the right to dissolve the ACE Trust and, after satisfaction of the liabilities of creditors of the ACE Trust, cause the corresponding ACE INA subordinated debt securities to be distributed to the holders of the trust securities in liquidation of the ACE Trust. If ACE INA does not elect to redeem the corresponding ACE INA subordinated debt securities upon the occurrence of a special event, the applicable trust securities will remain outstanding. If a tax event has occurred and is continuing, additional sums may be payable on the corresponding ACE INA subordinated debt securities. For purposes of this section, “additional sums” means the additional amounts as may be necessary in order that the amount of distributions then due and payable by an ACE Trust on its outstanding trust securities shall not be reduced as a result of any additional taxes, duties and other governmental charges to which it has become subject as a result of a tax event. (Section 1.1)

On and from the date fixed for any distribution of corresponding ACE INA subordinated debt securities upon dissolution of an ACE Trust:

•	the trust securities will no longer be deemed to be outstanding;

•

the depositary or its nominee, as the record holder of the related preferred securities, will receive a registered global certificate or certificates representing the corresponding ACE INA subordinated debt securities to be delivered upon the distribution, upon surrender of the related preferred securities certificates for exchange; and

•

any certificates representing the preferred securities, which is not surrendered for exchange will be deemed to represent beneficial interests in the corresponding ACE INA subordinated debt securities having an aggregate principal amount equal to the aggregate stated liquidation amount of the preferred securities and accruing interest at the rate provided for in the debt securities, which rate will equal the distribution rate on the preferred securities, until the certificates are presented to the administrative trustees or their agent for exchange. (Section 9.4)

There can be no assurance as to the market prices for the preferred securities or the corresponding ACE INA subordinated debt securities that may be distributed in exchange for preferred securities if a dissolution and liquidation of an ACE Trust were to occur. Accordingly, the preferred securities that you may purchase, and the corresponding ACE INA subordinated debt securities that you may receive on dissolution and liquidation of an ACE Trust, may trade at a discount to the price that you paid to purchase the preferred securities.

Redemption Procedures

The property trustee shall redeem the preferred securities on each redemption date at the redemption price with the applicable proceeds from the contemporaneous redemption of the corresponding ACE INA subordinated debt securities. The property trustee will redeem the preferred securities, and shall pay the redemption price, on each redemption date only to the extent that the applicable ACE Trust has funds on hand available for the payment of the redemption price. See also “— Subordination of Common Securities.”

If an ACE Trust gives a notice of redemption, which notice will be irrevocable, in respect of its preferred securities, then, by 12:00 noon, New York City time, on the redemption date, to the extent funds are available, the property trustee will, so long as the preferred securities are in book-entry-only form, deposit irrevocably with the depositary for the preferred securities funds sufficient to pay the applicable redemption price. The property trustee will also give the depositary irrevocable instructions and authority to pay the redemption price to you, as a holder of the preferred securities. If the preferred securities are no longer in book-entry form, the property trustee, to the extent funds are available, will irrevocably deposit with the paying agent for the preferred securities funds sufficient to pay the applicable redemption price and will give the paying agent irrevocable instructions and authority to pay the redemption price to you upon surrender of your certificates evidencing the preferred securities. Notwithstanding the preceding sentences, distributions payable on or prior to the redemption date for any preferred securities called for redemption shall be payable to you on the relevant record date for the related distribution dates. If notice of redemption shall have been given and funds deposited as required, then, immediately prior to the close of business on the date of the deposit, all of your rights, as a holder of preferred securities so called for redemption, will cease, except your right to receive the redemption price, but without interest, and your preferred securities will cease to be outstanding. If any date on which any redemption price is payable is not a business day, then payment of the redemption price payable on that date will be made on the next succeeding business day without any interest or other payment in respect of the delay. However, if the next succeeding business day falls in the next calendar year, the payment will be made on the immediately preceding business day, in each case with the same force and effect as if made on the proper payment date. If that payment of the redemption price is improperly withheld or refused and not paid either by the ACE Trust or by ACE pursuant to the preferred securities guarantee as described under “Description of Preferred Securities Guarantees,” distributions on the preferred securities will continue to accumulate interest at the then applicable rate, from the redemption date originally established by the ACE Trust for the preferred securities to the date the redemption price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the redemption price.

Generally, ACE or its subsidiaries, including ACE INA, may purchase outstanding preferred securities.

Payment of the redemption price on the preferred securities will be made to the record holders as they appear on the register for the preferred securities on the relevant record date, which will be one business day prior to the relevant redemption date. If any preferred securities are not in book-entry form, the relevant record date for the preferred securities will be a date 15 days prior to the redemption date, as specified in the applicable prospectus supplement.

The property trustee will allocate the aggregate liquidation amount pro rata to the trust securities based upon the relative liquidation amounts of the classes if less than all of the trust securities issued by an ACE Trust are to be redeemed on a redemption date. The property trustee will select on a pro rata basis not more than 60 days prior to the redemption date from the outstanding preferred securities not previously called for redemption the particular preferred securities to be redeemed by any method, including without limitation by lot, as it shall deem fair and appropriate. The property trustee will promptly notify the trust registrar in writing of the preferred securities selected for redemption and, in the case of any preferred securities selected for partial redemption, the liquidation amount of the preferred securities to be redeemed. Generally, for purposes of each trust agreement, all provisions relating to the redemption of preferred securities will relate, in the case of any preferred securities redeemed or to be redeemed only in part, to the portion of the liquidation amount of preferred securities which has been or is to be redeemed.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of trust securities to be redeemed at its registered address. Unless each of ACE INA and ACE defaults in payment of the redemption price on the corresponding ACE INA subordinated debt securities, on and after the redemption date interest will cease to accrue on the ACE INA subordinated debt securities or portions of the ACE INA subordinated debt securities, and distributions will cease to accrue on the related preferred securities or portions of the related preferred securities, called for redemption. (Section 4.2)

Subordination of Common Securities

Payment on each ACE Trust’s trust securities will be made pro rata based on the liquidation amount of the trust securities. However, if an event of default under the corresponding ACE INA subordinated debt securities occurs and is continuing on any distribution date or redemption date, no payment of any distribution on, or redemption price of, any of the ACE Trust’s common securities, and no other payment on account of the redemption, liquidation or other acquisition of the common securities, will be made unless payment in full in cash of all accumulated and unpaid distributions on all of the ACE Trust’s outstanding preferred securities for all distribution periods terminating on or prior to that date, or in the case of payment of the redemption price the full amount of the redemption price on all of the ACE Trust’s outstanding preferred securities then called for redemption, have been made or provided for, and all funds available to the property trustee will first be applied to the payment in full in cash of all distributions on, or redemption price of, the ACE Trust’s preferred securities then due and payable.

If any event of default under the trust agreement resulting from a event of default under the corresponding ACE INA subordinated debt securities occurs, the holder of the ACE Trust’s common securities will be deemed to have waived any right to act with respect to that event of default until the effect of all of the events of default with respect to the preferred securities have been cured, waived or otherwise eliminated. Until these events of default have been so cured, waived or otherwise eliminated, the property trustee shall act solely on behalf of the holders of the preferred securities and not on behalf of the holder of the ACE Trust’s common securities, and only the holders of the preferred securities will have the right to direct the property trustee to act on their behalf. (Section 4.3)

Liquidation Distribution Upon Dissolution of ACE Trust

Pursuant to each trust agreement, each ACE Trust will automatically dissolve upon expiration of its term and will dissolve on the first to occur of:

•	bankruptcy, dissolution or liquidation of ACE INA or ACE;

•

the written direction to the property trustee from ACE INA, as depositor, at any time, which direction is optional and wholly within the discretion of ACE INA, to dissolve the ACE Trust and distribute corresponding ACE INA subordinated debt securities having an aggregate principal amount equal to the aggregate stated liquidation amount of the trust securities to the holders of the trust securities in exchange for the trust securities;

•	the redemption of all of the ACE Trust’s trust securities following a special event;

•	the redemption of all of the ACE Trust’s preferred securities as described under “Description of Preferred Securities — Redemption or Exchange — Mandatory Redemption”; and

•	the entry of an order for the dissolution of the ACE Trust by a court of competent jurisdiction. (Section 9.2)

If an early dissolution occurs as described in the first, second and fifth bullets above or upon the date designated for automatic dissolution of the ACE Trust, the ACE Trust will be liquidated by the ACE trustees as expeditiously as the ACE trustees determine to be possible by distributing to the holders of the trust securities, after satisfaction of liabilities to the ACE Trust’s creditors, corresponding ACE INA subordinated debt securities having an aggregate principal amount equal to the aggregate stated liquidation amount of the trust securities. However, if the property trustee determines that this distribution is not practical, the holders will be entitled to receive out of the ACE Trust’s assets available for distribution, after satisfaction of liabilities to the ACE Trust’s creditors, an amount equal to, in the case of holders of preferred securities, the aggregate of the liquidation amount plus accumulated and unpaid distributions on the trust securities to the date of payment, this amount being referred to in this prospectus as the liquidation distribution. If the liquidation distribution can be paid only in part because the ACE Trust has insufficient assets available to pay in full the aggregate liquidation distribution, then the amounts payable directly by the ACE Trust on its preferred securities will be paid on a pro rata basis. The holder of the ACE Trust’s common securities will be entitled to receive distributions upon any liquidation pro rata with the holders of its preferred securities, except that if an event of default under the corresponding ACE INA subordinated debt securities has occurred and is continuing, the preferred securities shall have a priority over the common securities. (Section 9.4)

Events of Default; Notice

The following constitute an event of default under each trust agreement with respect to the applicable preferred securities:

•	the occurrence of an event of default on the corresponding ACE INA subordinated debt securities (see “Description of ACE INA Debt Securities and ACE Guarantee — Events of Default”);

•	default by the property trustee in the payment of any distribution when it becomes due and payable, and continuation of this default for a period of 30 days;

•	default by the property trustee in the payment of any redemption price of any trust security when it becomes due and payable;

•

default in the performance, or breach, in any material respect, of any covenant or warranty of the ACE trustees in the trust agreement, other than a covenant or warranty a default in the performance or breach those covenants in the preceding two bullets, and continuation of the default or breach for a period of 60 days after the holders of at least 25 percent in aggregate liquidation preference of the outstanding preferred securities of the applicable ACE Trust have given written notice specifying the default or breach, requiring it to be remedied and stating that the notice is a “Notice of Default” under the trust agreement, by registered or certified mail to the defaulting ACE trustee(s); and

•

the occurrence of specified events of bankruptcy or insolvency with respect to the property trustee and the failure by ACE INA, as depositor, to appoint a successor property trustee within 60 days of the occurrence. (Section 1.1)

Within five business days after the occurrence of any event of default actually known to the property trustee, the property trustee will transmit notice of the event of default to the holders of the applicable preferred securities, the administrative trustees and ACE INA, as depositor, unless the event of default has been cured or waived. (Section 8.2) ACE INA, as depositor, and the administrative trustees are required to file annually with the property trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under each trust agreement. (Sections 8.15 and 8.16)

If an event of default under the corresponding ACE INA subordinated debt securities has occurred and is continuing, the preferred securities shall have a preference over the common securities upon dissolution of each ACE Trust as described above. See “— Liquidation Distribution Upon Dissolution of ACE Trust.” The existence of an event of default under the trust agreement does not entitle the holders of preferred securities to accelerate the maturity of the preferred securities.

Removal of ACE Trustees

Unless an event of default under the corresponding ACE INA subordinated debt securities has occurred and is continuing, any ACE trustee may be removed at any time by the holder of the ACE Trust’s common securities. If an event of default under the corresponding ACE INA subordinated debt securities has occurred and is continuing, the property trustee and the Delaware trustee may be removed by the holders of a majority in liquidation amount of the outstanding preferred securities. In no event will the holders of the preferred securities have the right to vote to appoint, remove or replace the administrative trustees, which voting rights are vested exclusively in the holder of the ACE Trust’s common securities. No resignation or removal of an ACE trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the applicable trust agreement. (Section 8.10)

Co-Trustees and Separate Property Trustee

Unless an event of default shall have occurred and be continuing, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the property of any ACE Trust may at the time be located, ACE INA, as depositor, and the administrative trustees, by agreed action of the majority of such trustees, shall have power, at any time or times, to appoint one or more persons either to act as a co-trustee jointly with the property trustee of all or any part of the property of the ACE Trust or to act as separate trustee of any property, in either case with the powers as may be provided in the instrument of appointment. ACE INA, as depositor, and the administrative trustees shall generally also have the power to vest in that person or persons in that capacity any property, title, right or power deemed necessary or desirable. If an event of default under the corresponding ACE INA subordinated debt securities has occurred and is continuing, the property trustee alone shall have power to make this appointment. (Section 8.9)

Merger or Consolidation of ACE Trustees

Any corporation into which the property trustee, the Delaware trustee or any administrative trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the ACE trustee shall be a party, shall be the successor of the ACE trustee under each trust agreement, so long as the corporation is otherwise qualified and eligible. (Section 8.12)

Mergers, Consolidations, Amalgamations or Replacements of the ACE Trusts

An ACE Trust may not merge with or into, convert into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other entity, except as described below or as described in “— Liquidation Distribution Upon Dissolution of ACE Trust.” An ACE Trust may, at the request of ACE INA, with the consent of only the administrative trustees and without the consent of the holders of the preferred securities, merge with or into, convert into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any state so long as the following conditions are met:

•	The successor entity either:

•	expressly assumes all of the obligations of the ACE Trust with respect to the preferred securities or

•

substitutes for the preferred securities other securities having substantially the same terms as the preferred securities, referred to in this prospectus as the successor securities, so long as the successor securities rank the same as the preferred securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise;

•	ACE INA expressly appoints a trustee of the successor entity possessing the same powers and duties as the property trustee as the holder of the corresponding ACE INA subordinated debt securities;

•

The successor securities are listed or traded, or any successor securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the preferred securities are then listed or traded, if any;

•

The merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the preferred securities, including any successor securities, to be downgraded by any nationally recognized statistical rating organization;

•

The merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the preferred securities, including any successor securities, in any material respect;

•	The successor entity has a purpose substantially identical to that of the ACE Trust;

•	Prior to the merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease, ACE INA has received an opinion from independent counsel to the ACE Trust to the effect that:

•

the merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the preferred securities, including any successor securities, in any material respect; and

•

following the merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the ACE Trust nor any successor entity will be required to register as an “investment company” under the Investment Company Act; and

•

ACE INA or any permitted successor or assignee owns all of the common securities of the successor entity and guarantees the obligations of the successor entity under the successor securities at least to the extent provided by the preferred securities guarantee.

Notwithstanding the preceding description, an ACE Trust shall not, except with the consent of holders of 100 percent in liquidation amount of the preferred securities, consolidate, amalgamate, merge with or into, convert into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, convert into, or replace it if the consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the ACE Trust or the successor entity to be classified as other than a grantor trust for U.S. Federal income tax purposes. (Section 9.5)

Voting and Preemptive Rights

Except as provided below and under “— Removal of ACE Trustees,” “Description of ACE INA Debt Securities and ACE Guarantee — Events of Default,” “Description of Preferred Securities Guarantees — Amendments and Assignment”, the holders of the preferred securities will generally not have any voting rights. Holders of the preferred securities have no preemptive or similar rights. (Sections 5.14 and 6.1)

Amendment of Restated Trust Agreements

Each trust agreement may be amended by ACE INA and the ACE trustees, without the consent of the holders of the trust securities:

•

to cure any ambiguity, correct or supplement any provisions in the trust agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the trust agreement, which shall not be inconsistent with the other provisions of the trust agreement, or

•

to modify, eliminate or add to any provisions of the trust agreement to the extent as shall be necessary to ensure that the ACE Trust will be classified for U.S. Federal income tax purposes as a grantor trust at all times that any trust securities are outstanding or to ensure that the ACE Trust will not be required to register as an “investment company” under the Investment Company Act.

However, in the case of the first bullet above, that action will not adversely affect in any material respect the interests of any holder of trust securities. Any amendments of a trust agreement adopted in accordance with the two bullet points above will become effective when notice of the amendment is given to the holders of trust securities of the applicable ACE Trust.

Each trust agreement may be amended by the ACE Trustees and ACE INA with the consent of holders representing not less than a majority, based upon liquidation amounts, of the outstanding trust securities and receipt by the ACE trustees of an opinion of counsel to the effect that the amendment or the exercise of any power granted to the ACE trustees in accordance with the amendment will not affect the ACE Trust’s status as a grantor trust for U.S. Federal income tax purposes or the ACE Trust’s exemption from status as an “investment company” under the Investment Company Act. However, without the consent of each holder of trust securities, the trust agreement may not be amended to:

•

change the amount or timing of any distribution on the trust securities or otherwise adversely affect the amount of any distribution required to be made in respect of the trust securities as of a specified date; or

•	restrict the right of a holder of trust securities to institute suit for the enforcement of any payment on or after the date. (Section 10.2)

So long as any corresponding ACE INA subordinated debt securities are held by the property trustee, the ACE trustees shall not:

•

direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the ACE INA subordinated indenture, or executing any trust or power conferred on that trustee with respect to the corresponding ACE INA subordinated debt securities;

•	waive any past default that is waivable under the ACE INA subordinated indenture, as described in “Description of the ACE INA Debt Securities and ACE Guarantee — Modification and Waiver”;

•	exercise any right to rescind or annul a declaration that the principal of all the ACE INA subordinated debt securities shall be due and payable; or

•

consent to any amendment, modification or termination of the ACE INA subordinated indenture or the corresponding ACE INA subordinated debt securities, where the consent shall be required, without, in each case, obtaining the prior approval of the holders of a majority in aggregate liquidation amount of all outstanding preferred securities.

However, where a consent under the ACE INA subordinated indenture would require the consent of each holder of the affected corresponding ACE INA subordinated debt securities, no consent shall be given by the property trustee without the prior consent of each holder of the corresponding preferred securities. The ACE trustees shall not revoke any action previously authorized or approved by a vote of the holders of the preferred securities except by subsequent vote of the holders of the preferred securities. The property trustee shall notify each holder of preferred securities of any notice of default with respect to the corresponding ACE INA subordinated debt securities. In addition to obtaining these approvals of the holders of the preferred securities, prior to taking any of these actions, the ACE trustees shall obtain an opinion of counsel to the effect that the ACE Trust will not be classified as an association taxable as a corporation for U.S. Federal income tax purposes on account of that action. (Section 6.1)

Any required approval or action of holders of preferred securities may be given or taken at a meeting of holders of preferred securities convened for that purpose or pursuant to written consent. The property trustee will cause a notice of any meeting at which holders of preferred securities are entitled to vote to be given to each holder of record of preferred securities. (Sections 6.2, 6.3 and 6.6)

No vote or consent of the holders of preferred securities will be required for an ACE Trust to redeem and cancel its preferred securities in accordance with the applicable trust agreement.

Even though the holders of preferred securities are entitled to vote or consent under any of the circumstances described above, any of the preferred securities that are owned by ACE INA, the ACE trustees or any affiliate of ACE INA or any ACE trustees shall, for purposes of the vote or consent, be treated as if they were not outstanding.

Global Preferred Securities

The preferred securities of an ACE Trust may be issued, in whole or in part, in the form of one or more global preferred securities that will be deposited with, or on behalf of, the depositary. The depositary and the specific terms of the depositary arrangement with respect to the preferred securities of an ACE Trust will be described in the applicable prospectus supplement.

Payment and Paying Agency

Payments of distributions in respect of the preferred securities shall be made to the depositary, which shall credit the relevant accounts at the depositary on the applicable distribution dates. However, if any ACE Trust’s preferred securities are not held by the depositary, these payments shall be made by check mailed to the address of the holder entitled to the payments as it shall appear on the register of the ACE Trust. (Section 4.4)

Unless otherwise set forth in the applicable prospectus supplement, the paying agent shall initially be The Bank of New York Mellon Trust Company, N.A. (as successor) and any co-paying agent chosen by The Bank of New York Mellon Trust Company, N.A. and acceptable to the administrative trustees and ACE INA. The paying agent shall be permitted to resign as paying agent upon 30 days’ written notice to the administrative trustees, the property trustee and ACE INA. If The Bank of New York Mellon Trust Company, N.A. shall no longer be the paying agent, the administrative trustees shall appoint a successor, which shall be a bank or trust company acceptable to the administrative trustees and ACE INA, to act as paying agent. (Section 5.9)

Registrar and Transfer Agent

Unless otherwise set forth in the applicable prospectus supplement, The Bank of New York Mellon Trust Company, N.A. will act as registrar and transfer agent for the preferred securities.

Registration of transfers and exchanges of preferred securities will be effected without charge by or on behalf of each ACE Trust. However, the holders must pay any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The ACE Trusts will not be required to register or cause to be registered the transfer of their preferred securities after the preferred securities have been called for redemption. (Section 5.4)

Information Concerning the Property Trustee

The property trustee undertakes to perform only those duties specifically set forth in each trust agreement. However, the property trustee must exercise the same degree of care as a prudent person would exercise in the conduct of his or her own affairs. Subject to the preceding sentence, the property trustee is under no obligation to exercise any of the powers vested in it by the applicable trust agreement at the request of any holder of preferred securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that it might incur. If, in performing its duties under the trust agreement, the property trustee is required to decide between alternative causes of action, construe ambiguous provisions in the applicable trust agreement or is unsure of the application of any provision of the applicable trust agreement, and the matter is not one on which holders of preferred securities are entitled under the trust agreement to vote, then the property trustee shall take the action as is directed by ACE INA. Otherwise, the property trustee shall take the action as it deems advisable and in the best interests of the holders of the trust securities and will have no liability except for its own bad faith, negligence or willful misconduct. (Sections 8.1 and 8.3)

Administrative Trustees

The administrative trustees are authorized and directed to conduct the affairs of and to operate the ACE Trusts in such a way that:

•

no ACE Trust will be deemed to be an “investment company” required to be registered under the Investment Company Act or classified as an association taxable as a corporation for U.S. Federal income tax purposes; and

•	the corresponding ACE INA subordinated debt securities will be treated as indebtedness of ACE INA for U.S. Federal income tax purposes.

In this regard, ACE INA and the administrative trustees are authorized to take any action not inconsistent with applicable law, the certificate of trust of each ACE Trust or each trust agreement, that ACE INA and the administrative trustees determine, in their discretion, to be necessary or desirable for these purposes, as long as the action does not materially adversely affect the interests of the holders of the related preferred securities.

DESCRIPTION OF PREFERRED SECURITIES GUARANTEES

Concurrently with the issuance by each ACE Trust of its preferred securities, ACE will execute and deliver a preferred securities guarantee for the benefit of the holders of the preferred securities. The Bank of New York Mellon Trust Company, N.A. will act as the guarantee trustee under each preferred securities guarantee for the purposes of compliance with the Trust Indenture Act, and each preferred securities guarantee will be qualified as an indenture under the Trust Indenture Act.

The following is a summary of the material provisions of the preferred securities guarantees. You should refer to the form of preferred securities guarantee and the Trust Indenture Act for more complete information regarding the provisions of each preferred securities guarantee. The form of the preferred securities guarantee has been filed as an exhibit to the registration statement of which this prospectus is a part. Reference in this summary to preferred securities means the ACE Trust’s preferred securities to which the preferred securities guarantee relates. The guarantee trustee will hold each preferred securities guarantee for the benefit of the holders of the related ACE Trust’s preferred securities.

General

ACE will irrevocably agree to pay in full on a subordinated basis, to the extent described below, the guarantee payments, without duplication of amounts previously paid by or on behalf of the ACE Trust, to the holders of the preferred securities as and when due, regardless of any defense, right of setoff or counterclaim that the ACE Trust may have or assert other than the defense of payment. The following payments with respect to the preferred securities, to the extent not paid by or on behalf of the related ACE Trust, are referred to in this prospectus as the guarantee payments:

•	any accrued and unpaid distributions required to be paid on the preferred securities, to the extent that the ACE Trust has funds available for payment at that time;

•

the redemption price, including all accrued and unpaid distributions to the redemption date, with respect to any preferred securities called for redemption, to the extent that the ACE Trust has funds available for payment at that time; and

•

upon a voluntary or involuntary dissolution, winding up or liquidation of the ACE Trust, unless the corresponding ACE INA subordinated debt securities are distributed to holders of the preferred securities, the lesser of:

•	the liquidation distribution, to the extent the ACE Trust has funds available for payment at that time; and

•	the amount of assets of the ACE Trust remaining available for distribution to holders of preferred securities.

ACE’s obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by it to the holders of the preferred securities or by causing the ACE Trust to pay these amounts to the holders. (Section 5.1)

Each preferred securities guarantee will be an irrevocable guarantee on a subordinated basis of the related ACE Trust’s payment obligations under the preferred securities, but will apply only to the extent that the applicable ACE Trust has funds sufficient to make the payments. Each preferred securities guarantee is, to that extent, a guarantee of payment and not a guarantee of collection. See “— Status of the Preferred Securities Guarantees.”

If either ACE INA or ACE does not make interest payments on the corresponding ACE INA subordinated debt securities held by an ACE Trust, the ACE Trust will not be able to pay distributions on the preferred securities and will not have funds legally available for payment. Each preferred securities guarantee will rank subordinate and junior in right of payment to ACE’s senior indebtedness, including all its debt securities and obligations as guarantor under the ACE INA subordinated indenture, as described below under “— Status of the Preferred Securities Guarantees.”

Because ACE is a holding company, its rights and the rights of its creditors, including the holders of preferred securities who are its creditors by virtue of a preferred securities guarantee, and shareholders to participate in any distribution of assets of any subsidiary upon the subsidiary’s liquidation, reorganization or otherwise would be subject to the prior claims of the subsidiary’s creditors, except to the extent that ACE may itself be a creditor with recognized claims against the subsidiary. The right of ACE’s creditors, including the holders of preferred securities who are its creditors by virtue of a preferred securities guarantee, to participate in the distribution of stock owned by ACE in its subsidiaries, including its insurance subsidiaries, may also be subject to approval by insurance regulatory authorities having jurisdiction over the subsidiaries. Generally, the preferred securities guarantees do not limit ACE’s ability to incur or issue other secured or unsecured debt, whether under an indenture or otherwise.

ACE’s obligations under preferred securities guarantee, the ACE INA subordinated indenture, including its guarantee of the ACE INA subordinated debt securities, and the expense agreement described below, taken together, constitute a full, irrevocable and unconditional guarantee by it of payments due on the preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitute this guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the ACE Trust’s obligations under the preferred securities. See “The ACE Trusts,” “Description of Preferred Securities,” and “Description of ACE INA Debt Securities and ACE Guarantee.”

ACE will also agree to guarantee the obligations of each ACE Trust with respect to the common securities issued by the ACE Trust to the same extent as under the preferred securities guarantee. However, if an event of default under the ACE INA subordinated indenture has occurred and is continuing, the holders of preferred securities under the preferred securities guarantee will have priority over the holders of the common securities under the common securities guarantee with respect to distributions and payments on liquidation, redemption or otherwise.

Status of the Preferred Securities Guarantees

Each preferred securities guarantee will constitute ACE’s unsecured obligation and will rank subordinate and junior in right of payment to its senior indebtedness, including its debt securities and obligations as guarantor under the ACE INA subordinate indenture. (Section 6.2) For purposes of any preferred securities guarantee, “senior indebtedness” means ACE’s indebtedness, including its obligations as guarantor under the ACE INA subordinated indenture, outstanding at any time, except:

•	the indebtedness under the preferred securities guarantee;

•

indebtedness as to which, by the terms of the instrument creating or evidencing the same, it is provided that the indebtedness is subordinated to or ranks equally with the preferred securities guarantee or to other indebtedness which is subordinated to or ranks equally with the preferred securities guarantee;

•	indebtedness to an affiliate;

•

interest accruing after the filing of a petition initiating any bankruptcy, insolvency or other similar proceeding unless the interest is an allowed claim enforceable against ACE in a proceeding under federal or state bankruptcy laws;

•	trade accounts payable; and

•

similar preferred securities guarantees issued by ACE on behalf of holders of preferred securities of any other ACE Trust or any trust, partnership or other entity affiliated with ACE which is a financing vehicle of ACE’s or any of its affiliates in connection with the issuance by the entity of preferred securities or other similar securities that are guaranteed by it pursuant to an instrument that ranks equally with or junior in right of payment to the preferred securities guarantee. “Indebtedness” has the same meaning given to that term under the ACE indentures. (Section 1.1)

Each preferred securities guarantee will rank equally with all other similar preferred securities guarantees issued by ACE on behalf of holders of preferred securities of any other ACE Trust or any trust, partnership or other entity affiliated with ACE which is a financing vehicle of it or any affiliate of it in connection with the issuance by the entity of preferred securities or other similar securities that are guaranteed by ACE pursuant to an instrument that ranks equally with or junior in right of payment to the preferred securities guarantee. (Section 6.3). Each preferred securities guarantee will constitute a guarantee of payment and not of collection, which means that the guaranteed party may generally institute a legal proceeding directly against ACE to enforce its rights under the preferred securities guarantee without first instituting a legal proceeding against any other person or entity, including the applicable ACE Trust. (Section 5.4)

No preferred securities guarantee will be discharged except by payment of the guarantee payments in full to the extent not paid by the ACE Trust or upon distribution to the holders of the preferred securities of the corresponding ACE INA subordinated debt securities. None of the preferred securities guarantees places a limitation on the amount of additional indebtedness that may be incurred by ACE. ACE expects from time to time to incur additional indebtedness that will rank senior to the preferred securities guarantees.

Payments of Additional Amounts

ACE will make all guarantee payments without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Switzerland, the Cayman Islands or Bermuda, each referred to in this prospectus as a taxing jurisdiction, or any political subdivision or taxing authority of the taxing jurisdiction, unless the taxes, fees, duties, assessments or governmental charges are required to be withheld or deducted by:

•	the laws or any regulations or rulings promulgated under the laws of a taxing jurisdiction or any political subdivision or taxing authority of the taxing jurisdiction; or

•

an official position regarding the application, administration, interpretation or enforcement of any laws, regulations or rulings, including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in a taxing jurisdiction or any political subdivision of the taxing jurisdiction.

If a withholding or deduction at source is required, ACE will, subject to limitations and exceptions described below, pay to the holder of any related preferred securities the additional amounts as may be necessary so that every guarantee payment made to the holder, after this withholding or deduction, will not be less than the amount provided for in the preferred securities guarantee to be then due and payable.

ACE will not be required to pay any additional amounts for or on account of:

•	any tax, fee, duty, assessment or governmental charge of whatever nature which would not have been imposed but for the fact that you:

•

were a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or were physically present in, the relevant taxing jurisdiction or any political subdivision of the taxing jurisdiction or otherwise had some connection with the relevant taxing jurisdiction other than by reason of the mere ownership of preferred securities, or receipt of payment under the preferred securities;

•

presented the preferred security for payment in the relevant taxing jurisdiction or any political subdivision of the taxing jurisdiction, unless the preferred security could not have been presented for payment elsewhere; or

•

presented the preferred security for payment more than 30 days after the date on which the payment in respect of the preferred security first became due and payable or provided for, whichever is later, except to the extent that you would have been entitled to the additional amounts if you had presented the preferred security for payment on any day within that 30-day period;

•	any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

•

any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure by you or the beneficial owner of the preferred security to comply with any reasonable request by ACE or the applicable ACE Trust addressed to you within 90 days of the request to:

•	provide information concerning your nationality, residence or identity or of the beneficial owner; or

•

make any declaration or other similar claim or satisfy any information or reporting requirement, which in either case is required or imposed by statute, treaty, regulation or administrative practice of the relevant taxing jurisdiction or any political subdivision of the taxing jurisdiction as a precondition to exemption from all or part of the tax, assessment or other governmental charge; or

•	any combination of the above items.

In addition, ACE will not pay you any additional amounts with respect to any guarantee payment if you are a fiduciary or partnership or other than the sole beneficial owner of the related preferred security, to the extent the payment would be required by the laws of the relevant taxing jurisdiction, or any political subdivision or relevant taxing authority of or in the taxing jurisdiction, to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to the fiduciary or a member of the partnership or a beneficial owner who would not have been entitled to the additional amounts had it been the holder of the preferred security. (Section 5.8)

Amendments and Assignment

No preferred securities guarantee may be amended without the prior approval of the holders of not less than a majority of the aggregate liquidation amount of the outstanding preferred securities, except with respect to any changes which do not materially adversely affect the rights of holders of the related preferred securities, in which case no consent will be required. (Section 8.2) All guarantees and agreements contained in each preferred securities guarantee will bind ACE’s successors and assigns and will inure to the benefit of the holders of the related preferred securities. (Section 8.1) ACE may not assign its obligations under the preferred securities guarantee except in connection with a consolidation, amalgamation or merger or conveyance, transfer or lease that is permitted under the ACE INA subordinated indenture and under which the person formed by the consolidation or amalgamation or into which ACE is merged or which acquires or leases ACE’s properties and assets agrees in writing to perform ACE’s obligations under the preferred securities guarantee.

Events of Default

An event of default under each preferred securities guarantee will occur upon ACE’s failure to perform any of its payment or other obligations under the preferred securities guarantee. The holders of not less than a majority in aggregate liquidation amount of the related preferred securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee or to direct the exercise of any trust or power conferred upon the guarantee trustee. (Section 5.4)

Any holder of the preferred securities may institute a legal proceeding directly against ACE to enforce its rights under the preferred securities guarantee without first instituting a legal proceeding against the ACE Trust, the guarantee trustee or any other person or entity. (Section 5.4)

ACE, as guarantor, is required to file annually with the guarantee trustee a certificate as to whether or not it is in compliance with all the conditions and covenants applicable to it under the preferred securities guarantee. (Section 2.4)

Information Concerning the Guarantee Trustee

The guarantee trustee, other than during the occurrence and continuance of a default by ACE in performance of any preferred securities guarantee, undertakes to perform only the duties specifically set forth in each preferred securities guarantee. After default with respect to any preferred securities guarantee, the guarantee trustee must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. (Section 3.1) Subject to the preceding sentence, the guarantee trustee is under no obligation to exercise any of the powers vested in it by any preferred securities guarantee at the request of any holder of any preferred securities unless it is offered reasonable indemnity against the costs, expenses, and liabilities that it might incur. (Section 3.2)

Termination of the Preferred Securities Guarantees

Each preferred securities guarantee will terminate upon:

•	full payment of the redemption price of the related preferred securities;

•	the distribution of the corresponding ACE INA subordinated debt securities to the holders of the related preferred securities; or

•	upon full payment of the amounts payable upon liquidation of the related ACE Trust.

Each preferred securities guarantee will continue to be effective or will be reinstated if, at any time, any holder of the related preferred securities must restore payment of any sums paid with respect to the preferred securities or the preferred securities guarantee. (Section 7.1)

New York Law to Govern

Each preferred securities guarantee will be governed by and construed in accordance with the laws of the State of New York. (Section 8.5)

The Expense Agreement

Pursuant to the expense agreement entered into by ACE under each trust agreement, ACE will irrevocably and unconditionally guarantee to each person or entity to whom an ACE Trust becomes indebted or liable, the full payment of any costs, expenses or liabilities of the ACE Trust, other than obligations of the ACE Trust to pay to the holders of the preferred securities or other similar interests in the ACE Trust of the amounts due them pursuant to the terms of the preferred securities or other similar interests, as the case may be.

PLAN OF DISTRIBUTION

ACE, ACE INA and/or any ACE Trust may sell offered securities in any one or more of the following ways from time to time:

•	through agents;

•	to or through underwriters;

•	through dealers; or

•	directly to purchasers.

The applicable prospectus supplement will set forth the specific terms of the offering of the offered securities, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the offered securities and the proceeds to ACE, ACE INA and/or an ACE Trust from the sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation; and

•

any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers and any securities exchange on which the offered securities may be listed, any of which initial public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

The distribution of the offered securities may be effected from time to time:

•	in one or more transactions at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to the prevailing market prices; or

•	at negotiated prices.

Offers to purchase offered securities may be solicited by agents designated by ACE from time to time. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by ACE, ACE INA and/or the applicable ACE Trust to the agent will be set forth, in the applicable prospectus supplement. Unless otherwise set forth in the applicable prospectus supplement, any agent will be acting on a reasonable best efforts basis for the period of its appointment. Any agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the offered securities so offered and sold.

If offered securities are sold to the public by means of an underwritten offering, either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters ACE, ACE INA and/or the applicable ACE Trust will execute an underwriting agreement with an underwriter or underwriters, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, which will be set forth in the applicable prospectus supplement. In addition, the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the applicable prospectus supplement, which prospectus supplement will be used by the underwriters to make resales of the offered securities. If underwriters are utilized in the sale of the offered securities, the offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:

•	negotiated transactions;

•	at fixed public offering prices; or

•	at varying prices determined by the underwriters at the time of sale.

In addition, unless otherwise indicated in the prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to specified conditions precedent and that the underwriters with respect to a sale of offered securities will be obligated to purchase all of the offered securities of a series if any are purchased.

ACE, ACE INA and/or the applicable ACE Trust may grant to the underwriters options to purchase additional offered securities, to cover over-allotments, if any, at the public offering price with additional underwriting discounts or commissions, as may be set forth in the applicable prospectus supplement. If ACE, ACE INA and/or the applicable ACE Trust grants any over-allotment option, the terms of the over-allotment option will be set forth in the applicable prospectus supplement.

If a dealer is utilized in the sales of offered securities, ACE, ACE INA and/or the applicable ACE Trust will sell the offered securities to the dealer as principal. The dealer may then resell the offered securities to the public at varying prices to be determined by the dealer at the time of resale. Any dealer may be deemed to be an underwriter of the offered securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the applicable prospectus supplement.

Offers to purchase offered securities may be solicited directly by ACE, ACE INA and/or the applicable ACE Trust and the sale of the offered securities may be made by ACE, ACE INA and/or the applicable ACE Trust directly to institutional investors or others with respect to any resale of the offered securities. The terms of any of these sales will be described in the applicable prospectus supplement.

Offered securities may also be offered and sold in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise by one or more remarketing firms acting as principals for their own accounts or as agents for ACE, ACE INA and/or the applicable ACE Trust. Any remarketing firm will be identified and the terms of its agreements, if any, with ACE, ACE INA and/or an ACE Trust and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with the offered securities remarketed by them.

Agents, underwriters, dealers and remarketing firms may be entitled, under agreements entered into with ACE, ACE INA and/or the applicable ACE Trust, to indemnification by ACE, ACE INA and/or the applicable ACE Trust against some civil liabilities, including liabilities under the Securities Act that may arise from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the agents, underwriters or dealers may be required to make.

ACE, ACE INA and/or the applicable ACE Trust may authorize underwriters or other persons acting as ACE’s, ACE INA’s and/or the applicable ACE Trust’s agents to solicit offers by specified institutions to purchase offered securities from ACE, ACE INA and/or the applicable ACE Trust, pursuant to contracts providing for payments and delivery on a future date, which will be set forth in the applicable prospectus supplement. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. However, in all cases, these institutions must be approved by ACE, ACE INA and/or the applicable ACE Trust. The obligations of any purchaser under any contract will be subject to the condition that the purchase of the offered securities shall not, at the time of delivery, be prohibited under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

Each series of offered securities will be a new issue and, other than the common shares, which are listed on the NYSE, will have no established trading market. ACE, ACE INA and/or the applicable ACE Trust may elect to list any series of offered securities on an exchange and, in the case of the common shares, on any additional exchange. However, unless otherwise specified in the applicable prospectus supplement, none of ACE, ACE INA or any ACE Trust shall be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the offered securities.

Underwriters, dealers, agents and remarketing firms may be customers of, engage in transactions with, or perform services for, ACE and its subsidiaries in the ordinary course of business.

LEGAL OPINIONS

Legal matters with respect to United States and New York law will be passed upon for ACE, ACE INA and the ACE Trusts by Mayer Brown LLP, Chicago, Illinois. The validity of the preferred securities under Delaware law will be passed upon on behalf of ACE, ACE INA and the ACE Trusts by Richards, Layton & Finger, P.A., Wilmington, Delaware. Certain legal matters with respect to Swiss law will be passed upon for ACE by Bär & Karrer AG, Zurich, Switzerland. Mayer Brown LLP will rely on the opinion of Bär & Karrer AG with respect to Swiss law.

EXPERTS

The financial statements, financial statement schedules and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to ACE’s Annual Report on Form 10-K for the year ended December 31, 2014 have been so incorporated in reliance on the report (which contains an explanatory paragraph on the effectiveness of internal control over financial reporting due to the exclusion of certain elements of the internal control over financial reporting of the large corporate account P&C business of Itaú Seguros, S.A. the registrant acquired during 2014) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Ernst & Young LLP, independent registered public accounting firm, has audited The Chubb Corporation’s (“Chubb”) consolidated financial statements and schedules included in Chubb’s Annual Report on Form 10-K for the year ended December 31, 2014, as set forth in their report, which is incorporated by reference in this registration statement and related prospectus. Chubb’s financial statements and schedules are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

ENFORCEMENT OF CIVIL LIABILITIES UNDER

UNITED STATES FEDERAL SECURITIES LAWS

ACE is a Swiss company. In addition, some of its officers and directors, as well as some of the experts named in this prospectus, reside outside the United States, and all or much of ACE’s assets and some of the officers’ and directors’ assets are or may be located in jurisdictions outside the United States. Therefore, investors may have difficulty effecting service of process within the United States upon those persons or recovering against ACE or them on judgments of U.S. courts, including judgments based upon the civil liability provisions of the U.S. Federal securities laws. However, investors may serve ACE with process in the United States with respect to actions against it arising out of or in connection with violations of U.S. Federal securities laws relating to offers and sales of the securities covered by this prospectus by serving ACE INA Holdings, its United States agent irrevocably appointed for that purpose.

ACE has been advised by Bär & Karrer AG, its Swiss counsel, that there is doubt as to whether the courts in Switzerland would:

•

enforce judgments of U.S. courts based upon the civil liability provisions of the U.S. Federal securities laws obtained in actions against it or its directors and officers, as well as experts named in this prospectus, who reside outside the United States; or

•	admit original actions brought in Switzerland against these persons or ACE predicated solely upon U.S. Federal securities laws.

ACE has also been advised by Bär & Karrer AG that there is no treaty in effect between the United States and Switzerland providing for such enforcement, and there are certain grounds upon which Swiss courts may not enforce judgments of United States courts. Some remedies available under the laws of United States jurisdictions, including some remedies available under the U.S. Federal securities laws, might not be allowed in Swiss courts as contrary to that nation’s public policy.

WHERE YOU CAN FIND MORE INFORMATION

ACE

ACE files annual, quarterly and special reports, proxy statements and other information with the SEC. ACE’s SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may read and copy any materials ACE files with the SEC at the SEC’s Public Reference Room at, 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the SEC’s Public Reference Room in Washington, D.C. by calling the SEC at 1-800-SEC-0330. The SEC file number for documents filed by ACE Limited under the Exchange Act is 1-11778. ACE’s SEC filings are also available at the office of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. For further information on obtaining copies of ACE’s public filings at the NYSE, you should call (212) 656-5060.

Incorporation by Reference

ACE is allowed to “incorporate by reference” the information it files with the SEC, which means that ACE can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that ACE files subsequently with the SEC will automatically update and supersede the information included and/or incorporated by reference in this prospectus. ACE incorporates by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the initial filing of the registration statement that contains this prospectus and prior to the time that ACE, ACE INA and the ACE Trusts sell all of the securities offered by this prospectus:

•

ACE’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 (including the portions of the Definitive Proxy Statement on Schedule 14A for the annual general meeting of shareholders on May 21, 2015 filed on April 8, 2015 incorporated by reference therein) (File No. 1-11778);

•	ACE’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2015 and June 30, 2015 (File No. 1-11778);

•	ACE’s Current Reports on Form 8-K filed March 16, 2015, March 31, 2015, May 22, 2015, July 1, 2015, July 7, 2015, October 1, 2015, October 14, 2015 and October 22, 2015;

•

Description of Common Shares included in the Registration Statement on Form 8-A/A dated August 28, 2008 filed under Section 12 of the Exchange Act (incorporating the description of Common Shares included in the Registration Statement on Form S-4/A (No. 333-150367) filed on May 29, 2008 pursuant to the Securities Act under the captions “Proposal No. 5: APPROVAL OF THE CONTINUATION — Description of Share Capital” and “— Borrowing-Issuance of Debt Securities.”);

•

The information in Chubb’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, under Part II-Item 7 (Management’s Discussion and Analysis of Financial Condition and Results of Operations) and Part II-Item 8 (Consolidated Financial Statements and Supplementary Data) (File No. 1-08661);

•

The information in Chubb’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2015 and June 30, 2015, under Part I-Item 2 (Management’s Discussion and Analysis of Financial Condition and Results of Operations) and Part I-Item 1 (Financial Statements) (File No. 1-08661); and

•	Unaudited Pro Forma Combined Financial Statements with respect to the Chubb Merger attached as Exhibit 99.1 to the registration statement of which this prospectus is a part.

You may upon written or oral request obtain a copy of these filings, other than exhibits unless that exhibit is specifically incorporated by reference into that filing, at no cost, by contacting ACE via mail, telephone, facsimile or email at:

Investor Relations

ACE Limited

Baerengasse 32

CH-8001 Zurich, Switzerland

Telephone: +1 (441) 299-9283

E-mail: investorrelations@acegroup.com

ACE INA

ACE INA is an insurance holding company and indirect wholly owned subsidiary of ACE Limited. The obligations of ACE INA under its debt securities will be fully and unconditionally guaranteed by ACE. See “Description of ACE INA Debt Securities and ACE Guarantee.” ACE INA has an exemption from the information reporting requirements under the Exchange Act. So long as any guaranteed debt securities of ACE INA are outstanding, ACE will include in the footnotes to its audited consolidated financial statements summarized consolidated financial information concerning ACE INA.

The ACE Trusts

There are no separate financial statements of the ACE Trusts in this prospectus. ACE does not believe the financial statements would be helpful to the holders of the preferred securities of the ACE Trusts because:

•	ACE, a reporting company under the Exchange Act, will directly or indirectly own all of the voting securities of each ACE Trust;

•

neither of the ACE Trusts has any independent operations or proposes to engage in any activity other than issuing securities representing undivided beneficial interests in the assets of the ACE Trust and investing the proceeds in subordinated debt securities issued by ACE INA and fully and unconditionally guaranteed by ACE; and

•

the obligations of each ACE Trust under the preferred securities will be fully and unconditionally guaranteed by ACE. See “Description of ACE INA Debt Securities and ACE Guarantee” and “Description of Preferred Securities Guarantees.”

Neither of the ACE Trusts is currently subject to the information reporting requirements of the Exchange Act. Each ACE Trust will be exempt from these requirements following the effectiveness of the registration statement that contains this prospectus.